                                     LEASE




                        WARLAND/CYPRESS BUSINESS CENTER
                        -------------------------------

                    A Project of WARLAND INVESTMENTS COMPANY





                          WARLAND INVESTMENTS COMPANY,
                        a California limited partnership

                                   Landlord,

                                      AND


                          UNIVERSAL ELECTRONICS INC.,
                             a Delaware Corporation

                                     Tenant

                                    LEASE



        THIS LEASE (this "Lease") is made by WARLAND INVESTMENTS COMPANY, a California limited partnership ("LANDLORD"), and the tenant ("TENANT") described in Item 1 of the Fundamental Lease Provisions.

                              LEASE OF PREMISES

        Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject to all of the terms and conditions set forth herein, the real property and all improvements including the building constructed thereon (the "Building"), all as described in Item 2(b) of the Fundamental Lease Provisions and cross-hatched on that certain plot plan ("Plot Plan") attached hereto as Exhibit "A" with the legal description set forth on attached Exhibit "B" (collectively, the "Premises").

        As conditions precedent for Landlord's benefit to a conveyance of a leasehold by this Lease, (i) Tenant must have the right to occupy the Premises as of midnight December 31, 1998, through that certain subleasehold of the Premises as conveyed by Ikon Office Solutions, Inc. ("Ikon") to Tenant under sublease dated January 10, 1997, attached hereto as Exhibit "I" (the "Ikon Sublease") or pursuant to a direct lease with Landlord as provided in the immediately following paragraph; and (ii) Tenant shall not be in default of the Ikon Sublease as of the Commencement Date (as defined below). In the event (x) the Ikon Sublease terminates at any time before December 31, 1998 through a breach or default by Tenant, or (y) the Ikon Sublease terminates at any time before December 31, 1998 through no fault of Tenant but a direct lease between Tenant and Landlord does not arise because of the failure of the condition set forth in clause (z) following, or (z) Tenant shall be in default of the Ikon Sublease, then this Lease shall thereupon be automatically canceled without further documentation or consideration; provided, however, Tenant shall deliver to Landlord upon Landlord's request a duly executed quitclaim deed in a recordable form conveying any interest of Tenant in the Premises to Landlord.

        If for any reason (other than a default or breach by Tenant) the Ikon Sublease terminates prior to the Commencement Date, (A) the Commencement Date shall be accelerated to the date of the termination of the Ikon Sublease, (B) the time period calculated from the date of such termination through the Commencement Date shall be added to the end of the Initial Term under this Lease (such that the first rental adjustment under Paragraph 5 of the Fundamental Lease Provisions, below continues to occur on the first day of the 25th month of the Initial Term), and (C) Tenant shall lease the Premises from Landlord upon and subject to all the terms and conditions of this Lease. The foregoing acceleration and the continuing effectiveness of this Lease as a direct lease between Tenant and Landlord shall continue to be subject to the conditions for Landlord's benefit set forth in clauses (x), (y) and (z) of the immediately preceding paragraph.

        The Premises are a part of the Warland/Cypress Business Center (the "Business Center").
                       FUNDAMENTAL LEASE PROVISIONS

        1.      Tenant: UNIVERSAL ELECTRONICS INC., a Delaware corporation

        2.      Premises:
                (a)     Premises Address:         6101 Gateway Drive
                                                  Cypress, California 90630
                (b)     Land Area: 2.45 acres
                (c)     Square Feet in Building:  30,768 square feet
                (d)     Premises Parking Spaces:  120 passenger automobile
                                                  spaces

        3.      Term: Forty-Eight (48) months (See Section 1)

        4.      Option to Renew: One Five-Year Option (See Section 13.1)



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

        5.      INITIAL BASIC MONTHLY RENT: $19,845.36

                FIRST MONTH'S RENT (payable upon execution): $19,845.36

                RENTAL ADJUSTMENT SCHEDULE:

                Months 1 through 24:   $19,845.36
                Months 25 through 48:  $21,432.99

        6.      SECURITY DEPOSIT (payable upon execution): $19,845.36

        7. PERMITTED USE: General and administrative offices, warehousing and distribution of computer chips and remote controls, engineering and sales for related hardware and software products. (See Section 4.1)

        8.      COMMENCEMENT DATE: January 1, 1999

        9.      BROKER(S) FOR LANDLORD:

                CB Commercial Real Estate Group, Inc.
                2400 East Katella Avenue, 7th Floor
                Anaheim, CA 92806-5938

                BROKER(S) FOR TENANT:

                Grubb & Ellis Company
                500 N. State College Blvd., Suite 100
                Orange, CA 92868

       10.      ADDRESSES FOR NOTICE:

                LANDLORD:
                WARLAND INVESTMENTS COMPANY
                1299 Ocean Avenue, Suite 300
                Santa Monica, California 90401
                Attn:   Co-Managing Director

                TENANT:
                UNIVERSAL ELECTRONICS INC.
                1864 Enterprise Parkway, West
                Twinsburg, OH 44087; and
                Attn:   Vice President & General Counsel

                The Premises herein.

       11.      CONTENTS OF LEASE: Pages 1-27
                Standard Lease Provisions (Sections 1 through 13)
                Exhibits       "A"     Plot Plan of the Premises
                               "B"     Legal Description of the Premises
                               "C"     Tenant's Certificate
                               "D"     Sign Criteria
                               "E"     Landscape Maintenance Specifications
                               "F"     Architect's Certificate
                               "G"     Subordination, Non-Disturbance Agreement
                               "H"     Estoppel Certificate
                               "I"     Ikon Sublease

       12.      REFERENCE DATE OF THIS LEASE: November 1, 1997

        References in the Fundamental Lease Provisions to Sections in this Lease are for convenience only and designate some of the Sections of the Standard Lease Provisions in which references to particular Fundamental Lease Provisiohs appear. Each reference in this Lease to


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
any of the Fundamental Lease Provisions shall be construed to incorporate all the terms provided under each such Fundamental Lease Provision. In the event of any conflict between any Fundamental Lease Provision and the balance of the Lease, the latter shall control.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease, consisting of the foregoing provisions and Sections 1 through 13 of the Standard Lease Provisions which follow, together with the Exhibits described in Item 11 of the Fundamental Lease Provisions, all of which is incorporated herein by this reference.


                                   WARLAND INVESTMENTS COMPANY,
                                   a California limited partnership


                                   By: /s/ Carl W. Robertson
                                      ------------------------------------------
                                         Name: Carl W. Robertson
                                              ----------------------------------
                                         Title:  Co-Managing Director


                                   By: /s/ Louis Warschaw
                                      ------------------------------------------
                                          Name: Louis Warschaw
                                               ---------------------------------
                                          Title:  Co-Managing Director


                                               "LANDLORD"


                                   UNIVERSAL ELECTRONICS INC.,
                                   a Delaware corporation


                                   By: /s/ Paul Arling
                                      ------------------------------------------
                                          Name:   Paul Arling,
                                          Title:  Chief Financial Officer


                                                  "TENANT"


                                      -3-
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                              TABLE OF CONTENTS

                                                                        Page
                                                                        ----

1   Term .............................................................    1
    1.1 Term .........................................................    1
    1.2 Commencement Date ............................................    1
    1.3 Tenant's Certificate and Certificate of Occupancy ............    1
    1.4 Lease Year ...................................................    1

2   Rent                                                                  1
    2.1 Rent .........................................................    1
    2.2 Additional Rent ..............................................    1
    2.3 Security Deposit .............................................    1

3   Taxes and Utilities ..............................................    2
    3.1 Real Property Taxes ..........................................    2
        3.1.1 Real Estate Taxes Defined ..............................    2
        3.1.2 Payment ................................................    2
        3.1.3 Separate Assessment ....................................    2
    3.2 Personal Property Taxes ......................................    2
    3.3 Utility Charges ..............................................    3
    3.4 Right to Contest Real Property Taxes .........................    3

4.  Operation ........................................................    3
    4.1 Use ..........................................................    3
    4.2 General ......................................................    3
    4.3 Signs ........................................................    4
    4.4 Parking ......................................................    4
    4.5 Hazardous Materials ..........................................    4

5.  Maintenance, Repairs, and Alterations ............................    6
    5.1 Tenant Maintenance, Repair and Restoration Obligations .......    6
    5.2 Landlord Maintenance and Repair ..............................    6
    5.3 Alterations and Additions ....................................    7
    5.4 Mechanics' and Other Liens ...................................    8
    5.5 Failure ......................................................    8
    5.6 Title ........................................................    8
    5.7 Surrender ....................................................    8

6.  Insurance and Liability ..........................................    8
    6.1 Insurance ....................................................    8
        6.1.1 Liability Insurance ....................................    8
        6.1.2 All Risk Insurance .....................................    9
        6 1.3 Business Interruption Insurance ........................    9
        6.1.4 Plate Glass Insurance ..................................    9
        6.1.5 Workers' Compensation Insurance ........................    9
    6.2 Insurer and Policy Form ......................................    9
    6.3 Waiver of Subrogation ........................................    9
    6.4 Indemnification ..............................................   10
    6.5 Failure to Obtain Insurance ..................................   10
    6.6 Landlord's Insurance .........................................   10

7.  Damage or Destruction .............................................   10
    7.1 Determination of Extent of Damage ............................   10
    7.2 Rights to Terminate Following Major Damage or Damage Near End
        of Term ......................................................   10
    7.3 Restoration of Damage ........................................   11
        7.3.1 Insured Losses .........................................   11
        7.3.2 Uninsured Losses .......................................   11

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
                                                                                Page
                                                                                ----

       7.4 Outside Date for Completion ...................................        11
       7.5 Termination ...................................................        11
       7.6 Abatement of Rent .............................................        12
       7.7 Waivers .......................................................        12
       7.8 Insurance Deficiency ..........................................        12
       7.9 Delays ........................................................        12

8.     Condemnation ......................................................        12
       8.1      Definitions ..............................................        12
                8.1.1 Condemnation .......................................        12
                8.1.2 Total Condemnation .................................        13
                8.1.3 Partial Condemnation ...............................        13
                8.1.4 Condemnation Date ..................................        13
                8.1.5 Award ..............................................        13
       8.2      Total Condemnation .......................................        13
       8.3      Partial Condemnation .....................................        13
                8.3.1 Termination ........................................        13
                8.3.2 Abatement of Rent ..................................        13
                8.3.3 Restoration ........................................        13
       8.4      Allocation of Award ......................................        13
       8.5      Waiver of Code of Civil Procedure Section ................        14

9.     Assignment and Subletting .........................................        14
       9.1      Assignment and Subletting ................................        14
       9.2      Notice ...................................................        14
       9.3      Standards for Consent ....................................        14
       9.4      Consent .................................................         15
       9.5      Additional Transactions ..................................        15
       9.6      Limitation ...............................................        16
       9.7      Assignment and Subletting Profit Recapture ...............        16
       9.8      Permitted Transfers ......................................        16

10.    Protection of Lenders ..............................................        17
       10.1      Subordination ............................................        17
       10.2      Attornment ...............................................        17
       10.3      Signing of Documents .....................................        17

11.    Default and Remedies ...............................................        17
       11.1      Default ..................................................        17
                 11.1.1 Failure to Pay Rent ...............................        17
                 11.1.2 Abandonment .......................................        17
                 11.1.3 Bankruptcy ........................................        17
                 11.1.4 Default of Guarantor ..............................        18
                 11.1.5 Specific Tenant Obligations .......................        18
                 11.1.6 Other .............................................        18
       11.2      Remedies .................................................        18
                 11.2.1 Termination .......................................        18
                 11.2.2 Continuation ......................................        18
                 11.2.3 Additional Rights .................................        19
       11.3      Late Charge and Interest .................................        19
                 11.3.1 Late Charge .......................................        19
                 11.3.2 Interest ..........................................        19
       11.4      Waiver of Right of Redemption ............................        19

12.    Miscellaneous ......................................................        19
       12.1      Default by Landlord ......................................        19
                 12.1.1  Default ..........................................        19
                 12.1.2 Remedies of Tenant ................................        19
                 12.1.3 Right to Make Repairs .............................        20
       12.2      Estoppel Certificates ....................................        20


                                      -ii-

                                                                                                                   Page
                                                                                                                   ----
   12.3   Holding Over ...........................................................................................   20
   12.4   Quiet Enjoyment ........................................................................................   21
   12.5   Sale of the Premises ...................................................................................   21
   12.6   No Recording ...........................................................................................   21
   12.7   Financial Statements ...................................................................................   21
   12.8   Access by Landlord .....................................................................................   21
   12.9   Notices ................................................................................................   21
   12.10  Time ...................................................................................................   22
   12.11  Entire Agreement .......................................................................................   22
   12.12  Further Assurances .....................................................................................   22
   12.13  Financing ..............................................................................................   22
   12.14  Applicable Law and Severability ........................................................................   22
   12.15  Controversy ............................................................................................   22
   12.16  Headings and Gender ....................................................................................   22
   12.17  Successors .............................................................................................   22
   12.18  Tenant as Corporation or Partnership ...................................................................   22
   12.19  No offer ...............................................................................................   23
   12.20  Non-Liability of Landlord ..............................................................................   23
   12.21  Waiver of Trial by Jury and Filing of Lis Pendens ......................................................   23
   12.22  Brokers ................................................................................................   23
   12.23  Force Majeure ..........................................................................................   23
13 Addendum ......................................................................................................   24
   13.1   Option to Renew ........................................................................................   24
          13.1.1 Calculation of Rent During Option Period ........................................................   24
          13.1.2 Adjustment to Rental Rate During Option Period ..................................................   25
          13.1.3 Non-Assignable ..................................................................................   25


EXHIBIT "A"     Plot Plan
EXHIBIT "B      Legal Description of the Property
EXHIBIT "C"     Tenant's Certificate
EXHIBIT "D"     Sign Criteria
EXHIBIT "E"     Landscape Maintenance Specifications
EXHIBIT "F"     Architect's Certificate
EXHIBIT "G"     Subordination, Nondisturbance, & Attornment Agreement
EXHIBIT "H"     Estoppel Certificate
EXHIBIT "I"     Ikon Sublease

                           STANDARD LEASE PROVISIONS


1.      TERM.

        1.1 TERM. The term of this Lease ("Term") shall be as specified in Item 3 of the Fundamental Lease Provisions, commencing as of the Commencement Date defined in Section 1.2 and, unless sooner terminated in accordance with the provisions hereof, and expiring by its terms as set forth in Section 3 of the Fundamental Lease Provisions. The term "Term" unless otherwise indicated shall mean the initial Lease term (the "Initial Term") and any extensions thereof.

        1.2 COMMENCEMENT DATE. Subject to the conditions precedent set forth on page 2 of the Lease, the Commencement Date shall be January 1, 1999. Tenant acknowledges that it has inspected the Premises and shall accept them in their "as-is" condition as of the Term Commencement Date, without any representations or warranties express or implied.

        1.3 TENANT'S CERTIFICATE AND CERTIFICATE OF OCCUPANCY. Tenant shall execute and deliver to Landlord within 10 days after the Commencement Date a certificate substantially in the form of Exhibit "C" (the "Tenant's Certificate"). The failure of Tenant to execute and deliver the Tenant's Certificate shall constitute an acknowledgment by Tenant that the statements included in Exhibit "C" are true and correct, without exception.

        1.4 LEASE YEAR. A Lease Year shall consist of a period of 12 consecutive full calendar months. The first Lease Year shall begin on the Commencement Date or, if the Commencement Date does not occur on the first day of a calendar month, on the first day of the calendar month next following the Commencement Date. Each succeeding Lease Year shall commence upon the anniversary date of the first Lease Year.

2.      RENT.

        2.1 RENT. Tenant shall pay to Landlord as rent for each month of each Lease Year during the Term, when due and without offset or deduction, the Basic Monthly Rent described in Item 5 of the Fundamental Lease Provisions.

        Each installment of Basic Monthly Rent shall be paid in lawful tender in advance to Landlord at the address specified in Item 10 of the Fundamental Lease Provisions or to such other address as Landlord shall designate in writing to Tenant on or before the first day of the calendar month for which Rent is due. If the Commencement Date is on a day other than the first day of a calendar month, then the Rent for that partial month shall be prorated on the basis of a 30-day month and shall be payable in advance on or before the Commencement Date.

        2.2 ADDITIONAL RENT. Tenant shall also pay as additional rent ("Additional Rent") all other payments, if any, to be made by Tenant pursuant to the provisions of this Lease, payable when due. Additional Rent and Basic Monthly Rent are sometimes collectively referred to herein as "Rent."

        2.3 SECURITY DEPOSIT. Tenant agrees to deposit with Landlord simultaneously with the execution of this Lease a security deposit (the "Security Deposit") securing Tenant's faithful performance of all the terms, covenants and conditions hereunder in the amount set forth in Item 6 of the Fundamental Lease Provisions. In the event of any default ("Default") described in Section 11.1, Landlord may from time to time, without any obligation to do so, use, apply or retain all or any part of the Security Deposit for payment of any Rent or any other sum in Default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's Default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's Default. If any portion of the Security Deposit is so used or applied Tenant shall, within five days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount; Tenant's failure to do so shall be a Default under this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any remaining balance thereof, shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days following expiration of the Term. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer the Security Deposit to Landlord's successor in interest.

  3.      TAXES AND UTILITIES.

     3.1     REAL PROPERTY TAXES.

        3.1.1 REAL ESTATE TAXES DEFINED. "Real Property Taxes" means (i) any and all forms of tax, assessment, license fee, excise, bond, levy, charge or imposition (collectively referred to herein as "Taxes"), general, special, ordinary or extraordinary, imposed, levied or assessed against the Business Center, the Building, the Premises, and any interest of Landlord or any mortgagee thereof in the same, by any authority or entity having the direct or indirect power to tax, including without limitation, any city, county, state or federal government, or any fire, school, redevelopment, agricultural, sanitary, street, lighting, security, drainage or other authority, political subdivision or improvement district thereof, (ii) any Taxes in substitution, partially or totally, of any Taxes now or previously included within the definition of Real Property Taxes, including without limitation, those imposed, levied or assessed to increase tax increments to governmental agencies, or for services such as (but not limited to) fire protection, police protection, street, sidewalk and road maintenance, refuse removal or other governmental services previously provided without charge (or for a lesser charge) to property owners and/or occupants, (iii) any Taxes allocable to or measured by the area of the Building, the Premises, or any Rent payable hereunder, including without limitation, any gross income tax or excise tax on the receipt of such Rent or upon the possession, leasing, operation, maintenance, repair, use or occupancy by Tenant or Landlord of the Premises, (iv) any Taxes on the transfer or transaction directly or indirectly represented by this Lease, by any subleases or assignments hereunder, by any document to which Tenant is a party, creating or transferring (or reflecting the creation or transfer) of an interest or estate in the Premises, and (v) an increase in the tax increment or assessment upon the Business Center or the Premises as a result of any transaction creating or transferring any interest or estate in the Premises, the Business Center or Landlord, or (vi) any assessment, tax, fee, levy or charge any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Premises are a part. Real Property Taxes shall not include any general franchise, income, estate or inheritance tax imposed on Landlord, or taxes on Tenant's personal property (provided, however, Tenant shall be responsible for all payments of any personal property taxes as provided in Section 3.2, below).

        3.1.2 PAYMENT. Tenant shall pay all Real Property Taxes applicable to the Premises during the Term not less than 10 days prior to the delinquency date therefor and within five days thereafter shall provide Landlord with written evidence satisfactory to Landlord of payment of the same. In the event that any such Real Property Taxes are applicable to periods other than during the Term, the parties shall equitably prorate the amount payable by Tenant and shall provide for reimbursement to Landlord or Tenant, as required. Landlord shall be responsible for and shall pay the Real Property Taxes up to the Commencement Date. At Landlord's option, Landlord shall pay on behalf of Tenant the Real Property Taxes. Landlord shall invoice Tenant for the Real Property Taxes and Tenant shall remit same within five days for receipt of said invoice. Landlord shall forward Real Property Taxes statements to Tenant within a reasonable time period following receipt of same from the County Tax Collector.

        3.1.3 SEPARATE ASSESSMENT. Landlord shall use its best efforts to cause the Premises to be separately assessed from other real property owned by Landlord. In the event Landlord is unable to obtain a separate assessment of the Premises, the County Assessor's work sheets or other records, if available, shall be used by Landlord in reasonably determining that portion of the Real Property Taxes levied or assessed against the tax assessment parcel, of which the Premises are a part, properly allocable to the Premises. In the event such work sheets or other records are not available, Landlord shall reasonably and equitably allocate the Real Property Taxes levied or assessed against the tax assessment parcel of which the Premises are a part between the Premises and the remainder of such tax assessment parcel.

        3.2 PERSONAL PROPERTY TAXES. Tenant shall pay, or cause to be paid, not less than 10 days prior to delinquency any and all taxes, assessments, license fees and other charges levied or assessed during the Term upon all of Tenant's Alterations (as defined below), leasehold improvements, equipment, furniture, fixtures, and any other personal property located in, on or about the Premises. In the event of any or all of Tenant's Alterations, leasehold improvements, equipment, furniture, fixtures and other personal property shall be assessed and taxed with the Premises, Tenant shall pay to Landlord such taxes within 10 days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property.

        3.3 UTILITY CHARGES. Tenant shall be solely responsible for, and shall pay promptly the cost of, (including connection and other charges) all heat, water, gas, light, electrical, sewer, telephone and other services and utilities supplied to the Premises, together with any Taxes thereon. If any such services are not separately metered to the Premises, Tenant shall pay Tenant's share, as reasonably determined by Landlord, of all charges jointly metered within the Business Center. If as a result of the negligence or willful misconduct of Landlord, it agents, contractors or employees there is an interruption of HVAC, electricity or water to the Premises resulting in the interruption of Tenant's ordinary business use of the Premises for more than five (5) consecutive business days following written notice of such event to Landlord (the "Eligibility Period"), then, provided Tenant does not in fact use the Premises during such Eligibility Period as a direct result of such utilities interruption, Tenant's Monthly Basic Rent shall be abated after expiration of the Eligibility Period for such time and to such extent as Tenant is so prevented from using and does not use the Premises. The immediately preceding sentence shall not apply to damage or destruction to the Premise, which shall be controlled by Article 7, below.

        3.4 RIGHT TO CONTEST REAL PROPERTY TAXES. If Tenant reasonably believes that the amount of any Real Property Tax is improper for any reason, Tenant may notify Landlord in writing of Tenant's desire that such assessment be contested or challenged by Landlord and the reason for such opinion, in which event Landlord shall submit such request to Landlord's real property tax assessment counsel or consultant. If such counsel or consultant agrees that there is a reasonable likelihood of prevailing on such contest or challenge as presented by Tenant and provided the position advocated by Tenant is not inconsistent with legal positions advocated or being advocated by Landlord for its surrounding properties, then Landlord shall initiate and prosecute such challenge, provided all costs for pursuing such contest shall be Additional Rent hereunder. Landlord shall have no obligation to prosecute such challenge beyond a decision by the Tax Assessment Appeals Board. As a condition to commencing such challenge or contest, Landlord may require that Tenant advance any estimated costs or fees for such challenge. Any Real Property Tax savings or rebate prorated for the Term until the date of payment shall inure to the benefit of Tenant and be paid to Tenant to the extent of any overpayment by Tenant.

4.      OPERATION.

        4.1 USE. Tenant shall use the Premises solely for the purpose set forth under Item 7 of the Fundamental Lease Provisions and shall not use or permit the Premises or any part thereof to be used for any other purpose or purposes whatsoever without Landlord's consent, which may be withheld in Landlord's sole and absolute discretion. Tenant shall keep the Premises and every part thereof, in a clean and wholesome condition, and shall comply with all health, safety and police regulations applicable thereto in all respects. Tenant agrees that all trash and rubbish of Tenant shall be deposited only in receptacles as provided by Landlord and that there shall be no other trash receptacles permitted to remain outside the Premises.

        4.2 GENERAL. Tenant, for itself, its sub-tenants, concessionaires and its and their employees, agents, customers, invitees and licensees, agrees (a) not to cause, permit or suffer any nuisance or waste to or of the Premises or to cause any disturbance of the quiet enjoyment of any other tenant in the Business Park, including, without limitation, (i) the use or permission of use of any medium, such as loudspeakers, sound amplifiers, exterior lighting or other devices, capable of being heard or seen outside the Premises, such as flashing lights, searchlights, loudspeakers, phonographs or radio broadcasts, or (ii) the affixing, posting or distribution in, on or about the Premises or the Business Center of any signs, handbills, circulars, advertisements or papers or other materials or matters, except upon the prior written consent of Landlord, (b) to comply at Tenant's cost with (i) any and all federal, state, county and municipal statutes, laws, ordinances, rules, regulations and orders (collectively, "Laws") at any time, now or in the future affecting the Premises, including, without limitation, any Laws requiring improvements to or alteration of the Premises, such as The Americans with Disabilities Act of

1991, Title 24 of the California Code of Regulations, and any amendments thereto, (ii) any and all existing covenants, conditions, restrictions or easements affecting the Premises or the Business Center and (iii) each and all of the provisions of this Lease, any policies of insurance at any time now or in the future in effect pursuant to this Lease and any deeds of trust at any time now or in the future affecting the Premises and (c) not to take or do, permit or suffer any action or thing which would in any way (A) increase or cause to be increased the rates of any policy of insurance at any time now or in the future in any way affecting the Premises, or (B) subject Landlord, its other tenants or subtenants, or their employees, agents, customers, invitees or licensees, to any liability for injury to any person or any property as a result thereof. To the extent compliance is required, Landlord shall provide Tenant with copies of the documentation described in clauses (ii) and (iii) of the immediately preceding sentence. Notwithstanding any circumstantial factors judicially developed as a means of allocating the obligation to make alterations to the Premises in order to comply with present or future laws, it is the intention of the parties that such obligations are those of the Tenant and are accordingly reflected in rental payments and other consideration under this Lease.

        4.3 SIGNS. Tenant shall be permitted to construct and maintain on or about the Premises one free-standing monument sign identifying Tenant. The type, design, color, location, site configurations and materials of such signage shall be (a) consistent with the sign criteria of the Warland/Cypress Business Center ("Sign Criteria") attached hereto as Exhibit "D", (b) consistent with applicable governmental statutes, laws, ordinances, rules, regulations and orders and shall have been approved by all governmental entities having jurisdiction with respect thereto, (c) approved by Landlord in advance in writing and (d) subject to the provisions of Section 5.3. Landlord hereby approves Tenant's existing monument sign.

        4.4 PARKING. Tenant shall limit its parking to the parking lot on the Premises. Tenant shall not permit any parking by its employees, agents, subtenants, customers, invitees, concessionaires or visitors on the streets surrounding the Premises in violation of any ordinances or postings by any public authorities having jurisdiction.

        4.5 HAZARDOUS MATERIALS. Landlord and Tenant agree as follows with respect to the existence or use of "Hazardous Material" (as defined below) on the Premises:

        4.5.1 Tenant shall (i) not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises or transported to or from the Premises by Tenant, its agents, employees, contractors or invitees (for purposes of this Section 4.5, "Tenant"), without the prior written consent of Landlord which Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord's reasonable satisfaction that such Hazardous Material is necessary for Tenant's business, and will be used, kept, stored and transported in a manner that complies with all Laws pertaining to any such Hazardous Material. If Tenant breaches the obligations stated in the preceding sentence, or if the presence, transportation or release of Hazardous Material on, to or from the Premises caused or permitted by or through Tenant (whether affirmatively or through Tenant's active or passive negligence) results in contamination or alleged contamination of the Premises or any surrounding property, or if contamination of the Premises or any surrounding property by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord, Landlord's constituent partners, managing director, agents, employees, successor and assigns (collectively, the "Indemnified Parties") harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, attorneys's fees, consultant fees and expert fees) which arise during or after the Term as a result of such contamination. This indemnification of the Indemnified Parties by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present or alleged to be present in the soil or ground water on or under the Premises. Without limiting the foregoing, if the presence or alleged presence, release or transportation of any Hazardous Material on the Premises caused or permitted by Tenant results in any contamination of the Premises or surrounding property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises or surrounding property to the condition existing prior to the introduction of any such Hazardous

Material to the Premises or surrounding Property; provided that (i) Landlord's approval of the proposed remedial actions shall first be obtained, which approval shall not be unreasonably withheld so long as the proposed remedial actions would not potentially have any adverse long-term or short-term effect on the Premises and (ii) such actions are calculated to cause the least amount of inconvenience to other Tenants. The provisions of this Section 4.5.1 shall survive the expiration or earlier termination of this Lease.

        4.5.2 Notwithstanding anything in this Lease to the contrary, it shall not be unreasonable for Landlord to withhold its consent to any proposed assignment, sublease or transfer of the Premises or this Lease if (i) the proposed transferee's anticipated use of the Premises involves the generation, storage, use, treatment, disposal or transportation of Hazardous Material in excess of Tenant's ordinary usage as of the Reference Date; (ii) the proposed transferee has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such transferee's actions or use of the property in question; or (iii) the proposed transferee is subject to any enforcement order issued by any governmental authority in connection with the use, disposal, transportation or storage of a Hazardous Material.

        4.5.3 As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances," "hazardous wastes", "hazardous materials," or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws, ordinances or regulations, including without limitation, petroleum-based products and materials, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, petroleum (or fractions thereof), PCB's and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health or safety of persons.

        4.5.4 Without limiting the foregoing provisions of Section 4.5, to prevent the generation, growth, or deposit of any mold, mildew, bacillus, virus, pollen or other micro-organism (collectively, "Biologicals") and the deposit, release or circulation of any indoor contaminants, including emissions from paint, carpet and drapery treatments, cleaning, maintenance and construction materials and supplies, pesticides, pressed wood products, insulation, and other materials and products (collectively with Biologicals, "Contaminants"), that could adversely affect the health, safety or welfare of any tenant, employee, or other occupant of the Building or their invitees (each, an "Occupant"), Tenant shall, at Tenant's sole cost and expense, at all times during the Term (i) maintain, operate and repair the HVAC system servicing the Premises in a manner consistent with preventing or minimizing the generation, growth, circulation, release or deposit of any Contaminants, (ii) maintain the humidity level and the air exchange rate within the Premises at a level recommended to prevent or minimize the growth of any Biologicals and the circulation of any other Contaminants, and (iii) maintain, operate and repair the Premises in such a manner to prevent or minimize the accumulation of stagnant water and moisture in planters, kitchen appliances and vessels, carpeting, insulation, water coolers and any other locations where stagnant water and moisture could accumulate, and
(iv) otherwise maintain, operate and repair the Premises to prevent the generation, growth, deposit, release or circulation of any Contaminants. If any governmental entity or any Occupant alleges that health, safety or welfare has or could be adversely affected by any such Contaminants, Tenant shall notify Landlord in writing within twenty-four (24) hours of the time the allegation is made. Landlord may then elect to engage the services of an industrial hygiene testing laboratory (or alternatively or concurrently require Tenant to do the same) to determine whether the cause of any alleged adverse health effect is or could be attributable to any Contaminants present within the Premises. Tenant shall be responsible for all such testing costs and for any consequential damages and costs (including, without limitation, any third-party claims, loss of rental, remediation, removal and/or abatement costs, and increase in insurance premiums) resulting from Tenant's failure to comply in whole or in part with the terms of this Section 4.5.4.

5.      MAINTENANCE, REPAIRS, AND ALTERATIONS.

        5.1 TENANT MAINTENANCE, REPAIR AND RESTORATION OBLIGATIONS. Subject to the provisions of Sections 5.2, 7.3, 7.4, 7.5 and 8.3, Tenant shall, during the Term, at Tenant's sole cost and expense, keep the Premises and every part thereof in good, clean, safe, attractive and lawful order, condition and repair. The portions of the Premises subject to such maintenance and repair obligations shall include, but shall not be limited to, all equipment or facilities serving the Premises, such as water and plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, including all underground water, sewer, electrical and gas conduits, lines and pipes, boilers, fired or unfired pressure vessels, fire sprinkler and/or stand pipe and hose or other automatic fire extinguishing system, including fire alarm and/or smoke detection systems and equipment or other life-safety systems, fire hydrants, fixtures, non-bearing walls, ceiling and roof membrane (which consists of everything above the roof decking, including, without limitation, plys plus cap sheets), roof drains with grates, skylights, roof equipment screens, pitch pockets, any curbs for HVAC or other roof equipment and metal flashings), floor slab (which shall include the periodic patching or section replacement of the floor slab to repair cracking or spalling), windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, signs, sidewalks and parkways located in, on, about, or adjacent to the Premises.

        In the performance of its landscape maintenance obligations, Tenant shall follow the Landscape Maintenance Specifications of the Warland/Cypress Business Center attached hereto as Exhibit "E". Furthermore, Tenant shall, at Tenant's cost, contract with R&D Landscaping & Irrigation for the on-going maintenance of the landscaping, or with such other reputable landscaping maintenance firm as shall be approved by Landlord. Tenant shall, at Tenant's cost, obtain service contracts for repairs and maintenance of the HVAC system and the roof membrane from reputable service providers approved in advance by Landlord, with a copy of each service contract to be furnished to Landlord within 30 days of execution of this Lease. Landlord shall not unreasonably withhold its approval of any maintenance contracts or licensed contractors selected by Tenant with respect to Tenant's maintenance and repair obligations.

        In addition to the landscape maintenance contract specified above, Tenant shall, at Tenant's sole cost, procure and maintain contracts, with copies to Landlord, in customary form and substance for, and with contractors specializing and experienced in, the inspection, maintenance and service of the following equipment and improvements to the extent located on the Premises: (i) heating, ventilation and air conditioning equipment, (ii) boiler, fired or unfired pressure vessels, (iii) fire sprinkler and/or standpipe and hose or other automatic fire extinguishing systems, including fire alarm and/or smoke detection systems, (v) roof covering and drain maintenance and (vi) asphalt and parking lot maintenance. A copy of each of the foregoing contracts shall also be forwarded to Landlord within thirty (30) days of the execution of this Lease.

        Landlord may require Tenant to repaint the exterior of the Building, at Tenant's sole cost, as reasonably required, but not more frequently than once every five (5) years. Such repainting shall be accomplished using paint of similar quality used in the original painting of the Building.

        Tenant expressly waives the benefits of any statute at any time now or in the future in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition or repair, including, without limitation, California Civil Code Sections 1940, 1941 and 1942.

        5.2 LANDLORD MAINTENANCE AND REPAIR. Except as specifically provided in this Section 5.2 or in Sections 7.3 and 8.3.3, Landlord shall have no obligation to maintain or repair the Premises. Landlord shall be responsible only for the Structural Components of the Building, except to the extent repairs to such Structural Components are necessitated by the acts or omissions of Tenant, its agents, employees, representatives, licensees, business invitees, subtenants or anyone else on the Premises (other than Landlord, its agents, employees or representatives) at any time (in which case Tenant shall perform such repairs at Tenant's cost in accordance with Section 5.1, above). The "Structural Components" shall mean Building foundation (excluding the floor slab, which shall be the responsibility of Lessee pursuant to Section 5.1, above), footings, exterior bearing walls, the roof structure (which consists only of the steel trusses, purlins, subpurlins and either plywood or OSB sheathing roof decking). All costs incurred by Landlord, including capital expenditures, shall be charged to Tenant as Additional Rent and shall be due and payable within ten
(10) days after demand; provided, however, all capital expenditures shall be amortized over the useful life of the capital improvement in accordance with generally accepted accounting principles consistently applied not to exceed ten
(10) years at an interest rate equal to the maximum rate permitted to be charged by a non-usurious exempt lender. Except as provided in Sections 7 and 8, there shall be no abatement of Rent and in no case shall there be any liability of Landlord to Tenant or any other individual or entity by reason of any injury or damage (unless such injury is directly caused by Landlord's gross negligence or willful misconduct) arising from the making of any repairs, alterations or improvements in or to any portion of the Business Center, the Building or to the Premises.

       5.3 ALTERATIONS AND ADDITIONS. Tenant shall not, without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion, make any structural or exterior alterations, additions, improvements or utility installations ("Structural Alterations") in, on or about the Premises. Any request for additions, alterations, or improvements to the Premises which are not Structural Alterations ("Non-Structural Alterations") shall not be unreasonably withheld or delayed, (Structural Alterations and Non-Structural Alterations are collectively referred to herein as "Alterations"). Landlord hereby consents to all Nonstructural Alterations during the Term, the cost of which does not exceed Fifty Thousand and 00/100 Dollars ($50,000.00) in the aggregate in any one Lease Year, provided Landlord receives at least ten (10) business days' prior written notice of such Non-Structural Alterations together with reasonably detailed documentation showing that such Alterations are Non-Structural Alterations. However, any Alterations to be made by Tenant before the commencement of the Initial Term shall be submitted to Landlord for prior approval. As a condition to its consent, Landlord may require Alterations to be made under the supervision of a competent architect or structural engineer in accordance with plans and specifications approved in advance by Landlord. In determining whether to grant or deny such consent, Landlord may also consider the aesthetics of any proposed Alterations and whether such Alterations would enhance the physical appearance and value of the Premises. At the time Tenant requests consent to any Alterations, Tenant may request of Landlord that Landlord inform Tenant at the time of granting such consent, if consent is to be granted, whether or not Landlord will require removal of the proposed Alteration upon the expiration or earlier termination of this Lease (a "Removal Determination"). If Landlord fails to respond to a request for a Removal Determination within fifteen (15) business days after such request, Landlord shall be deemed to have determined that Landlord will withhold its decision regarding such removal until surrender of the Premises. Upon completion of any Alterations, Tenant agrees to (i) cause a Notice of Completion to be recorded in the Office of the County Recorder in the County of Orange in accordance with Section 3093 of the California Civil Code, and (ii) cause Tenant's architect to complete and sign the Architect's Certificate in the form attached hereto as Exhibit "F". All such Alterations shall be done in a good, workmanlike manner, shall be diligently prosecuted to completion and shall be performed and done strictly in accordance with all applicable governmental statutes, laws, rules, regulations, ordinances and orders now in effect or hereinafter enacted, including, without limitation, the State of California Title 24 Energy Regulations, The Americans with Disabilities Act of 1990, and any amendments thereto. In any event, Tenant shall give Landlord not less than 30 days' written notice prior to the commencement of any Alterations and Landlord shall have the right to post notices of nonresponsibility on or about the Premises.

        Notwithstanding the foregoing but subject to the last three sentences of the immediately preceding paragraph, Tenant shall have the right, at Tenant's sole cost, expense and liability, to expand the mezzanine of the Building in accordance with preliminary plans prepared by Howard F. Thompson & Associates dated October 7, 1997, Sheet Nos. A-1.1 and A-2.1 (the "Mezzanine Preliminary Plans"), provided: (i) Tenant shall prepare and submit to Landlord for approval, which approval shall not be unreasonably withheld, final working drawings (including structural engineering drawings and specifications) based on the Mezzanine Preliminary Plans (the "Mezzanine Working Drawings"), (ii) Landlord shall have approved the Mezzanine Working Drawings, and (iii) construction of the expanded mezzanine shall be in accordance with the approved Mezzanine Working Drawings and, if elected by Landlord, under supervision of an architect or other construction supervisor selected by Landlord (provided that any such supervision shall be solely for Landlord's benefit and shall not be relied upon by Tenant).

        5.4 MECHANICS' AND OTHER LIENS. Tenant agrees (a) that it will promptly pay for all costs of Alterations or other work done or permitted by it or caused to be done by it on or about the Premises, (b) that it will keep the Premises free and clear of any liens arising out of any such Alterations or otherwise,
(c) that should any such lien be made or filed against the Premises on account of such Alterations, or other work done, permitted, or caused to be done, by Tenant, Tenant shall, at its sole cost and expense, obtain a release bond in the statutory amount, and issued by a surety approved by Landlord, within ten (10) days after written request to do so from Landlord. Tenant's failure to obtain and file such a release bond within this 10-day period shall entitle (but not obligate) Landlord, without waiving any other remedies of Landlord under this Lease, to obtain such a release bond, and the reasonable costs so incurred by Landlord shall be paid by Tenant as Additional Rent.

        5.5 FAILURE. Without waiving any of Landlord's remedies under Section 11.2, if Tenant fails, refuses or neglects to commence and complete repairs promptly and adequately, as required under Section 5.1 or complete any Alterations as required by Section 5.3, to remove any liens, pay any costs, expenses, reimburse Landlord or to otherwise perform any act or fulfill any obligation required of Tenant pursuant to Section 5.1, 5.3 or 5.4, Landlord may, at its option, make or complete any such repairs or Alterations, remove such lien, pay such costs, or perform such acts, or the like, with prior notice to do so but at the sole cost and expense of Tenant. Tenant agrees to reimburse Landlord for all costs and expenses of Landlord thereby reasonably incurred within ten (10) days after receipt by Tenant from Landlord of a statement setting forth an amount of such costs and expenses. The failure by Tenant to so make repairs, to remove any lien, to pay any such costs or expense or to so reimburse Landlord (in the case of reimbursement within such ten (10) day period), shall constitute a default by Tenant under this Lease and shall carry with it the same consequences as the failure to pay any installment of Rent. Landlord's rights and remedies, pursuant to this Section 7.5, shall be in addition to any and all other rights and remedies provided under this Lease or by law.

        5.6 TITLE. Subject to Section 5.7, all right, title and interest in and to the Premises and any Alterations thereto including, without limitation, all improvements constructed pursuant to the Work Letter Agreement, shall be held by and retained by Landlord and shall be free and clear of any claim or interest of Tenant upon expiration or sooner termination of this Lease.

        5.7 SURRENDER. Upon expiration or any sooner termination of this Lease, Tenant shall, at its sole cost and expense, subject to reasonable wear and tear not resulting from the failure of Tenant to perform its obligations under this Lease, promptly (i) at Landlord's written election, undo and remove all trade fixtures, personal property, installations, Alterations, signs and leasehold improvements made by, on behalf of, or otherwise within the possession of, Tenant, its subtenants, assigns, or their employees or agents, on or about the Premises requested to be removed and undone by Landlord, (ii) restore, at Landlord's written election, the floor, slab, ceiling and walls of the Premises to their condition immediately preceding the Commencement Date, and (iii) surrender up and deliver possession of the Premises to Landlord, broom clean and in the same condition, order and repair existing immediately preceding the Commencement Date. Notwithstanding the foregoing: (i) Landlord shall not have the right to require Tenant to remove (A) any improvements existing in the Premises as of the Reference Date or (B) any Alterations for which Landlord informs Tenant, pursuant to a request for a Removal Determination, that Landlord will not require Tenant to remove such proposed Alterations on surrender of the Premises, and (ii) Tenant shall have the right to remove all phone systems, furniture, fixtures and other personal property owned by Tenant and not affixed to the Premises or which may be removed without any material damage to the Premises (such as floor coverings, draperies, and/or removable shelves), provided, however, Tenant shall, at is sole cost, repair any damage caused by such removal, ordinary wear and tear excepted.

6.  INSURANCE AND LIABILITY.

        6.1 INSURANCE. Tenant shall, at Tenant's expense, obtain and keep in full force during all portions of the Term and effective upon tender of possession of the Premises:

        6.1.1 LIABILITY INSURANCE. A policy of comprehensive public liability insurance insuring on an occurrence basis against any liability arising out of the ownership, use, occupancy or maintenance of the Premises, all areas appurtenant thereto, contractual indemnity insurance insuring Tenant's obligations under Sections 4.5.1 and 6.4, with an "Additional Insured-Manager of Lessors of Premises" endorsement and contain the "Amendment of Pollution Exclusion" for damage caused by heat, smoke, or fumes from hostile fire (collectively, "Liability Insurance"). Such Liability Insurance shall have limits of not less than $5,000,000 for combined single limit for injury, death of any one or more persons and property damage. The limits of the Liability Insurance shall never be decreased, but shall be increased in accordance with increases, if any, reasonably determined by Landlord to be necessary to maintain policy limits from time to time in amounts customary and usual for premises comparable to the Premises; such increases, if any, are to be made on a yearly basis on or about the anniversary of the Commencement Date;

        6.1.2 ALL RISK INSURANCE. A policy of All Risk Insurance ("All Risk Insurance") insuring the Premises, all improvements contained thereon, Alterations thereto and all other property located on the Premises against loss by all perils covered under All Risk Insurance including, without limitation, fire, malicious mischief, extended coverage, vandalism, flood, earthquake and special extended perils in an amount equal to their full new Replacement Cost (as defined below). The All Risk Insurance shall include coverage for any additional costs resulting from debris removal and coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged section of the Premises required to be demolished or removed by reason of the enforcement of any building, zoning safety or land use laws as a result of the covered loss. The policy shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and an inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers (Los Angeles-Long Beach Riverside). If such insurance has a deductible clause, the deductible amount shall not exceed $5,000.00 per occurrence (except for the deductible for earthquake insurance which shall be a maximum of ten percent (10%) of the Replacement Cost of the Premises, and Tenant shall be liable for such deductible amount in the event of an insured loss.

        6.1.3 BUSINESS INTERRUPTION INSURANCE. Tenant shall maintain loss of income and business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against under the policy of All Risk Insurance and in no event in an amount less than Rent and any Additional Rent payable under this Lease for a period of one (1) year ("Business Interruption Insurance").

        6.1.4 PLATE GLASS INSURANCE. A policy of full coverage plate glass insurance on the Premises (provided, however, Tenant may self-insure for this coverage); and

        6.1.5 WORKERS' Compensation Insurance. A policy of workers' compensation insurance insuring all of Tenant's employees working on or about the Premises with coverage limits not less than those required by applicable law.

        6.2 INSURER AND POLICY FORM. All insurance policies required to be obtained by Tenant pursuant to the provisions of this Section 6, (i) shall be carried only through responsible insurance companies rated A:12 or better in the most current "Best's Key Rating Guide", (ii) shall be primary and noncontributing with, and not in excess of, any insurance coverage which may be carried by Landlord, (iii) shall name Landlord, the primary lender having a secured lien against the Premises, and any other parties designated by Landlord as additional insureds, and (iv) shall contain language or bear endorsements that such policy or policies shall not lapse, be cancelable or be subject to reduction of coverage without giving Landlord 30 days' prior written notice thereof. Within 30 days after the initial purchase of said insurance policies, but not more than 25 days after the Commencement Date and within 30 days after every permitted material change therein, Tenant shall provide Landlord a copy of each such policy of insurance or a certificate of insurance certifying to the existence of such insurance in effect in a form consistent with the requirements of this Section 6.

        6.3 WAIVER OF SUBROGATION. Each policy of insurance obtained by either party pursuant to this Lease insuring against the perils required to be covered in the All Risk Insurance, whether or not such policy is required to be obtained hereunder, shall expressly waive all rights of subrogation against the other and their respective officers, directors, general partners, employees, agents and representatives. Landlord and Tenant waive any rights of recovery against the other for injury or loss due to hazards covered by policies of insurance containing such a waiver of subrogation clause of endorsement to the extent of the injury or loss covered thereby.

        6.4 INDEMNIFICATION. From and after the date of execution hereof by Landlord, Tenant shall indemnify, defend and hold the Indemnified Parties against and from all claims, demands, actions, causes of actions, damages, liabilities, obligations, costs and expenses, including, without limitation, attorneys' and consultants' (collectively, "Claims") fees arising from (i) the construction, repair, alteration, improvement, use, occupancy or enjoyment of the Premises by Tenant or any person thereon, including, without limitation, any labor dispute involving Tenant, (ii) any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease or
(iii) any negligent or wrongful act or omission of Tenant or Landlord, or any of their respective officers, agents, representatives, employees, guest or invitee of Tenant in or about the Premises. Tenant's indemnification obligations of Landlord as set forth in the immediately preceding sentence shall not, however, extend to Claims resulting from the willful misconduct or grossly and actively negligent acts or omissions of Landlord that are not risks required to be insured by Tenant pursuant to Section 6.1.

        6.5 FAILURE TO OBTAIN INSURANCE. If Tenant at any time during the Term fails in whole or in part to obtain the insurance coverage required to be obtained by Tenant under this Lease, Landlord shall have the right, but not the obligation and without waiving any other remedies Landlord may have under this Lease, to procure such insurance coverage not so procured by Tenant, and the costs so incurred by Landlord, together with interest at the maximum legal rate, shall be paid by Tenant as Additional Rent.

        6.6 LANDLORD'S INSURANCE. During the Term, Landlord shall have the right to procure, at Tenant's cost as Additional Rent, liability and/or casualty insurance, rental abatement insurance and/or such other insurance as may be reasonably required by Landlord or required by a secured lender, which shall be in addition to and not in lieu of the insurance required to be maintained by Lessee. Tenant shall not be named as an additional insured thereunder, and Tenant shall under no circumstances have any right to any such insurance proceeds.

     7. DAMAGE OR DESTRUCTION. If any portion of the Premises is rendered untenantable by damage or destruction from any cause (including any casualty to parking areas or driveways) or if such damage or destruction materially impairs Tenant's use of the Premises ("DAMAGE"), the following shall apply:

        7.1 DETERMINATION OF EXTENT OF DAMAGE. Landlord shall promptly (in any event, within thirty (30) days following the date Landlord receives actual notice from Tenant of the casualty (the "NOTICE DATE")) notify Tenant in writing as to how long, in Landlord's reasonable judgment, it will take to substantially restore the Damage following Landlord's receipt of insurance or other required proceeds. Landlord's failure to so notify Tenant within such 30-day period shall be deemed to be Landlord's determination that such restoration will take longer than twelve (12) months (as measured from the Notice Date).

        7.2 RIGHTS TO TERMINATE FOLLOWING MAJOR DAMAGE OR DAMAGE NEAR END OF TERM. In the event that Landlord determines or is deemed to have determined that
(a) such restoration will take longer than twelve (12) months (as measured from the Notice Date) or (b) the Damage is restorable within a shorter period but the remaining Term of this Lease following such restoration period is less than nine
(9) months, then either Landlord or Tenant may terminate this Lease by delivering written notice to Tenant within thirty (30) days following the Notice Date. In the event both parties elect to keep the Lease in effect, Landlord shall repair such Damage, subject to the remaining provisions of this Section 7. Tenant's failure to deliver to Landlord such written election within thirty (30) days after the Notice Date shall be deemed to be Tenant's determination to keep the Lease in effect. Any termination by Landlord in connection with a casualty near the end of the Term as set forth above shall not be effective in the event that (a) Tenant then has, or would with the passage of time have, the right to extend this Lease pursuant to an Option (as defined in Section 13.3, below) and
(b) Tenant notifies Landlord in writing, within ten (10) business days following Tenant's receipt of Landlord's termination notice that Tenant is exercising such Option, provided that the applicable Option Period (as also defined in Paragraph 13.1) shall not commence until the applicable commencement date set forth in
Section 13.1, below.

        7.3     RESTORATION OF DAMAGE.

        7.3.1 INSURED LOSSES. In the event that any Damage occurs which was caused by an event required to be covered by the insurance (irrespective of any deductible amounts or coverage limits involved) set forth in Paragraph 6.1.2. or 6.1.4, above (an "INSURED LOSS") and this Lease is not terminated pursuant to Paragraph 7.2, above, Landlord shall promptly commence and diligently proceed to restore the Damage (except to the extent that the Damage is to Tenant's trade fixtures, equipment or other personal property, which shall be restored by Tenant at Tenant's sole cost) as soon as reasonably possible after receipt of the insurance proceeds, any applicable deductible amount from Tenant or Tenant's insurance company, and any Insurance Deficiency (as defined in Paragraph 7.8 below), as applicable. Tenant shall promptly pay the Insurance Deficiency and all deductibles to the extent that such proceeds and deductibles relate to Damage which Landlord is obligated to restore hereunder.

        7.3.2 UNINSURED LOSSES. If, however, the Damage is not an Insured Loss and is above the amount of a De Minimis Uninsured Casualty (as defined below) and this Lease is not terminated pursuant to Paragraph 7.2, above, then, Landlord may, at Landlord's option, either: (i) repair such Damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the Notice Date to terminate this Lease as of the date of the Damage. In either case, Landlord shall make its election and notify Tenant thereof in writing within thirty (30) days after the Notice Date, and, in the event that Landlord elects to restore, then such notice shall contain a time estimate for completion of restoration. If Landlord's reasonable estimate of the time necessary to restore the Premises exceeds twelve (12) months from the Notice Date, then Tenant shall have the right to terminate this Lease upon delivery of written notice thereof to Landlord within fifteen (15) business days after Tenant's receipt of Landlord's notice. Tenant's failure to deliver such notice within said 15-day period shall be deemed acceptance of Landlord's election to restore. In the event Landlord elects instead to terminate this Lease, Tenant shall have the right within fifteen (15) business days after the receipt of such notice to give written notice to Landlord of Tenant's commitment to pay for the restoration of such Damage solely at Tenant's expense and without reimbursement from Landlord. Tenant shall provide Landlord with the required funds within thirty (30) days following Tenant's commitment. In such event this Lease shall continue in full force and effect, and Landlord shall proceed with the restoration as soon as reasonably possible after the required funds have been delivered to Landlord. If Tenant does not give such notice and provide the funds in the manner and within the times specified above, then this Lease shall terminate as of the date of the uninsured loss. Notwithstanding the foregoing, in the event Landlord's reasonable estimate for restoration of the uninsured loss is less than Three Hundred Thousand Dollars ($300,000.00), which amount shall be increased annually from the Commencement Date by the increase, if any, in the Consumer Price Index (a "DE MINIMIS UNINSURED CASUALTY"), this Lease shall remain in effect, the parties shall equally share the restoration costs, and Landlord shall restore such Damage as soon as reasonably possible after receipt of Tenant's share of the restoration costs.

        7.4 OUTSIDE DATE FOR COMPLETION. If Landlord is obligated to restore any Damage pursuant to this Paragraph 7 and such restoration is not substantially completed within twelve (12) months after the Notice Date or such additional restoration time as may be set forth in Landlord's notice (provided that such restoration period shall be extended by one (1) business day for each business day of delay in the substantial completion of the restoration that is caused by any Force Majeure Delay or Tenant Delay (as those terms are defined below)), Tenant shall have the right, at any time after expiration of such period, to deliver to Landlord written notice that Tenant intends to terminate this Lease if the repair or restoration is not substantially completed within thirty (30) days after written notice thereof to Landlord. If the restoration of the Damage is not substantially completed within such additional 30-day period (which additional period shall be extended by one (1) business day for each business day of delay in the substantial completion of the restoration that is caused by any Force Majeure Delay or Tenant Delay), this Lease shall terminate.

        7.5 TERMINATION. Upon any termination of this Lease under any of the provisions of this Section 7, the parties shall be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except for items which have previously accrued and are then unpaid.

        7.6 ABATEMENT OF RENT. In the event of repair, reconstruction or restoration by Landlord as provided in this Section 7, the Rent shall only be abated (i) to the extent Landlord receives Tenant's proceeds, if any, of Business Interruption Insurance and (ii) proportionately with the degree to which Tenant's use of the Premises is impaired during the period of such repair, reconstruction or restoration.

        7.7 WAIVERS. The provisions of Civil Code 1932, Subsection 2, and
Section 1933, Subsection 4, which permit termination of a lease upon destruction of the leased premises, are hereby waived by Tenant; and the provisions of this Lease shall govern in case of such destruction. Except as expressly herein provided, Tenant shall not be released from any of its obligations under this Lease, the Rent and other expenses payable by Tenant under this Lease shall not abate, and Landlord shall have no liability to Tenant for any damage or destruction to the Premises or any inconvenience or injury to Tenant by reason of any maintenance, repairs, alterations, decoration, additions or improvements to the Premises.

        7.8 INSURANCE DEFICIENCY. In the event of any damage to the Premises by any peril required to be insured by Tenant pursuant to Section 6.1, (i) Tenant shall bear the risk that the insurance coverage to be provided by Tenant under Sections 6.1.2 , 6.1.3 and 6.1.4 will be sufficient to cover the full Replacement Cost of the Premises by Landlord under Section 7.1 and any abatement of Basic Monthly Rent under Section 7.6 and (ii) Tenant shall be solely responsible for the payment of the cost of any deficiency thereof (the "Deficiency Payment"). Following adjustment of the loss, if Landlord determines there may be a deficiency in insurance proceeds, Landlord shall deliver written notice thereof to Tenant, together with an estimate of the deficiency. Promptly following receipt of such notice, Tenant shall promptly deposit in cash the amount of such deficiency with Landlord. Following completion of the restoration, if the Deficiency Payment was insufficient, Tenant shall pay the cost of the remaining deficiency; if the Deficiency Payment was excessive, Landlord shall return the excess to Tenant. Landlord shall not be required to commence the repair and restoration until it has received such Deficiency Payment, and Tenant shall bear all costs and liability resulting from any delay in the delivery of the Deficiency Payment. "Replacement Cost" shall mean the cost to repair or rebuild the Premises at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

        7.9 DELAYS. The time for Landlord to substantially complete repairs shall be extended by Force Majeure Delays and/or Tenant Delays that occur after the date of damage or destruction as those terms are defined below:

        "Force Majeure Delays" shall be any delays due to strikes, lockouts, or other labor disturbance, civil disturbance, riot, sabotage, blockage, embargo, inability to secure materials, supplies, or labor through ordinary sources by reason of regulation or order of any government or regulatory body, delays in the procurement of required governmental permits and/or licenses, delays caused by the insurance adjuster's determination of loss and issuance of insurance proceeds (which shall be a condition to commencing construction), lightning, rain, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion, or any other cause outside of Landlord's reasonable control, whether similar or dissimilar to the foregoing.

        "Tenant Delays" shall mean any delays caused in whole or in part by or through Tenant and/or Tenant's representatives or contractors, including, without limitation, Tenant's failure to promptly deliver to Landlord any Deficiency Payment, as set forth in Section 7.9, above, failure to cooperate with Landlord in the procurement of required licenses and permits, and/or failure to approve any plans and specifications to the extent Tenant's approval is required, commercially advisable, or desired by Landlord. Tenant shall pay all costs and expenses incurred by Landlord which result from Tenant Delays, including, without limitation, any costs of and expenses attributable to increases in the cost of labor or materials.

  8.      CONDEMNATION.

        8.1     DEFINITIONS.

        8.1.1 CONDEMNATION. "Condemnation" shall be defined as (i) the taking of all or any portion of the Premises through the exercise of any governmental power of condemnation or eminent domain, whether by legal proceedings or otherwise, by any public or quasi-public authority, private corporation, entity or individual having the power of condemnation or eminent domain ("Condemnor") or (ii) any voluntary sale or transfer by Landlord, either under the threat of condemnation or while condemnation proceedings are pending. In the event of the taking of any significant portion of the parking areas servicing the Building such that the remaining available parking is less than the parking required by the City of Cypress for Tenant's permitted use, then Tenant shall have the same rights with regard to such taking as with regard to the taking of any portion of the Building as set forth in this Section 8.

        8.1.2 TOTAL CONDEMNATION. "Total Condemnation" shall be defined as the Condemnation of the entire Premises.

        8.1.3 PARTIAL CONDEMNATION. "Partial Condemnation" shall be defined as any Condemnation that does not constitute a Total Condemnation.

        8.1.4 CONDEMNATION DATE. "Condemnation Date" shall be defined as the earlier of (i) the date of constructive or actual possession of that portion of the Premises subject to Condemnation is taken by the Condemnor or (ii) the date when title to that portion of the Premises subject to Condemnation vests in the Condemnor or its nominee.

        8.1.5 AWARD. "Award" for purposes of this Section 8 shall be defined as all compensation awarded, paid or received in connection with a Condemnation.

        8.2 TOTAL CONDEMNATION. In the event of a Total Condemnation, this
        Lease   shall terminate as of the Condemnation Date.

        8.3 PARTIAL CONDEMNATION.

        8.3.1 Termination. In the event of any Partial Condemnation of the Premises which substantially and materially impairs the use of the remainder of the Premises by Tenant, Tenant and Landlord shall each have the option to terminate this Lease, exercisable upon 60 days' prior written notice delivered to the other party at any time within 30 days after the Condemnation Date.

        8.3.2 ABATEMENT OF RENT. In the event of any Partial Condemnation, Rent payable as of the Condemnation Date, but during and only during the period of such Partial Condemnation, shall be abated by an amount equal to the then Rent multiplied by a fraction, the numerator of which is equal to the total square footage of rentable area of that portion of the Premises which is subject to Condemnation and the denominator of which is equal to the total ground floor square footage of the Premises.

        8.3.3 RESTORATION. In the event of any Partial Condemnation where this Lease is not terminated pursuant to Section 8.3.1, Landlord shall with reasonable promptness, restore the Premises to a single self-contained unit in a condition as near as reasonably possible to the condition of the Premises immediately preceding Condemnation; provided, however, Landlord's obligation to restore the Premises shall be limited to that portion of the Award received by Landlord attributable to severance damages. To the extent the Award is not sufficient to restore the Premises as set forth in the preceding sentence, any deficiency shall be contributed by Tenant, and Landlord's receipt of such funds shall be a condition precedent to Landlord's obligation to commence restoration.

        8.4 ALLOCATION OF AWARD. The entire Award made as a result of any Condemnation shall belong solely to, and shall be the sole property of, Landlord, whether such Award shall be as compensation for diminution in value of this Lease, for the value of any unexpired portion of the Term, or as compensation for the fee or for the Premises, and Tenant shall have no claim against either Landlord or the Condemnor with respect thereto. Notwithstanding the foregoing, Tenant shall be entitled to pursue an Award for moving or relocation expenses and for the unamortized value of any trade fixtures and moving expenses specifically allocated to Tenant. Tenant does hereby covenant and agree, upon the request of Landlord, to execute an assignment of any Award in substance consistent with the provisions of this Section 8.4.

        8.5 WAIVER OF CODE OF CIVIL PROCEDURE SECTION. Each Party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure and any amendments or successor statutes thereto.

9.      ASSIGNMENT AND SUBLETTING.

        9.1 ASSIGNMENT AND SUBLETTING. Tenant may not assign, transfer, hypothecate, encumber, by operation of law or otherwise, this Lease, or any of its interest herein or hereto, nor sublet the Premises, or any portion thereof, nor grant any license or right of use or occupancy with respect to the Premises (collectively, a "Transfer"), without the prior written consent of Landlord, which consent shall not be unreasonably withheld subject to the standards set forth in Sections 9.2 through 9.4, below (which standards the parties hereby agree are reasonable). Any attempt to do otherwise shall be absolutely and unconditionally null and void and of no force or effect whatsoever and, at Landlord's election, shall be a material default under this Lease. Tenant waives any right it may have to terminate this Lease pursuant to California Civil Code
Section 1995.310(b).

        9.2 NOTICE. If Tenant desires to undertake any proposed Transfer, at least sixty (60) days before the effective date of the proposed Transfer, Tenant shall provide Landlord with written notice of Tenant's intent to Transfer ("Tenant's Notice") which shall include (i) the name and identity of the proposed assignee or sublessee (either, a "Transferee"), (ii) the Transferee's certified financial statements for the immediately preceding three (3) fiscal years prepared in accordance with generally accepted accounting principles,
(iii) a certified statement of the business history and experience of the individuals and entities who are the owners of the equity interests in the proposed Transferee, (iv) all terms and conditions of the proposed Transfer, including a copy of the documentation to effect the proposed Transfer, (v) a bank reference, and (vi) if a guarantee is to be provided, the form of the guaranty which shall be in a form and substance satisfactory to Landlord's legal counsel, and certified financial statements of the proposed guarantors for the immediately preceding three (3) fiscal years prepared in accordance with generally accepted accounting principles.

        9.3 STANDARDS FOR CONSENT. Upon receiving Tenant's Notice with all information required pursuant to Section 9.2 above, Landlord shall provide or withhold its consent as follows:

            Landlord may refuse to consent on any commercially reasonable grounds, but shall only consent if the proposed Transfer meets all the following conditions:

            (A) The Transfer shall be on the same terms and conditions set forth in Tenant's Notice given to Landlord;

            (B) No Transfer shall be valid, and no Transferee shall take possession of any of the Premises until an original of the duly executed counterpart of the Transfer documentation (signed by authorized signatories of both Tenant and Transferee) has been delivered to Landlord;

            (C) No Transferee shall have the right to further assign or sublet except on the terms and conditions of this Section 9;

            (D) Any proposed subletting will not result in more than two subleases of portions of the Building being in effect at any one time during the Term;

            (E) No proposed Transferee shall be an existing tenant of the Business Center nor have been negotiating with Landlord in the last six (6) months for space in the Business Center;

            (F) No Transferee shall be a governmental entity;

            (G) The portion of the Building to be sublet or assigned shall be regular in shape with appropriate means of ingress and egress;

            (H) The proposed use of the Premises by the Transferee shall be permitted by the use provisions of this Lease.

            (I) No proposed Transfer would result in more people working at or visiting the Premises than permitted by ordinances (including the parking ordinances) of the City of Cypress;

            (J) The Transferee has the financial capability to fulfill the obligations imposed by the Transfer;

            (K) The proposed use of the Premises by the proposed Transferee does not violate an "exclusive" granted by Landlord to another tenant;

            (L) The Transferee is not a real estate developer or landlord and/or is not acting directly or indirectly on behalf of a real estate developer or a landlord;

            (M) The Transferee has a reputation in the community for financial reliability and the bank or other financial references support in full the financial statements delivered to Landlord on behalf of the Transferee;

            (N) The transferee demonstrates, in Landlord's business judgment, that it is able to perform the obligations on Transferee's part to be performed under the Lease; and

            (O) The Transferee shall not have been involved in any civil, criminal or administrative litigation or proceedings with its prior landlord or landlords or is otherwise involved in any civil, criminal or administrative litigation or proceedings which is unsatisfactory in the reasonable opinion of Landlord.

            Tenant acknowledges that the foregoing conditions to a requested Transfer are reasonable.

        9.4 CONSENT. Subject to the provisions of Section 9.5, Tenant may neither consummate, nor agree to consummate, any proposed transaction subject to the provisions of this Section 9 without the prior written consent of Landlord. In addition, in each such case (a) Tenant shall pay to Landlord all reasonable and verifiable expenses, including reasonable attorneys' fees, accountants' fees, incurred by Landlord, (b) Tenant and the Transferee shall, within 10 days after Landlord provides Tenant with written notice to do so, execute and deliver to Landlord such documents, and take such further action, as Landlord may deem necessary or advisable to effect or maintain such transaction or to protect Landlord's rights under this Lease, (c) the acceptance by Landlord of Rent from any person other than Tenant shall not be deemed a consent to any Transfer, (d) the consent to any Transfer shall not be deemed a consent to any other Transfer and (e) the consent to any Transfer shall not in any way whatsoever relieve Tenant of any of its primary obligations and liabilities under this Lease, whether arising before or after such consent.

        9.5 ADDITIONAL TRANSACTIONS. The occurrence of any of the following shall be deemed a Transfer under this Lease, and shall, at the election of Landlord, constitute a material default under this Lease:

            (a) The involvement of Tenant or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-outs or otherwise), which results or will result in a reduction of the Net Worth of Tenant (as hereinafter defined) by an amount equal or greater than twenty-five percent (25%) of the Net Worth of Tenant as of the Reference Date. Tenant hereby represents and warrants to Landlord that the Net Worth of Tenant as of the Reference Date is Forty-Five Million Dollars ($45,000,000). "Net Worth of Tenant" for purposes of this Lease shall be the unconsolidated, tangible net worth of Tenant (excluding any guarantors) established under generally accepted accounting principles consistently applied; and/or

            (b) Any of the following acts (collectively, "Acts of Insolvency"):
(i) if Tenant becomes a bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes proceeds under the Bankruptcy Act in which Tenant is a bankrupt; or, if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or such other person or entity becomes a bankrupt or insolvent, or makes an assignment for the benefit of creditors; or (ii) if a writ of attachment or execution is levied on this Lease; or (iii) if in any proceeding to which Tenant is party, a receiver is appointed with the authority to take possession of the Premises.

            The occurrence of any of the transactions or events in subparagraphs 9.5(a) and/or (b) above, shall give Landlord the right (but not the obligation) to require that the Security Deposit be increased to an amount equal to three
(3) times the then Base Monthly Rent.

        9.6 LIMITATION. If Landlord consents to the proposed Transfer, then Tenant may consummate the proposed Transfer, only at the price, and on the terms and conditions, and with the parties, specified in Tenant's Notice. If the proposed Transfer is not so consummated within sixty (60) days after delivery of Landlord's consent, it shall again be subject to all of the provisions of this
Section 9.

        9.7 ASSIGNMENT AND SUBLETTING PROFIT RECAPTURE. In the event that the Tenant receives any net profits by virtue of any Transfer permitted hereunder, whether in the form of rentals in excess of the Rent payable hereunder, periodic payments, "key" money, lump-sum payments, or otherwise, Tenant shall deliver to Landlord, as additional rent, an amount equal to fifty (50%) percent of the net profits actually received by Tenant from any Transferee. Such amount shall be due and payable within five (5) days after receipt by Tenant of the rent or subrental from any Transferee. Each Transferee shall be responsible for performance under this Section 9.7. "Net profits" for this purpose shall refer to all payments or other consideration received by Tenant in connection with the transaction, directly or indirectly, less reasonable amounts (collectively, "Deductions") for brokerage commissions incurred by Tenant with respect to such assignment or sublease and tenant improvement costs incurred by Tenant solely as an inducement to the Transferee to consummate the Transfer; provided, however, in the case where such net profits are received by Tenant in periodic payments, Deductions shall be evenly amortized over the period of such payments.

        9.8 PERMITTED TRANSFERS. Notwithstanding anything to the contrary in this Lease, Tenant may, without the prior written consent of Landlord, at any time assign this Lease or sublet the Premises to (a) any affiliate (as defined below), (b) any corporation resulting from a consolidation or merger of Tenant into or with any other entity where Tenant is not the surviving entity and where the surviving corporation assumes all obligations of Tenant under this Lease as a matter of law, or (c) to a corporation or other entity which has acquired substantially all of Tenant's physical assets. As used herein, an "affiliate" of Tenant shall be any person or entity which controls or is controlled by, or is under common control with, Tenant. With respect to any of the permitted Transfers under this Section 9.8, each of the following shall nevertheless apply as a condition precedent to the effectiveness of such Transfer:

            (1) There shall be no change in the use of the Premises;

            (2) Except as to a Transfer described in clause (b), above, the Transferee shall execute and deliver to Landlord a written assumption of the obligations of Tenant pursuant to this Lease in form and substance reasonably satisfactory to Landlord;

            (3) Except as to a Transfer described in clause (a) above, the Transferee or survivor shall have a Net Worth immediately following the effectiveness of such Transfer equal to or greater than the Net Worth of Tenant as of the Reference Date; and

            (4) Except in the case of an event described in clause (b) above, Tenant shall not be released from any of its obligations pursuant to this Lease.

            To the extent permitted by Law, within thirty (30) days prior to the effective date of the Transfer, Tenant shall deliver to Landlord a written notice of the Transfer identifying the Transferee, the effective date of the Transfer, the facts which bring such Transfer within the scope of this Section and any changes in the address for notices and billings to the Tenant pursuant to this Lease.

  10.     PROTECTION OF LENDERS.

        10.1 SUBORDINATION. Provided Tenant receives a non-disturbance agreement in the form of attached Exhibit "G" or such other form required by an entity with the interest that is or is to be superior to this Lease, this Lease is and at all times shall be subordinate to any existing or future ground lease, deed of trust or mortgage, covenants, conditions and restrictions (which may now exist or hereafter be executed) encumbering the Property, to any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require (including, without limitation, a subordination, non-disturbance and attornment agreement in the form of attached Exhibit "G" or such other form required by the lender), provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material). Subject to the foregoing, Tenant's right to quiet possession of the Property during the term of the Leases shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage where the Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof. Under no circumstances shall any such lender be liable to Tenant (i) under any indemnification provisions set forth in this Lease, including any environmental indemnifications, or (ii) for any damages Tenant may suffer as a result of any representation or warranty set forth in this Lease, or any act or failure to act by any party other than such lender, and its agents, officers, and employees.

        10.2 ATTORNMENT. If Landlord's interest in the Property or any portion thereof is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under the Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate the Lease or surrender possession of the Property or any portion thereof upon the transfer of Landlord's interest.

        10.3 SIGNING OF DOCUMENTS. Tenant shall sign and deliver any further instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. Tenant's failure to sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination within such ten (10) day period shall constitute a material default under this Lease, and Landlord may, at Landlord's option (i) terminate the Lease upon written notice to Tenant, or (ii) bring any action for an order directing Tenant to comply with its obligations under this paragraph.

  11.     DEFAULT AND REMEDIES.

        11.1 DEFAULT. Tenant agrees that the occurrence of any of the following events shall constitute a material default ("Default") under this Lease by
Tenant:

        11.1.1 FAILURE TO PAY RENT. The failure of Tenant to pay in full when due any installment of Rent, or any other payment required to be made by Tenant hereunder, for three (3) business days after receipt by Tenant of written notice from Landlord of such failure; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq., of the California Code of Civil Procedure.

        11.1.2 ABANDONMENT. The abandonment of the Premises by Tenant. Notwithstanding the provisions of Civil Code section 1951.3, "abandonment" means any absence by Tenant from the Premises for ten (10) days or longer while in default of any provision of this Lease.

        11.1.3 BANKRUPTCY. An Act of Insolvency that is not discharged within thirty (30) days.

        11.1.4 DEFAULT OF GUARANTOR. If the performance of Tenant's obligations under this Lease is guaranteed: (i) the death of a guarantor, (ii) the termination of a guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a guarantor becoming insolvent or the subject of a bankruptcy filing, or (iv) a guarantor's refusal to honor the guaranty.

        11.1.5 SPECIFIC TENANT OBLIGATIONS. The failure by Tenant to provide Lessor with (i) an estoppel certificate per Section 12.2, (ii) the subordination or non-subordination of this Lease per Section 10.1 or the signing of related documents per Section 10.3, (iii) the delivery of any document requested under
Section 12.7, (iv) the execution or delivery of any documents requested under
Section 12.13, or (v) evidence of insurance as required under Sections 6.1 and 6.2, where any such failure under preceding clauses (i), (ii), (iii), (iv) or
(v) continues for a period of ten (10) business days following written notice by or on behalf of Landlord to Tenant.

        11.1.6 OTHER. The continued failure by Tenant in the performance of or compliance with any of the other covenants, terms or conditions of this Lease for 10 days after Landlord shall have given written notice of such failure to Tenant, provided, however, that if the nature of such Default is such that Tenant cannot reasonably cure such Default within said 10 day period, such failure shall not constitute a Default if Tenant shall, within such period of time, commence such performance and thereafter diligently and continuously pursue such performance or compliance to completion; and provided further, that any notice required hereunder shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161, as amended. Additionally, following any two consecutive late payments of Rent, Landlord shall have the option (i) to require that Basic Monthly Rent be paid quarterly rather than monthly, or (ii) to require that Tenant increase the Security Deposit by one-hundred percent (100%). Furthermore, if any payment due from Tenant is by a check which is returned unpaid from the bank or financial institution on which it is drawn, Landlord shall have the right at any time thereafter to insist that all further payments due from Tenant be made by certified or bank cashier's check.

11.2 REMEDIES. In the event of a Default, Landlord may, in addition to all remedies or means of redress to which it may be lawfully or equitably entitled, in its discretion, while such Default continues:

        11.2.1 TERMINATION. Terminate this Lease and any and all rights of Tenant hereunder, by any lawful means, in which event, Landlord, without the requirement of any further notice to Tenant, shall have the right immediately to enter the Premises and take full possession thereof, in which event Landlord shall also have the right to recover from Tenant (i) the worth at the time of award made on account of the Default resulting in such termination ("Award"), together with interest thereon at the maximum lawful interest rate per annum, of any unpaid portion of the Rent which had been earned by Landlord at the time of such termination, (ii) the worth at the time of Award, together with interest thereon at the maximum lawful interest rate per annum, of the amount by which any unpaid portion of the Rent which would have been earned after such termination until the time of Award exceeds the amount of loss of any unpaid portion of the Rent which Tenant proves could have reasonably been avoided,
(iii) the worth at the time of Award, discounted at the discount rate of the Federal Reserve Bank of San Francisco at the time of the Award plus one percent, of the amount by which any unpaid portion of the Rent for the balance of the Term exceeds the amount of loss of any unpaid portion of the Rent which Tenant proves could have reasonably been avoided, and (iv) any and all other amounts necessary to compensate Landlord for all detriment proximately caused by such Default or which in the ordinary course of business would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord in maintaining or preserving the Premises after such Default, preparing the Premises for reletting to a new tenant, accomplishing any repairs or alterations to the Premises for purposes of such reletting, rectifying any damage thereto occasioned by the act or omission of Tenant and any other costs necessary or appropriate to relet the Premises.

        11.2.2 CONTINUATION. Continue this Lease in full force and effect, but enforce any of its other rights and remedies hereunder, including, without limitation, the right to recover all of the Rent as it becomes due under this Lease, (as described in California Civil Code Section 1951.4), in which event the rights of Tenant to possession of the Premises under this Lease and the right of Tenant to accomplish a Transfer pursuant and subject to the provisions of Section 9 of this Lease shall continue, provided, however, that any acts of maintenance or preservation or efforts to relet the Premises by Landlord or the appointment of a receiver by Landlord to protect its right, title and interest in and to the Premises or any portion thereof or this Lease, shall neither constitute termination of this Lease nor interference with such rights of Tenant to possession, assignment and sublease.

        11.2.3 ADDITIONAL RIGHTS. Pursue all rights and remedies of Landlord, which shall in any event be cumulative and not alternative, and shall be in addition to any and all rights provided by law or equity, in connection with which Tenant does hereby agree that (i) the waiver of any Default by Landlord shall be effective only if in writing signed and dated by Landlord and shall not in any event be continuing in nature or otherwise a waiver of any subsequent Default, (ii) the acceptance of any unpaid but due portion of the Rent shall be in mitigation of Landlord's damages and shall not, unless in writing signed and dated by Landlord, (a) constitute a waiver of any Default, or any of the rights and remedies of Landlord hereunder, at law or at equity or (b) invalidate or compromise any notice of a Default provided before such acceptance, or any deadline specified in such notice, and (iii) Landlord, in its discretion, without prejudice to any other remedies Landlord may have, may, following the continued failure of Tenant to cure any Default after receipt of written notice thereof, elect to cure any Default, in which event Tenant shall, within 10 days after Landlord provides Tenant with written notice to do so, pay to Landlord as Additional Rent any and all costs and expenses incurred by Landlord in connection therewith.

      11.3    LATE CHARGE AND INTEREST.

        11.3.1 LATE CHARGE. Tenant acknowledges that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, any installment of Rent which is not received by Landlord within five (5) business days of the date when due, a late charge of six percent (6%) of such overdue installment or other payment shall be immediately and automatically payable by Tenant to Landlord, without the necessity of delivery of any notice.

        11.3.2 INTEREST. In addition to the late charge payable pursuant to
Section 11.3.1, any and all unpaid but due portion of the Rent and other payments by Tenant hereunder not received by Landlord when due shall bear interest at lesser of the prime rate of interest as reflected in the Wall Street Journal as of the due date, or the maximum rate permitted by applicable law.

        11.4 WAIVER OF RIGHT OF REDEMPTION. Tenant hereby waives any and all rights of redemption granted by or under any present or future law to Tenant in connection with the eviction or dispossession of Tenant for any cause or on account of Default.

12.     MISCELLANEOUS.

     12.1 DEFAULT BY LANDLORD.

        12.1.1 DEFAULT. Landlord shall not be in default under this Lease unless Landlord has failed to perform the obligations required of Landlord hereunder for more than 30 days after Tenant delivers written notice to Landlord; provided, however, that in the event the nature of Landlord's obligation is such that more than 30 days is required for complete performance, Landlord shall not be in default pursuant to this Section 12 if Landlord commences performance within such 30 day period and thereafter diligently prosecutes such performance to completion.

        12.1.2 REMEDIES OF TENANT. Tenant's sole remedies for default by Landlord under this Lease shall be the right to damages and/or injunctive relief, and in no event shall Tenant have the right to terminate this Lease or to Rent abatement hereunder as the result of Landlord's default, except that (i) Tenant's only right to terminate this Lease shall be strictly pursuant to Sections 7.2, 7.4, 8.2 and 8.3.1, and (ii) Tenant's only right to rent abatement shall be strictly pursuant to Sections 7.6 and 8.3.2.

        12.1.3 RIGHT TO MAKE REPAIRS. Except in emergency situations, Landlord agrees to provide Tenant with at least twenty four (24) hours prior notice before commencing any repairs to the Structural Components as may be required of Landlord pursuant to Section 5.2 ("Required Structural Repairs"). If Tenant provides written notice to Landlord of an event or circumstance which requires Required Structural Repairs, and Landlord fails to perform such Required Structural Repairs within thirty (30) days after receipt of such notice or such longer period of time as may be reasonably required, provided Landlord commences such Required Structural Repair within such period, then Tenant may proceed to undertake the Required Structural Repairs upon delivery of an additional ten
(10) business days' notice to Landlord specifying that Tenant is undertaking such Required Structural Repairs. In the event Tenant undertakes such Required Structural Repairs as permitted under this Section, Tenant shall use only qualified contractors that normally and regularly perform similar work on industrial concrete tilt-up construction with the same or similar components of the Building's Structural Components. If Landlord does not deliver a detailed written objection to Tenant within thirty (30) days after receipt of an invoice by Tenant of Tenant's costs of performing such Required Structural Repairs, and if such invoice from Tenant sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking such action on behalf of Landlord, then Tenant shall be entitled to reimbursement from Landlord for the amount set forth in such invoice. Under no circumstances shall Tenant have the right to offset any such amount from Rent. If, however, Landlord delivers to Tenant within thirty (30) days after receipt of Tenant's invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord's reasons for its claim that such Required Structural Repairs did not have to be taken by Landlord pursuant to the terms of the Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not be entitled to such reimbursement, but as Tenant's sole remedy, the matter shall proceed to resolution by the selection of an arbitrator to resolve the dispute pursuant to the arbitration rules of the Judicial Arbitration & Mediation Service/Endispute, Inc ("JAMS"), unless JAMS is no longer available, in which event Landlord shall select another equally qualified arbitration service, and whose costs shall be paid for by the losing party, unless it is not clear that there is a "losing party," in which event the costs of arbitration shall be shared equally. Tenant shall be responsible for obtaining any necessary governmental permits before commencing such Required Structural Repairs, and Tenant shall assume the risk of any damage, loss or injury resulting from such work.

        12.2 ESTOPPEL CERTIFICATES. Tenant, for itself and its subtenants, hereby covenants and agrees (i) to execute, acknowledge and deliver to Landlord, from time to time during the Term within 10 days after Landlord provides Tenant with written notice to do so, an estoppel certificate substantially in the form attached hereto as Exhibit "H" certifying in writing (a) that this Lease is in full force and effect, unmodified or modified solely as set forth in such estoppel certificate, including, without limitation, confirmation of the Commencement Date, and the date of expiration of the Lease, (b) the dates to which Rent has been paid, and (c) that Landlord has, as of the date of such estoppel certificate, fully and completely performed and complied with each and all of its covenants, agreements, terms and conditions under this Lease, without exception or except only as set forth in such estoppel certificate, (ii) that any such estoppel certificate may be conclusively relied upon by a prospective purchaser or encumbrancer of the Premises, and (iii) that the failure of Tenant to so deliver such estoppel certificate in such period of time shall be conclusive upon Tenant (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) that the Rent has not been prepaid under this Lease except as required pursuant to the provisions of
Section 2 of this Lease, and (c) that Landlord has, as of the date on which Tenant failed to deliver such estoppel certificate, fully and completely performed and complied with each and all of its covenants, agreements, terms and conditions under this Lease, without exception. At Landlord's option, the failure to deliver such statement within such time shall be a material default of this Lease by Tenant.

        12.3 HOLDING OVER. If Tenant holds over in the Premises after the expiration of the Term or any extension thereof, with the express or implied consent of Landlord, such holding over, in the absence of written agreement on the subject, shall be deemed to have created a tenancy from month to month terminable upon 30 days' written notice given at any time by either party to the other, and otherwise subject to all the terms and provisions of this Lease. Rent shall be paid monthly and shall be equal to 125% percent of the Rent charged in the immediately preceding Lease year. Notwithstanding the foregoing, in the event Tenant fails to surrender the Premises on the expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall indemnify, defend (with counsel acceptable to Landlord) and hold the Indemnified Parties harmless from and against any damages, loss and liability resulting from such failure to surrender, including, without limitation, any claims of any succeeding Tenant founded upon such failure to surrender. Unless such information is proprietary or confidential, Landlord shall advise Tenant of any successor tenant that has executed a new lease for the Premises.

        12.4 QUIET ENJOYMENT. So long as Tenant continues to perform and comply with each and all of the terms and conditions to be performed and complied with under this Lease, and subject to (i) all federal, state, county and municipal statutes, laws, ordinances, rules, regulations and orders and (ii) all of the provisions of (a) this Lease, (b) any encumbrance now or in the future affecting the Premises, (c) any reciprocal easement agreement conditions, covenants or restrictions now or in the future affecting the Premises and (d) any policy of insurance now or in the future affecting the Premises, Landlord does hereby covenant and agree that Tenant shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Term or any extension thereof, without hindrance or interference with its quiet enjoyment and possession by any persons lawfully claiming under Landlord.

        12.5 SALE OF THE PREMISES. In the event of any sale or exchange of the Premises by Landlord or an assignment by Landlord of this Lease (including, without limitation, any so-called "sale-leaseback" transaction), Landlord shall automatically be relieved of any and all obligations on the part of Landlord accruing from and after the date of such sale, exchange, or assignment, including, without limitation, any obligation to Tenant with respect to the Security Deposit upon assignment and transfer of the same to the transferee; provided, however, that (i) the interest of the transferor, as Landlord, and any funds then in the hands of Landlord in which Tenant has an interest shall be turned over, subject to such interest, to the transferee, and (ii) notice of such sale, transfer, exchange or lease shall be delivered to Tenant as required by law. No holder of a mortgage, deed of trust or other encumbrance to which this Lease is or may be subordinate shall be responsible in connection with the transfer of said security deposit hereunder, unless such mortgagee or holder of such deed of trust or lessor shall have actually received such security deposit.

        12.6 NO RECORDING. Tenant shall not under any circumstances record this Lease.

        12.7 FINANCIAL STATEMENTS. Upon Landlord's written request (which may be submitted not more after than once during any twelve (12) month period), Tenant shall promptly furnish Landlord, from time to time, with certified financial statements certified by Tenant to be true and correct in all material respects reflecting Tenant's then current financial condition. Landlord shall use its commercially reasonable efforts to keep such information confidential (provided such financial information may be disclosed to Landlord's lenders, attorneys, accountants and other consultants or as may be required by law).

        12.8 ACCESS BY LANDLORD. Landlord and Landlord's agents shall have the right to enter the Premises at reasonable times upon reasonable prior notice (which notice shall not be necessary in the case of emergency) and in such a manner so as to not unreasonably interfere with Tenant's business to examine the Premises and to show the same to prospective purchasers, lenders, or tenants, to make such repairs alterations, improvements or additions as may be required in connection with the development or maintenance of the Premises or the Business Center, without the same constituting an eviction of Tenant, in whole or in part, or a trespass; and the Rent shall not abate while said repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant or otherwise. At any time during the Term, Landlord shall be entitled to place "for sale" signs on the Premises, and at any time during the six months prior to the expiration of the Term, Landlord may place upon the Premises "to let" or "for rent" notices or signs which Tenant shall permit to remain thereon. Nothing herein contained shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care and maintenance or repair of the Premises, or any part thereof except as is specifically provided in this Lease.

        12.9 NOTICES. All notices and other communications pertaining to this Lease shall be in writing and shall be deemed to have been given only when delivered personally or 48 hours after being mailed, certified or registered mail, return receipt requested, postage prepaid, to the respective addresses set forth in Item 10 of the Fundamental Lease Provisions or to such other addresses as any of the parties hereto may from time to time in writing designate to the other parties hereto.

        12.10 TIME. Time is of the essence of this Lease with respect to each and every provision of this Lease in which time is a factor.

        12.11 ENTIRE AGREEMENT. This Lease, including, but not by way of limitation, the exhibits attached hereto and made parts hereof, sets forth the entire agreement between the parties hereto, fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof and no change in, modification of or addition, amendment or supplement to this Lease shall be valid unless set forth in writing and signed and dated by each and all of the parties hereto subsequent to the execution of this Lease. No person, firm or corporation has at any time any authority from Landlord to make representations or promises on behalf of Landlord and Tenant expressly agrees that if any such representations or promises have been made, Tenant hereby waives all right to rely thereon, unless they are specifically included in this lease agreement in writing. No verbal agreement or implied covenant shall be held to vary the provisions hereof, any statute, law or custom to the contrary notwithstanding.

        12.12 FURTHER ASSURANCES. Each of the parties hereto, without further consideration, agrees to execute and deliver such other documents and take such other action as may be necessary to more effectively consummate the purposes and subject matter of this Lease.

        12.13 FINANCING. In the event any of Landlord's lenders require, as a condition to financing, modifications to this Lease which do not materially increase any of Tenant's obligations (when viewed cumulatively) or materially diminish Tenant's rights hereunder, Landlord shall submit to Tenant such written amendment with the required modifications. If Tenant fails to execute and return the same within ten (10) days after the amendment has been submitted, Landlord shall have the right (i) to treat such failure to execute and return the amendment as a breach hereunder, and/or (ii) to act as Tenant's attorney-in-fact (and Tenant hereby so irrevocably appoints Landlord) with full power and authority to execute and deliver such amendment for and in the name of Tenant.

        12.14 APPLICABLE LAW AND SEVERABILITY. The existence, validity, construction and operational effect of this Lease, all of its covenants, agreements, terms and conditions and the rights and obligations hereunder of each of the parties hereto shall be determined in accordance with the laws of the State of California. Any provision of this Lease which may be prohibited by law or otherwise held invalid shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective any or all of the remaining provisions of this Lease. Under no circumstances whatsoever shall this Lease be construed as creating either a partnership, an agency or an employment relationship between the parties hereto.

        12.15 CONTROVERSY. In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Lease, the prevailing party shall be entitled to recover from the nonprevailing party, reasonable expenses, including without limitation, reasonable accountants', consultants, and attorneys' fees.

        12.16 HEADINGS AND GENDER. The section headings used in this Lease are intended solely for convenience of reference and shall not in any way or manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions of this Lease and the masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the others whenever the context so indicates or requires.

        12.17 SUCCESSORS. Subject to the provisions of Section 9 of this Lease, the covenants, agreements, terms and conditions contained in this Lease shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

        12.18 TENANT AS CORPORATION OR PARTNERSHIP. If Tenant executes this Lease as a corporation, then Tenant represents and warrants that the individuals executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on its behalf in accordance with a duly adopted resolution of the board of directors of Tenant, a copy of which is to be delivered to Landlord on execution of this Lease, and in accordance with the by-laws of Tenant and that this lease is binding upon Tenant in accordance with its terms. If Tenant executes this Lease as a partnership, (a) each general partner shall be jointly and severally liable for keeping, observing and performing all the provisions of this lease to be kept, observed or performed by Tenant and (b) the term "TENANT" shall mean and include each of them jointly and severally and the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to this Lease, shall be binding upon Tenant and each and all of the general partners of Tenant with the same effect as if each of them had so acted or so given or received such notice or refund or so signed. Dissolution of any partnership which is a Tenant under this Lease shall be deemed to be an assignment jointly to all of the partners, who shall thereafter be subject to the terms of this Lease as if each such former partners had initially signed this Lease as individuals.

        12.19 NO OFFER. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of the Premises, offer, or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

        12.20 NON-LIABILITY OF LANDLORD. In consideration of the benefits accruing under this Lease, Tenant and all successors and assigns agree that, in the event of any actual or alleged failure, breach or default under this Lease by Landlord: (a) the sole and exclusive remedy shall be against the Landlord's interest in the Building and sales and insurance proceeds derived therefrom; (b) no partner of Landlord shall be named as a party in any suit or proceeding (except as may be necessary to secure jurisdiction of the partnership, if applicable); (c) no partner of Landlord shall be required to answer or otherwise plead to any service of process; (d) no judgment will be taken against any partner of Landlord; (e) no writ of execution will ever be levied against the assets of any partner of Landlord; (f) the obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual partners, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease and, (g) any claim, defense, or other right of Tenant arising in connection with this Lease or negotiations before this Lease was signed, shall be barred unless Tenant files an action or interposes a defense based thereon within the earlier of (i) the expiration of the applicable statute of limitations or (ii) one hundred eighty (180) days following expiration or earlier termination of this Lease.

        12.21 WAIVER OF TRIAL BY JURY AND FILING OF LIS PENDENS. Landlord and Tenant hereby waive their respective right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Landlord against Tenant or Tenant against Landlord on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any law, statute or regulation, emergency or otherwise, now or hereafter in effect. As further material consideration to Landlord entering into this Lease with Tenant, Tenant hereby waives all rights to record a lis pendens against the Premises, the Building, the Business Center or any part thereof under Section 409 of the California Code of Civil Procedure, or any other provision of law, if a dispute arises concerning this Lease or Tenant's use or occupancy of the Premises. The provisions of this Paragraph 12.21 shall survive the expiration or earlier termination of this Lease.

        12.22 BROKERS. Except for Landlord's Broker and Tenant's Broker set forth in Section 10 of the Fundamental Lease Provisions, Landlord and Tenant hereby represent and warrant to one another that they have had no dealings with any brokers or finders in connection with this Lease and shall indemnify, defend and hold the other harmless from and against any and all Claims arising from any brokers' commissions or finders' fees claimed through the indemnifying party.

        12.23 FORCE MAJEURE. In the event that either party is delayed or hindered from the performance of any act required hereunder by reason of Force Majeure Delays then performance of such acts shall be excused for the period of the Force Majeure Delay, and the period for the performance of any such acts shall be extended for a period equivalent to the period of such Force Majeure Delay. The provisions of this Section 12.23, shall not, however, operate to excuse Tenant from prompt payment of Rent or any other payment of money required under the terms of this Lease.

     13. ADDENDUM.

     The provisions of this Section 13 shall supersede and override any other provisions in this lease to the extent the same are inconsistent:

        13.1 OPTION TO RENEW. Tenant shall have the one (1) option to extend the Initial Term (the "Option") on the basis of each and all of the terms and conditions contained in this Lease (excluding this paragraph), as then amended, for the sole use and occupancy of Tenant, as opposed to any subtenant or assignee of Tenant, for one period of five (5) years (the "Option Period") commencing the day after the expiration of the Initial Term, and unless sooner terminated in accordance with the terms and conditions hereof, ending on the last day of the fifth consecutive Lease Year thereafter. Such Option shall be exercised by Tenant by delivering written notice ("Option Notice") of exercise to Landlord such that Landlord receives the Option Notice at least one year prior to the expiration of the Initial Term. Notwithstanding the foregoing, in the event (i) Tenant is in monetary or material non-monetary default on the date the Option Notice is given or (ii) should Landlord have given to Tenant two or more notices regarding Tenant's failure to pay rent when due during the Initial Term or (iii) should Tenant be in monetary or material non-monetary default on the date the Initial Term expires, then in each event Tenant's Option shall be deemed automatically terminated.

        Tenant's election to exercise the right to extend the Initial Term of this Lease shall be deemed an acceptance of the Building and the Premises in their then existing condition.

        13.1.1 CALCULATION OF RENT DURING OPTION PERIOD. Within thirty (30) days of receipt of notice from Tenant of its election to exercise the Option, Landlord shall notify Tenant in writing of Landlord's opinion of the fair market Basic Monthly Rent of the Premises as of the date the Option Period will commence. If said Basic Monthly Rent value as determined by Landlord exceeds the Base Monthly Rent for the last full calendar month of the Initial Term, Tenant shall have thirty (30) days from the date of such notice from Landlord to reject the Basic Monthly Rent as determined by Landlord by notice delivered in writing to Landlord electing instead to submit the issue of the fair market Basic Monthly Rent to binding arbitration in accordance with the procedures in the immediately following paragraph. If Tenant does not elect to submit the issue of the fair market Basic Monthly Rent to binding arbitration within this 30-day period, then Landlord's determination shall be binding on the parties, and this Lease shall be extended in accordance with this Section 13. In no event shall the Base Monthly Rent for the Option Period be less than the Base Monthly Rent for the last month of the Initial Term.

        If Tenant timely exercises its right to submit the issue of the fair market Basic Monthly Rent to arbitration within the above 30-day period, then the parties shall, within thirty (30) days after Landlord's receipt of Tenant written election to proceed with arbitration, mutually select an independent MAI real estate appraiser with at least five (5) years continuous experience in appraising industrial real property in the Cypress, California area, and who shall determine the then-existing fair market Basic Monthly Rent of the Premises as of the first month of the Option Period. If Landlord and Tenant are unable to timely select an MAI appraiser, each party shall select such a qualified appraiser within ten (10) business days of the failure of Landlord and Tenant to agree upon a single appraiser, and the two (2) appraisers so selected shall, within ten (10) business days after the selection of the second appraiser, select a third appraiser. If the two (2) appraisers are unable to timely select such third appraiser, either party may petition the presiding judge of the Orange County Superior Court to appoint an appraiser to act hereunder. The cost of such a petition shall be borne equally by the parties. The three (3) appraisers so selected shall independently determine the then-existing fair market Basic Monthly Rent for the Premises and shall inform the parties of such determination no later than thirty (30) days before the expiration date of the Initial Term. The Basic Monthly Rent payable by Tenant to Landlord at the commencement of the Option Period shall equal the average of the two (2) appraisals nearer in value. Notwithstanding anything to the contrary above, if the difference between the highest appraisal and the median appraisal is the same as the difference between the median appraisal and the lowest appraisal, the monthly rent payable by Tenant to Landlord at the commencement of the Option Period shall equal the median appraisal.

Notwithstanding the foregoing, in no event shall the Basic Monthly Rent after adjustment be less than the Basic Monthly Rent in effect immediately before such adjustment. If only one (1) appraiser is utilized in the procedure set forth above, the cost of that appraiser shall be shared equally by Landlord and Tenant. If three (3) appraisers are utilized, each party shall bear the cost of its own appraiser and one-half (1/2) of the cost of the third appraiser.

        13.1.2 ADJUSTMENT TO RENTAL RATE DURING OPTION PERIOD. In the event Tenant exercises the Option as set forth hereinabove, the rent during the Option Period shall be increased at the commencement of the twenty-fifth (25th) and forty-ninth (49th) month of the Option Period based on an eight percent (8%) increase over the previous 24-month period, calculated by multiplying the then base monthly rent times 1.08.

        13.1.3 NON-ASSIGNABLE. The Option is personal to Tenant and its affiliates (as defined in Section 9.8, above) and, except as set forth in
Section 9.8, may not be assigned to any third party.

        13.2 CYPRESS ECONOMIC DEVELOPMENT COUNCIL. During the Term, Tenant shall, at Tenant's sole cost, maintain membership in good standing in the Cypress Economic Development Council.

                                   EXHIBIT "A"
                                  ------------

                           PLOT PLAN OF THE PREMISES

[GRAPHIC]

19.485 S F 1st STORY
11.283 S F 2nd STORY
---------------------
30.768 S F TOTAL BLDG

                                  EXHIBIT "B"
                                  ----------

                       LEGAL DESCRIPTION OF THE PREMISES



        That certain parcel located at 6101 Gateway Drive, Cypress, California, more specifically described as follows:

        Parcel 2 of Parcel Map 85-425, as recorded in Book 211,
        Pages 42 through 45 of Parcel Maps, Records of Orange
        County, California.

                             TENANT'S CERTIFICATE


Subject:  Lease Dated:  November 1, 1997

          Between:  Warland Investments Company
                    ("Landlord")

                    and

                    Universal Electronics, Inc.,
                    a Delaware corporation ("Tenant")

          On Premises Located at:

          6101 Gateway Drive
          Cypress, California 90630

Gentlemen:

          This letter confirms:

        1. That Tenant has accepted possession of the premises demised pursuant to the terms of the aforesaid Lease.

        2. That the improvements and space required to be furnished according to the aforesaid Lease have been completed in all respects.

        3. That the Landlord has fulfilled all of its duties of an inducement nature.

        4. That there are no off-sets or credits against rentals, nor have rentals been prepaid except as provided by the lease terms.

        5. That the Commencement Date of this Lease is __________________ and the obligation to pay Rent has commenced on such date.

        6.      That this Lease expires on ______________________.

        7.      That the Initial Basic Monthly Rent is $__________.
Date: _______________                    Universal Electronics, Inc., a
                                         Delaware corporation

                                         By:
                                            ------------------------------------
                                         Title:
                                               ---------------------------------

                                         By:
                                            ------------------------------------
                                         Title:
                                               ---------------------------------

                                   EXHIBIT C
                                   ---------

                                  EXHIBIT "D"
                                  -----------




                SITE SIGNAGE FOR WARLAND/CYPRESS BUSINESS CENTER



The intent of this signage guideline is to provide the regulations and parameters necessary to achieve a visually coordinated, balanced and appealing signage system throughout the Warland/Cypress Business Center. A system that promotes compatibility with the building and landscape design of present and planned facilities.


A.      Project Identification Sign
-----------------------------------

Each tenant that occupies an entire building is permitted signage on an exterior monument sign as outlined in Exhibit A. The sign shall be installed behind any existing property lines and is subject to any regulations established by the City of Cypress. The concrete base shall remain unpainted and match all other monument signs, promoting a visual consistancy for all projects in Warland/Cypress Business Center. The fabricated aluminum cabinet shall be internally illuminated with all sign copy, colors and graphics subject to approval by Warland Investments, Ltd. The tenant is responsible for the design of the sign face, required permits, construction, and installation of all monument and site signs.


B.      Project Site Signs
--------------------------

Each project will require adequate vehicular information signs at each parking area entry. The signs shall consist of fabricated, non-illuminated, cabinets with 3M white vinyl copy and unpainted concrete bases. Sizes and specifications are noted in Exhibit B. All site signs will require permits from the City of Cypress.

                                  EXHIBIT A


[GRAPHIC]
FRONT ELEVATION
END ELEVATION

                                    EXHIBIT B


[GRAPHIC]
FRONT ELEVATION
SIDE ELEVATION

FABRICATED ALUMINUM CABINET WITH DIE CUT
VINYL LEGENDS APPLIED-HELVETICA MED.U/LC.

DEBOSSED CONCRETE BASE WITH EXPOSED
AGGREGATE FINISH-UNPAINTED FINISH

                                  EXHIBIT "E"
                                  -----------

                          WARLAND INVESTMENTS COMPANY


                      LANDSCAPE MAINTENANCE SPECIFICATIONS


SCOPE OF WORK

The Contractor shall be provided without limitation all labor, material, equipment, tools, taxes, licenses, permits, supervision, and special skills required to perform all work as specified by the owner under the terms of this contract and in accordance with the codes of the City of Cypress and all applicable governing agencies. The Contractor shall be responsible to maintain the outlined area indicated by "Exhibit-A". Warland Investments shall maintain final approval for all landscape improvements and maintenance.

No equipment maintenance or work will be performed within a half mile of any residence between the hours of 8:00 p.m. and 7:00 a.m.


Section I - Turf Maintenance

     Lawns shall be maintained in a healthy growing condition by furnishing necessary services, including the following:

     A. Mowing and edging: Lawn shall be mowed to a minimum height of two inches. Mowing shall be done at least every seven days during the spring and fall seasons, and as needed at other seasons. Remove and dispose of all cuttings off-site. The Contractor shall replace and/or reseed all bare spots or weak areas as necessary. The Contractor shall notify the Owner or Owner's Representative where any excessive wear is occurring due to foot traffic, vandalism or any other problem resulting in damaged turf area.

          Edges shall be trimmed at least twice monthly or as needed for appearance. Clipping shall either be vacuumed or blown off all areas and disposed of off site. Chemical edging by owner approval only and is discouraged. The Contractor shall maintain all irrigation heads to provide maximum coverage.

          All sidewalks shall be cleaned of grass cuttings, etc. on the same day as mowing.

     B. Watering: Lawn shall be watered at such frequency as weather conditions require to replenish soil moisture below the root zone. Watering shall always be done at night. Normally, a total of one and one half inches of water are needed weekly in hot weather but only during extreme heat.

     C. Fertilization: Complete fertilization of all lawns a minimum of 12 times per year. Fertilize per soil test reports, updated every six (6) months. Lawns shall be fertilized with a total of four (4) to six (6) pounds of actual nitrogen per 1000 square feet per year. The number of applications will be as follow; one application for readily soluble fertilizers such as ammonium nitrate I (33-0-0), calcium nitrate (15-5-9), ammonium sulfate (21-0-0).

     D. Contractor shall exercise care to avoid hitting trees and shrubs during the mowing cycle. (including weed wiping) Contractor will be responsible for replacement of all damaged trees and shrubs due to the maintenance process by their crew.

     E. Weed Control: If needed, control of broadleaf weed with selective herbicides shall be required. In areas where broadleaf, crabgrass, nutgrass, bermuda, or any other invasive grass has infested the lawn supply a selective post emergent herbicide shall be applied as soon as possible.

     F. Insect and Disease Control: If necessary, the Contractor with a licensed pest control personal shall apply a approved insecticide or fungicide when needed.

     G.   Renovating: If verticutting is required, first apply nitrogen three
          (3) weeks before actually doing the process. Removal of all thatch by verticutting shall be required to be removed from site. Verticutting should be done during the fall, but overseeding/ and pre-emergent herbicides should be at least four (4) to six (6) weeks in advance. Normally this means that lawns which have been invaded by invasive type grasses should be renovated and overseeded in the fall and treated for weed control in the following late winter. Aeration of lawn areas should be done on a annual basis based on a Horticulturist recommendation.


II - Tree and Shrub Care

     Maintain trees and shrubs in a healthy, growing condition by performing all necessary operations, including the following:

     A. Pruning: Prune trees to select and develop permanent scaffold branches that are smaller in diameter than the trunk or branch to which they are attached as follows: that have a vertical spacing of 18 to 36 inches and radial orientation so as not to overlap on another; to eliminate narrow V-shaped branch forks that lack strength; to reduce toppling and wind damage by thinning out the crowns; to maintain growth within space limitations; to maintain a natural appearance; and to balance the crown with the root system. Pruning of trees that do not exceed twenty (20) feet in height shall be done on a semi-annual basis to maintain a neat and well groomed mature appearance. All trees over twenty (20) feet in height shall be trimmed by a licensed tree trimming Contractor. The Contractor shall not 'top' of severely remove the crown of leader branch with consulting a Horticulturist. All branches and tree trimmings shall be disposed of off-site. (See pruning guideline exhibits.)

          Evergreen trees shall be thinned out once a year as necessary to prevent wind and storm damage. The primary pruning of deciduous trees shall be done during the dormant season. Damaged trees of those that constitute health or safety hazards shall be pruned at any time of the year as required and by the recommendations of a Horticulturist.

     B. Cutting Branches: When removing a branch, make the cut flush with the branch. Cut close to a bud when cutting back a branch. Cut close to a bud when cutting back a branch, so as to not leave a stub. all pruning wounds over 1 inch in diameter should be painted with a tree wound compound to retard checking and decay of exposed wood.

     C. Cutting Leaders: When pruning do not cut back Central leaders (main trunks). Cutting back the leader always deters upright growth and stunts the growth pattern of the tree.

     D. Fertilization: Complete fertilization of a minimum of 4 times per year. Fertilize per soil test reports, which should be updated every six months. Avoid applying fertilizer to the root ball and base of the main stem; rather, spread evenly under plant canopy to the drip line. Rates will vary from about a cup of nitrate fertilizer (depending upon nitrogen percentage) around a newly installed small plant to about one half (1/2) of actual nitrogen per inch of truck diameter measured four feet from the ground for mature trees. When plants have been planted in subsoil some jetting of the rootball with soluble N-P fertilizer may be used. The Contractor shall consult their soil and plant report for the appropriate quantity, and application of fertilizer.

     E. Replacement of Plants: Dead plants and those in a state of decline (by definition showing greater than 30% loss of leaves or growth) shall be brought to the Owner's attention immediately. Replacement plants shall be of a size, condition and variety acceptable to the Owner or the Owner's representative. The Contractor shall be reimbursed for said cost by the Owner unless the plant decline is due to negligence of the Contractor or due maintenance deficiencies.

     F. Thinning: While thinning, take care not to disturb surrounding landscape. Trim and edge as necessary to restrict growth from encroaching on to sidewalks, curb or where pedestrian traffic may occur. Not all shrub or groundcover is intended to be trimmed on a weekly basis. The Contractor is responsible to review the aforementioned plant specifications as to the nature of how individual plant groups shall be maintain. In addition, a pre-conference meeting with the Owner and the Owner's representative shall describe in detail any special circumstances relative to the site.

     G. Staking or ties: The Contractor will re-stake and re-tie trees as needed according to tree growth. All trees shall be re-tied in the same method of the originally installed tie to allow for movement of the tree trunk. the Contractor will inspect ties regularly and adjust ties so that they do not become tight around the trunk. All trees which reaches a mature growth capable of standing without the aid of a tree stake shall remove the stake. Prior to removing the stake the Contractor shall consult the Owner or Owner's Representative for the final decision. The Contractor in special conditions will be required to stake groundcover with U-shaped hooks to encourage groundcover to grow horizontally. Vines shall be encouraged to grow by reviewing the growth of the vine on a monthly basis. Any vine found to have reached its outer limits should receive additional vine ties or wire to continue their growth. Wall cling type vines shall be trimmed on a monthly basis. The Contractor shall submit for approval the extra material cost prior to commencing work.


III- Slope and Groundcover Care

     Maintain slopes in a healthy, growing condition by performing all necessary operations, including the following:


     A. Weed-whip, hand-pull or chemically treat weeds at any time they appear on the slope. The Contractor shall be responsible to identify the intended original landscape planting scheme and maintain said scheme. If necessary a color Xerox or photograph of the intended plant material shall be available to the maintenance crew for their review if questions arise. The Contractor will be discourage in using chemical treatment of the slope areas. Notification of the Owner or Owner's Representative shall be required prior to spraying. All Chemical application shall be performed by a licensed pestiscite/herbicite operator.

     B. The Contractor shall exercise care in weeding of the slope area so as not to damage other trees and shrubs within the plant mix. All shrub or groundcover adjacent to sidewalks, curbs, or where foot traffic may occur shall be trimmed back to twelve (12) inches from the area. The maintenance crew shall use either the top of slope or bottom of slope for foot traffic. Any damage due to neglect due of the maintenance crew shall be the sole responsibility of the Contractor to repair. All weeds
          shall be remove and   dispensed off site.

     C. Shrub and groundcover shall be maintain in a natural condition. Trimming or thinning shall occur only due to damage or severe conditions. Provide routine repairs of erosion and other damage to slopes due to normal maintenance conditions.

     D.   Fertilization of all slope areas shall be required a minimum of two
          (2) times a year. Fertilization shall be performed based on the recommendations of the soils and plant report. The Contractor shall submit for approval the extra material cost prior to commencing work.


IV - Flower bed and/or Herbaceous ground cover

     Maintain the flower and groundcover areas in a healthy, growing condition by performing all necessary operations, including the following:


     A. Provide complete trimming, edging of flower beds and groundcover areas monthly.

     B. Weeding shall be performed regularly to avoid establishment and seeding of unwanted weeds. It will be considered unsatisfactory to allow weeds to grow unabated for more than one week. The Contractor will also be responsible to remove all trash and debris on a weekly basis.

     C. Provide complete insect and disease control on all flower and groundcover beds, including labor and materials.

     D. Adequate watering of all groundcover and flower beds shall be monitored to avoid over watering. All irrigation water shall be turned off during substantial rainfall.

     E. Provide routine repairs of erosion and other damage to groundcover area due to normal maintenance conditions.

     F. Complete fertilization not less than six (6) times per year in accordance with soil and plant recommendations.

     G. The Contractor shall include labor and materials to change all annual color beds two (2) times per year. Soils shall be thoroughly prepared prior to planting by incorporating slow-release fertilizers and to inhibit excessive vegetative growth, thus reduces flowering and encourages insect and disease infestations. Nitrified redwood soil conditioners or similar materials may be added for improving soil conditions. Color shall be selected by the Owner or Owner's Representative.


V - Specific Requirements for Plant Material

(Too be provided based on final plant list for each individual project)

     Maintain plant material in a healthy and vigorous growing condition by performing all necessary operations specified in the aforementioned specifications:

VI - Irrigation System

     A. Any damage to system caused by Contractors operations shall be repaired without charge. Repairs shall be made within one watering period or two (2) days.

     B. Accidental damage not resulting from Contractors negligence or operations shall be reported promptly to the Owner or Owner's Representative. This applies to changes to faulty electrical controllers or valves. The Contractor shall submit for approval the extra material and labor cost prior to commencing work.

     C. In late winter, the Contractor shall check all Systems for proper operation. Lateral lines shall be flushed out after removing the last sprinkler head or two at each valve. All heads are to be adjusted for unimpeded coverage.

     D. Maintain the irrigation system in an operable condition at all times. The Contractor will be responsible to check the system at least once a week.

     E. Maintain all sprinkler heads in a good working order including adjustments for the proper coverage. All sprinkler heads will be adjusted to prevent water from spraying sidewalks, automobiles in parking spaces, building windows or wherever pedestrian traffic may occur. The Contractor will maintain on site, an adequate stock of replacement sprinkler heads and valves. Replace or repair as needed.

     F. Inspect all irrigation systems on a daily basis for overspray or runoff. Adjust the irrigation system or irrigation controller station time as needed.

     G. Maintain all automatic irrigation controllers in accordance with the manufacturers recommendations. Maintenance recommendations include periodic inspection for loose wiring, insect debris, and spray clean of the contact wafer switch assemblies. Report any malfunction or necessary repairs to the Owner or Owner's Representative. The Contractor shall replace all back-up batteries once (1) a year.

     H. Keep the irrigation control valves free of siltation and debris. Inspect all wire connection and solenoids at least once (1) a month.

     I. Repair or replace all equipment damaged as a result of the Contractor's negligence. Work shall be performed at the Contractor's expense, within one watering period or two (2) days.

     J. Report all damage not resulting from the Contractor's negligence promptly to the Owner or Owner's representative. The Contractor shall submit for approval the extra material and labor cost prior to commencing work.

     K. Adjust water application to compensate for changes in weather. The Contractor shall be responsible for damages occurring from over-watering or under-watering. The Contractor shall be responsible to monitor and maintain the irrigation controller watering cycles.

     L. The Contractor shall be responsible to operate the irrigation system to comply with all rules and regulations within the governing water districts.

     M. The Contractor shall set and program automatic controllers for seasonal water requirements. Use of repeat cycle to ensure maximum penetration with minimum run-off is require to conserve water. The Contractor will note all irrigation zone, main shut off valve locations, and areas covered for each zone on a Owner supplied site plan. Any required key, the site plan, and instructions on how to turn off the irrigation system in case of emergency shall be given to the Owner or Owner's Representative.

     N. Maintain all identification markings including lettering, numbering and color coding on the valve boxes and controllers in a readable fashion at all times. Correctly mark all replacement valve cover boxes as to the proper coding on or before placement. Maintain all existing controller charts in a readable condition at all times. Valve cover tops are to be in place with the proper side up at all times.

     O. Maintain irrigation control valve "bleedoff" petcocks in a workable manner. Petcocks or valve stem are to be tightened "finger-tight".

     P. Additional compensation for manual or hand watering must be approved in advance. The Contractor shall meet with the Owner or Owner's Representative to review any pre-existing conditions.

     Q. All replacement parts, including heads and valves must be as per plan, and original installation. Any modification or deviation from the original plans shall be approved by the Owner or Owner's Representative. Any modification not approved will be replace at the Contractors cost.

     R. Operation of the irrigation system between the hours of 6:00 PM and 6:00 am.


V - Clean-up


     A. The Contractor will remove all debris resulting from the landscape maintenance operations and dispose of off-site.

     B. All debris resulting from the Contractor's operation will be removed and disposed of properly. No debris will be allowed to remain at the end of each work day.

     C. Debris, leaves and rubbish in landscape or hardscape area will be removed each scheduled maintenance visit.

     D. All landscape areas will be patrolled whenever crews are on-site to check for vandalism, broken tree branches, rodents, insects, snails, diseases, etc., and the crew will be responsible of notifying the Owner or Owner's Representative for the appropriate action.

     E. No debris will be allowed to be blown onto public or adjacent properties.


VI - General Maintenance

     A. Remove all leaves, paper, weeds and all other debris from the parking lots, stairways, walkways, curbs, entrance and drainage gutters, and dispose off-site.

     B. Hose or sweep clean all above mentioned areas after completion of mowing, trimming, edging, weeding, etc.

     C. The Contractor shall maintain a full time personnel on the project at all times during normal working hours.

     D. Inspect all landscape areas on a continuous basis for pest and disease problems. Spray all areas as needed to control damage from fungus and insect infestation. Prior to the application of any pesticides, the Contractor must obtain a written recommendation from a licensed Pest Control Advisor. All pesticide applicants are to be made by a Certified Pest control Operator.

     E. Control all rodents by using an approved sub-soil probe and bait, wager in bait box, or other approved methods. Approval of method by the Owner or Owner's Representative is required prior to application. A written Pest Control Advisor's recommendations is to be available to the owner at any time pest control operations are facilitated on site. Flatten gopher mounds and fill burrowing rodent holes after treatment.

     F. Prune or trim all vegetation, either new or existing to prevent overhanging sidewalks that are less than seven (7) feet in height.

     G. Prune all plant materials adjacent to roadway intersections to provide adequate site distance for vehicles entering the site.

     H. Prune all plant materials so that all traffic control or other signs are clearly visible. The Contractor shall meet with the Owner or Owner's Representative to verify location of signage.

     I. Maintain all slope terrace bench drains, head walls, rip-rap areas, and down drains free of siltation, litter or other collected debris at all times. The Contractor shall report any non-functional terrace drains immediately.

     J. Notify the Owner 24 hours in advance of all "specialty type" maintenance operations to be performed. "Specialty type" maintenance operations would include but not limited to fertilization, turf de-thatching and chemical application.

     K. The Contractor shall, as part of this Agreement, furnish all materials necessary to accomplish a satisfactory maintenance in accordance with the aforementioned outlined specifications. The Contractor will be reimbursed for wholesale cost of vandalized materials and parts upon presentation of a properly itemized list of damaged materials and/or equipment. This does not include items vandalized or stolen due to the negligence of the Contractor.

     L. The Contractor shall maintain an office in Orange County and provide the Owner or Owners Representative with the office phone number during normal working hours. If a telephone answering service is utilized, the answering service shall be capable of contacting the Contractor by radio, car phone or pager. The contractor is further required to provide the Owner with an emergency number for contact outside normal working hours.

     M. The Contractor shall remove weeds from cracks in sidewalks and parking lots on a monthly basis.

     N. Due care will be exercised in protecting from damage all existing facilities, structures and utilities, both above and below ground.

     O. The Contractor will provide the Owner with an annual holiday work schedule. The Owner will not accept any four-day extended holidays without any trash pickup of key areas.

     P. All employees shall wear a clean company uniform daily. Employees shall have some method of employee identification such as company shirts or hats at all times while on the Owners property.

     Q. A competent supervisor, able to communicate in English shall be on the project grounds during all maintenance activities.

     R. The Contractor's representative with landscape knowledge will perform a job walk with the Owner or Owner's Representative on a regular basis or as requested by the Owner.


VII - Pesticides.


     A. All materials will be in strict accordance with the California Food and Agriculture Code.

     B. The Owner will be notified prior to every chemical application especially in areas where there is a potential for chemicals to enter air intakes to the buildings.

     C. Pesticides will be applied at times which limit possibility of contamination from climatic factors. Applicator will avoid making application immediately prior to inclement weather to eliminate potential runoff to treated areas. Where water is required to increase pesticide efficiency it will be applied only in quantities of which each area is capable of receiving without runoff.

     D. Care will be taken in transferring and mixing pesticides to prevent contamination areas outside the target area. Application methods will be confined to the target area. Disposal of pesticides will be within the guidelines established in California Food and Agriculture code or any state or local governing agencies.

     E. The Contractor will maintain chemical application records required by the State guidelines.


XIII- Exclusions to this Contractor's Agreement
     A.   Materials only to replace broken tree stakes.

     B. Materials only to replace sprinkler equipment due to theft or vandalism.

     C.   Materials only to replace plant material due to theft.

     D.   Materials only to replace annual color as specified.


Xl - Equal Employment Opportunity

     The Contractor will, at his own expense, conform to the equal employment opportunity policies of the Owner and, in addition, will comply with all equal employment requirements promulgated by any governmental authority, including, without limitation, the requirements of the Civil Rights Act of 1964, 42 United States Code, Section 1983, Executive Order 11246, 11375, and 11478, the California Fair Employment Practices Act, the California Plan, and all other applicable statute or ordinances, plans or programs, inclusive, and all successors and amendments thereto, and all standards, and regulations which have been or shall be promulgated or approved by the parties or agencies which administer said Acts or Orders (hereinafter collectively referred to as EEO laws). The Contractor will have an exercise full responsibility for compliance hereunder by itself, its agents, employees, materials, and subcontractors with respect of its portion of work on this project.


XII - INS


     The Contractor shall adhere to all the rules and regulations governing current INS Codes. The Contractor shall be responsible for having a completed form I9 for each employee hired after July 1, 1987.

XIII - Safety Provisions


     The Contractor shall comply with the provisions of all state and local safety laws and regulations issued pursuant thereto and shall comply with the provisions of the Federal Occupational Safety and Health Act of 1970, CAL-OSHA, and regulations issued by any governmental agency in connection therewith and hold the Owner free and harmless from any and all claims by reason of the Contractor's failure to comply with said laws, acts, or regulations.

     The Contractor shall comply with the Air Quality Management district or a substitute governing body in the event of termination of construction activities during the Third Stage Alert. Any regulations issued by the governing agency in connection therewith shall hold the Owner free and harmless from any and all claims from loss of construction during this period.

     At no time will alcoholic beverages of any kind be consumed by the Contractor's employees or sub-contractors while on the job-site or prior to returning to their base of operations. The Contractor agrees to impose and strictly enforce a regulation to this effect and to inform the employees that such a regulation will be strictly enforced. Any employee found to have violated said regulation is to be immediately replaced. Any breach of this provision will be grounds for immediate termination of this contract by the Owner.


IX - Extra Services


     A. All plant, shrub, flower beds, ground cover, and tree removal or replacement shall be accomplished only with the approval of the Owner or Owner's Representative.

     B. The Contractor shall furnish the Owner with an itemized estimate for any extra work required. The Contractor shall not proceed without written authorization.

     C. Additional planting, removal or replacement of planting shall be charged per hour plus materials at the Contractor's cost.

     D.   Hourly rate for miscellaneous extra services shall be per hour.

     E. Major sprinkler servicing for damage caused by the acts of God, theft or vandalism, shall be charged per hour, plus materials at the Contractor's cost.

     F. The Contractor shall provide additional flats of annual color (4" pots), to be planted two (2) times per year, as requested by Owner's Representative.

                                   [SCHEMATIC]




Specific Project
Landscape Reference Plan
WARLAND/CYPRESS BUSINESS CENTER

[GRAPHIC]

DO NOT TOP TREE.

DO NOT SHEAR OUTLINE OF TREE.

PRUNE LATERAL GROWTH ANNUALLY BY SELECTIVELY REMOVING BRANCHES TO OPEN INTERIOR OF THE TREE IN ORDER TO PREVENT WIND DAMAGE.

PRUNE UP LOWER GROWTH TO 1/4 OF OVERALL TREE HEIGHT BUT NO HIGHER THAN 7 FEET MAX. FROM FINISH GRADE.

NOTE: TRISTANIA TREES WHICH ALREADY HAVE BEEN PRUNED BRANCHES HIGHER THAN 7 FEET HEIGHT FROM THE FINISH GRADE SHALL BE REMOCED AND REPLACED WITH NEW 15 GALLON SIZE TREES.


[1/4 OF OVERALL HT. (7' MAX.)

TRISTANIA/EUCALYPTUS
--------------------
PRUNING
-------

[GRAPHIC]

DO NOT TREE TREE.

DO NOT SHEAR TREE OUTLINE INTO BALL FORM.

PRUNE LATERAL GROWTH ANNUALLY BY SELECTIVELY REMOVING BRANCHES TO OPEN INTERIOR IN ORDER TO PREVENT WIND DAMAGE AND ENHANCE THE NATURAL STRUCTURE OF THE TREE.

MAKE LATERAL PRUNING CUT AT TRUNK.

PRUNE LOWER BRANCHES UP TO MAXIMUM OF 7 FEET HIGH FROM FINISH GRADE TO ALLOW FOR VEHICULAR AND PEDESTRIAN TRAFFIC.

[GRAPHIC DISPLAYING TYPICAL CUT]


CUPANIOPSIS PRUNING
-------------------

[GRAPHIC]

DO NOT TOP TREE

CENTRAL LEADER (MAIN TRUNK) OF TREE MUST REMAIN INTACT IN ORDER FOR TREE TO DEVELOP INTO ITS NATURAL FORM

PROPER LOCATION OF PRUNING CUTS

DO NOT TRIM OR 'HEAD BACK' LATERAL GROWTH.

THIN OUT ANNUALLY BY SELECTIVELY REMOVING 10 - 15% OF LATERAL BRANCHES AT TRUNK OF THE TREE.

PRUNE LOWER BRANCHES UP TO 1/4 OF OVERALL HEIGHT OF THE TREE, BUT NO HIGHER THAN 6 FEET FROM THE FINISH GRADE.

[GRAPHIC] DISPLAYING 1/4 OF OVERALL TREE HEIGHT OR 6' MAX. FROM FINISH GRADE

LIQUIDAMBAR PRUNING
-------------------

[GRAPHIC]

DO NOT POLLARD; DO NOT REPEATEDLY PRUNE PRIMARY BRANCHES AT A SAME POINT SINCE THIS WILL RESULT IN DEVELOPING KNOBBY ENDS. SEE NOTE BELOW.

SELECTIVELY 'HEAD BACK' BRANCHES THAT PROTRUDE THE OUTLINE OF THE TREE.

SELECTIVELY THIN-OUT BRANCHES TO OPEN UP TREE INTERIOR IN ORDER TO PREVENT WIND DAMAGE.

PRUNE LOWER BRANCHES UP TO 1/4 OF OVERALL HEIGHT OF THE TREE, BUT NO HIGHER THAN 6 FEET FROM THE FINISH GRADE.

REVIEW PRUNING OF TREE TWICE ANNUALLY. PRUNE PREDOMINANTLY IN WINTER.

[GRAPHIC DISPLAYING SYCAMORE PRUNING]

[CAPTION] SYCAMORE PRUNING
          ----------------



--------------------------------------------------------------------------------
NOTE: FOR TREES WHICH HAVE ALREADY INCORRECTLY PRUNED BY SEVERELY CUTTING BACK PRIMARY LATERAL BRANCHES, PRUNE OUT 60% OF NEW GROWTH.


[GRAPHIC] DISPLAYING AN EXAMPLE OF MAIN TRUNK, INCORRECTLY PRUNED LATERAL BRANCH AND A TYPICAL CUT

[GRAPHIC]

DO NOT TOP TREE

DO NOT SHEAR OUTLINE OF TREE; KEEP ITS NATURAL FORM.

LIGHTLY THIN-OUT TREE BY REMOVING ONLY SECONDARY BRANCHES WHEN FOLIAGE GROWTH BECOMES VERY DENSE.

PRUNE UP LOWER FOLIAGE TO THE HEIGHT OF 3 - 4' FOR MATURE TREES, LOWER FOR YOUNGER TREES.

[GRAPHIC] DISPLAYING 3 - 4' (FOR MATURE TREES)

[CAPTION]  MELALEUCA CLUMPS
           ----------------
           PRUNING
           -------

[GRAPHIC]


DO NOT TOP TREE

DO NOT PRUNE BACK LATERAL BRANCHES.

MINIMAL PRUNING REQUIRED

LIGHTLY THIN OUT ONLY WHERE FOLIAGE IS VERY DENSE; PRUNE SECONDARY GROWTH ON LATERAL BRANCHES AT ITS BASE.

[GRAPHIC] PRUNE UP LOWER GROWTH TO 1/4 OF OVERALL HEIGHT, BUT NO HIGHER THAN 6' FROM FINISH GRADE.

[CAPTION]  CANARY ISLAND PINE
           ------------------
           PRUNING
           -------

INFORMAL HEDGE
--------------
(SUCH AS XYLOSMA, ESCALLONIA, RAPHIOLEPIS, PITTOSPORUM, MORAEA, PHORMIUM)

DO NOT USE HEDGING HEARS ON INFORMAL SHRUB PLANTING.
DO NOT SHAPE SHRUBS INTO BALLED FORMS.
SELECTIVELY REMOVE INDIVIDUAL BRANCHES WITH HAND CLIPPERS TO
OPEN UP AND ENHANCE THE NATURAL STRUCTURE OF THE SHRUB.

NOTE:  ALLOW GROUNDCOVER TO FILL IN UNDER SHRUBS.

[GRAPHIC]

[CAPTION]  SECTION       ELEVATION
           -------       ---------

--------------------------------------------------------------------------------

FORMAL HEDGE
-------------
(SUCH AS LIGUSTRUM)

PRUNE BY HEARING WITH HEDGING HEARS INTO 'BOX' FORM.

NOTE:  ALLOW GROUNDCOVER TO FILL IN UNDER SHRUBS.

[GRAPHIC]

[CAPTION]  SECTION            ELEVATION
           -------            ---------

                                  EXHIBIT "F"
                                  -----------


                            ARCHITECT' S CERTIFICATE


               Re:   Alterations Completed On __________[Date]

                     [Name of Tenant and Address of Premises]

Gentlemen:

     We hereby declare based upon our professional opinion, that, to the best of our knowledge, information and belief, the above referenced project is in substantial compliance with the construction documents and applicable building codes.


                                        Very truly yours,


                                        [Name and Address of
                                        Architect]


                                        By: __________________________
                                             Title: __________________

                                  EXHIBIT "G"


RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:




                         SUBORDINATION, NON-DISTURBANCE
                         ------------------------------
                            AND ATTORNMENT AGREEMENT
                            ------------------------


         THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT ("Agreement") is entered into as of ______________________, 19__, between ___________________ ("Tenant"), WARLAND INVESTMENTS COMPANY, a California limited partnership ("Borrower"), 1299 Ocean Avenue, Suite 300, Santa Monica, California 90401 and __________________________________ ("Lender"), whose address is __________________________________________________________________


                                   RECITALS:
                                   ---------

         A. Tenant is the lessee or successor to the lessee and Borrower is the lessor or successor to the lessor of a certain lease dated ________________, 19__ (the "Lease").

         B. Lender has made, or will make, to Borrower a mortgage loan to be secured by a Mortgage, Deed to Secure a Debt, or Deed of Trust and Security Agreement from Borrower to Lender (the "Mortgage") on the fee title and/or leasehold interest in the real estate, wherein the premises covered by the Lease are located, as described in EXHIBIT A attached hereto.

         C. Borrower and Lender have executed, or will execute, an Absolute Assignment of Leases and Rents (the "Assignment") pursuant to which the Lease is assigned to Lender.

         D. Lender has required the execution of this Agreement by Borrower and Tenant as a condition to Lender making the requested mortgage loan or consenting to the Lease.

         E. Tenant acknowledges as its consideration for entering into this Agreement that Tenant will benefit by entering into an agreement with Lender concerning their relationship in the event of foreclosure of the Mortgage by Lender.

                                   AGREEMENT:
                                   ----------

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lender to make the requested mortgage loan or consent to the Lease, Tenant, Borrower, and Lender hereby agree and covenant as follows:

         l.       Assignment of Rents.
                  -------------------

         Borrower hereby acknowledges, confirms, and agrees that the Lease has been, or will be, assigned to Lender pursuant to the Assignment, and Lender acknowledges that the Assignment contains a license back to Borrower permitting Borrower to collect all rents, income, and other sums payable under the Lease.




                                   Exhibit "G"

         2.       Revocation of License-Back.
                  --------------------------

         Upon revocation, pursuant to the Assignment, of the license back, Borrower acknowledges that all rents, income, and other sums payable under the Lease shall be paid to Lender.

         3.       Covenants for Benefit of Lender.
                  -------------------------------

         Tenant and Borrower agree for the benefit of Lender that:

         (a) Tenant shall not pay and Borrower shall not accept, any rent or additional rent more than one month advance; and

         (b) Tenant and Borrower will not enter into any agreement for the cancellation, surrender, amendment, or modification of the Lease without Lender's prior written consent. Tenant will not terminate the Lease because of a default thereunder by Borrower unless Tenant shall have first given Lender notice and a reasonable opportunity to cure such default.

         4.       Subordination.
                  --------------

         Tenant and Lender hereby agree that the Lease is and shall at all times be subject and subordinate in all respects to the Mortgage and to all renewals, modifications, and extensions thereof, subject to the terms and conditions hereinafter set forth in this Agreement.

         5.       Non-Merger.
                  -----------

         Borrower, Tenant, and Lender agree that unless Lender shall otherwise consent in writing, the fee title to, or any leasehold interest in, the real estate and the leasehold estate created by the Lease shall not merge but shall remain separate and distinct, notwithstanding the union of said estates either in the Borrower or the Tenant or any third party by purchase, assignment, or otherwise.

         6.       Non-Disturbance and Attornment.
                  ------------------------------

         If the interests of Borrower in the real estate are acquired by Lender by foreclosure, deed in lieu of foreclosure, or any other method:

         (a) If Tenant shall not then be in default in the payment of rent or other sums due under the Lease or be otherwise in material default under the Lease, Lender agrees that the Lease and the rights of Tenant thereunder shall continue in full force and effect and shall not be terminated or disturbed except in accordance with the terms of the Lease or this Agreement;

         (b) Tenant agrees to attorn to Lender as its lessor; Tenant shall be bound under all of the terms, covenant, and conditions of the Lease for the balance of the term thereof remaining, including any renewal options which are exercised in accordance with the terms of the Lease;

         (c) The interests so acquired shall not merge with any other interests of Lender in the real estate if such merger would result in the termination of the Lease; and

         (d) If, notwithstanding any other provisions of this Agreement, the acquisition by Lender of the interest of Borrower in the real estate results, in whole or part, in the termination of the Lease, there shall be


                                   Exhibit "G"
                  deemed to have been created a lease between Lender and Tenant on the same terms and conditions as the Lease for the remainder of the term of the Lease, with renewal options, if any.

The provisions of this paragraph shall be effective and self-operative immediately upon Lender succeeding to the interests of Borrower without the execution of any other instrument.

         7.       Liability of Lender as Landlord.
                  --------------------------------

         If the interests of Borrower in the real estate are acquired by Lender by foreclosure, deed in lieu of foreclosure or any other method, Lender shall be bound to Tenant under all of the terms, covenants, and conditions of the Lease, and Tenant shall, from and after Lender's acquisition of the interests of Borrower in the real estate, have the same remedies against Lender for the breach of the Lease that Tenant would have had under the Lease against Borrower if Lender had not succeeded to the interests of Borrower, provided, however, that Lender shall not be:

         (a) Liable for any act or omission of any landlord (including Borrower) prior to the date of Lender's acquisition of the interests of Borrower in the real estate; or

         (b) Subject to any offsets or defenses which Tenant might have against any landlord (including Borrower) prior to the date of Lender's acquisition of the interests of Borrower in the real estate; or

         (c) Liable for the return of any security deposit under the Lease unless such security deposit shall have been actually deposited with Lender; or

         (d) Liable to Tenant, whether before or after Lender acquires Borrower's interest in the real estate, (i) under any indemnification provisions set forth in the Lease (including, without limitation, any environmental indemnification) or (ii) for any damages Tenant may suffer as a result of any misrepresentation set forth in the Lease, the breach of any warranty set forth in the Lease, or any act of, or failure to act by any party other than Lender and its agents, officer, and employees.

         8.       Miscellaneous.
                  --------------

         This Agreement may not be modified orally or in any other manner except by an agreement in writing signed by the parties hereto or their respective successors-in-interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, successors, and assigns. Upon recorded satisfaction of the Mortgage this Agreement shall become null and void and be of no further effect.



                                   Exhibit "G"

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TENANT:                                 ________________________________________

                                        _____________________

                                        By:     ________________________________

                                                Its:____________________________


BORROWER:                               WARLAND INVESTMENTS COMPANY, a
                                        California limited partnership


                                        By:     ________________________________
                                                Name:
                                                Co-Managing Director


                                        By:     ________________________________
                                                Name:
                                                Co-Managing Director

                                        ________________________________________

                                        _____________________


LENDER: __________________
                                        By:     _______________________________

                                                Its:____________________________











                                  Exhibit "G"

                                  EXHIBIT "H"

                              ESTOPPEL CERTIFICATE



Subject:        Lease Dated:  November 1, 1997

                Between: Warland Investments Company, Lessor, and Universal Electronics, Inc., Lessee

                     On Premises Located and Addressed as:

                               6101 Gateway Drive
                               Cypress, CA 90630


Gentlemen:

The undersigned as Lessee, hereby confirms to the best of its knowledge, the following:

         l. That it has accepted possession of the premises demised pursuant to the terms of the aforesaid Lease.

         2. That the improvements and space required to be furnished according to the aforesaid Lease have been completed in all respects.

         3. That the Lessor has fulfilled all of its duties of an inducement nature.

         4. That there are no off-sets or credits against rentals, nor have rentals been prepaid except as provided by the lease terms.

         5. That said rentals commenced to accrue on the _____ day of ___________, and are current. The Initial Basic Monthly Rent is $____________. The primary lease term expires on _____________________.

         6. That we have no notice of prior assignment, hypothecation or pledge of rents or the lease.

         7. That the aforesaid lease has not been modified, altered or amended, except as follows:

         8. That the Lease is in full force and effect, without default by Lessor or Lessee.

Date:___________________        Lessee:   Universal Electronics, Inc.,
                                          a Delaware corporation


                                          ____________________________________
                                          Name:
                                          Title:


                                          ____________________________________
                                          Name:
                                          Title:






                                  Exhibit "H"

                    [WARLAND INVESTMENTS COMPANY LETTERHEAD]


                                February 19, 1997



Ms. Birdie Kopp
Chief Financial Officer
Ikon Office Solutions, Inc.
16715 Von Karman, Suite 100
Irvine, CA 92606


                      Re: Consent to Sublease ("Consent") between Edgemont Sales Company, a division of IKON Office Solutions ("Sublessor") to Universal Electronics, Inc., a Delaware corporation ("Sublessee") for the premises located at 6101 Gateway Drive, Cypress, California (the "Premises")

Dear Ms. Kopp:

                  You have asked that Warland Investments Company, a California limited partnership, formerly Warland Investments, Ltd., a California limited partnership ("Warland"), as owner of the Promises leased to Sublessor under the lease between Warland and Sublessor, dated May 31, 1998, as amended by those certain amendments dated January 15, 1989 and October 18, 1991 (collectively, the "Master Lease"), consent to the sublease of the Premises (the "Subleased Space") to Sublessee (the "Sublease"). Please be advised that Warland grants its consent to the Sublease upon the following terms and conditions:

                  1. The Sublease shall be in the form and content of attached EXHIBIT A. Sublessee shall perform faithfully and promptly and be bound by all terms, conditions and covenants of the Master Lease, attached hereto as Exhibit B, except those inconsistent with the Sublease. Notwithstanding the foregoing,
(i) all claims of Sublessee under the Sublease or the Master Lease (collectively, the "Leases") shall be brought only against Sublessor, and Sublessee shall have no claims against Warland thereunder, (ii) Sublessor shall under no circumstances assign any claims under the leases to Sublessee for prosecution against Warland, and (iii) Sublessee shall have no right to further assign or sublease its interest in the Sublease or the Subleased Space without obtaining Warland's prior written consent (which consent shall be given or withheld in accordance with the terms of the Master Lease).

                  2, The Sublease shall at all times remain subordinate, inferior and subject to the Master Lease. Notwithstanding any provisions in the Sublease to the contrary, under no circumstances shall the term of the Sublease extend beyond the term of the Master Lease.

Ms. Birdie Kopp
February 19, 1997
Page Two



                  3. All insurance obtained by Sublessee under the Sublease shall name Warland as an additional insured and shall require thirty (30) days advance written notice to Warland in the event of cancellation of such insurance.

                  4. Under no circumstances shall this consent (a) release or discharge Sublessor from any liability to Warland, whether past, present or future, (b) be construed to modify, waive or affect any of the terms, covenants, conditions or provisions of the Master Lease, to waive any breach thereof, or to enlarge or increase the obligations of Warland thereunder, or (c) be construed as a consent by Warland to any further assignment or subletting.

                  5. Sublessor warrants and represents to Warland that as of the date of this consent (i) the Master Lease is in full force and effect, (ii) Warland is not in default under any provision of the Master Lease, (iii) no rent has been prepaid under the Master Lease, and (iv) there are no offsets or other claims by Sublessor against Warland.

                  6. Warland's consent to the Sublease is not a consent to any alterations or improvements to the Subleased Space, other than the alterations and improvements depicted on those certain plans prepared by Howard F. Thompson & Associates, dated February 10, 1997, which have been submitted to Warland and are hereby approved. Sublessee shall not permit any mechanic's or materialmen's liens to be recorded against the Premises as a result of any work undertaken on its behalf. In the event a mechanic's or materialmen's lien is recorded against the Premises, Sublessee shall, within thirty (30) days after notice from Warland, either (i) remove the lien by payment of the secured claim, or (ii) obtain a release bond in the statutory amount. The provisions of this paragraph do not modify the respective rights and obligations of Warland and Sublessor as set forth in Section 5.3 of the Master Lease.

                  7. Sublessor's rights under Section 9 of the Sublease shall be subject to the terms and conditions of Section 9 of the Master Lease.

         8. Sublessor and Sublessee agree that under no circumstances shall Warland be liable for any brokerage commission, fee, or other charge or expense in connection with the Sublease, and both Sublessor and Sublessee agree to indemnify, defend and hold Warland harmless from and against any claims, cost, expenses (including attorneys' fees), damages, liability incurred by Warland in connection with any claim for such brokerage commission or fee.

         9. This Consent is effective only upon counter-execution without modifications

 Ms. Birdie Kopp
 February 19, 1997
 Page Three

 by authorized signatories of Sublessor and Sublessee and is not assignable.

                               Very truly yours,

                               WARLAND INVESTMENTS COMPANY,
                               California limited partnership

                               By: /s/ Carl W. Robertson
                                  ----------------------------------------
                                   Carl W. Robertson
                                   Co-Managing Director


                               By: /s/ John C. Law
                                  ----------------------------------------
                                   John C. Law
                                   Co-Managing Director

AGREED TO AND ACCEPTED this
----------------------
25th day of February, 1997:


"Sublessor"


EDGEMONT SALES COMPANY,
a division of IKON OFFICE SOLUTIONS, INC.

By: /s/ Birdie Kopp
   --------------------------
    Birdie Kopp
    Chief Financial Officer


"Sublessee"

UNIVERSAL ELECTRONICS, INC.
a Delaware corporation


By: /s/ Mark Kopaskie
   ---------------------
  Name: Mark Kopaskie
       -----------------
       Executive Vice President, C.O.O.

By:
   ---------------------
  Name:
       -----------------
       Plant Engineer

                                 EXHIBIT "A"
                                 -----------

                                 THE SUBLEASE
                                 ------------


                                (See Attached)

[LOGO]  COMMERCIAL REAL ESTATE GROUP INC.
        BROKERAGE AND MANAGEMENT
        LICENSED REAL ESTATE BROKER


1.       PARTIES.

         This Sublease, dated January 10, 1997, is made between Edgemont Sales Company, a division of IKON Office Solutions, Inc. ("Sublessor"). and Universal Electronics, Inc., A Delaware Corporation ("Sublessee").

2.       MASTER LEASE.

         Sublessor is the lessee under a written lease dated May 31, 1988, wherein Warland Investments, Ltd. ("Lessor") leased to Sublessor the real property located in the City of Cypress, County of Orange, State of California, described as that certain approximately 30,768 square foot free standing building located at 6101 Gateway Drive, situated on lot AP# 134-431-19

         ("Master Premises"). Said lease has been amended by the following amendments ____________________________________________________________
         _______________________________________________________________________
         said lease and amendments are herein collectively referred to as the "Master Lease" and are attached hereto as Exhibit "A."

3.       PREMISES.

         Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the following portion of the Master Premises ("Premises"): the entire premises as described in section "2. Master Lease" above.


4.       WARRANTY BY SUBLESSOR.

         Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease.

5.       TERM.

         The Term of this Sublease shall commence on February 10, 1997 ("Commencement Date"), or when Lessor consents to this Sublease (if such consent is required under the Master Lease), whichever shall last occur, and end on December 31, 1998 ("Termination Date"), unless otherwise sooner terminated in accordance with the provisions of this Sublease. In the event the Term commences on a date other than the Commencement Date, Sublessor and Sublessee shall execute a memorandum setting forth the actual date of commencement of the Term. Possession of the Premises ("Possession") shall be delivered to Sublessee on the commencement of the Term. If for any reason Sublessor does not deliver Possession to Sublessee on the commencement of the Term, Sublessor shall not be subject to any liability for such failure, the Termination Date shall not be extended by the delay, and the validity of this Sublease shall not be impaired, but rent shall abate until delivery of Possession. Notwithstanding the foregoing, if Sublessor has not delivered Possession to Sublessee within thirty (30) days after the Commencement Date, then at any time thereafter and before delivery of Possession, Sublessee may give written notice to Sublessor of Sublessee's intention to cancel this Sublease. Said notice shall set forth an effective date for such cancellation which shall be at least ten (10) days after delivery of said notice to Sublessor. If Sublessor delivers Possession to Sublessee on or before such effective date, this Sublease shall remain in full force and effect. If Sublessor fails to deliver Possession to Sublessee on or before such effective date, this Sublease shall be cancelled, in which case all consideration previously paid by Sublessee to Sublessor on account of this Sublease shall be returned to Sublessee, this Sublease shall thereafter be of no further force or effect, and Sublessor shall have no further liability to Sublessee on account of such delay or cancellation. If Sublessor permits Sublessee to take Possession prior to the commencement of the Term, such early Possession shall not advance the Termination Date and shall be subject to the provisions of this Sublease, including without limitation the payment of rent.

6.       RENT.

         6.1 Minimum Rent. Sublessee shall pay to Sublessor as minimum rent, without deduction, setoff, notice, or demand, at 16715 Von Karman, Suite 100, Irvine, CA 92606 or at such other place as Sublessor shall designate from time to time by notice to Sublessee, the sum of Sixteen Thousand Nine Hundred Twenty-two & No/100ths Dollars ($16,922.00) per month, in advance on the first day of each month of the Term. Sublessee shall pay to Sublessor upon execution of this Sublease the sum of Sixteen Thousand Nine Hundred Twenty-two & No/100ths Dollars ($ 16,922.00 ) as rent for the month of April 1-30, 1997. If the Term begins or ends on a day other than the first or last day of a month, the rent for the partial months shall be prorated on a per diem basis. Additional provisions:______________________________________________________

              _________________________________________________________________

         6.2 Operating Costs. If the Master Lease requires Sublessor to pay to Lessor all or a portion of the expenses of operating the building and/or project of which the Premises are a part ("Operating Costs"), including but not limited to taxes, utilities, or insurance, then Sublessee shall pay to Sublessor as additional rent Subleasor's actual costs payable by Sublessor for Operating Costs incurred during the Term. Such

         ????????????????????? then as and when adjustments between estimated and actual Operating Costs are made under the Master Lease, the obligations of Sublessor and Sublessee hereunder shall be adjusted in a like manner; and if any such adjustment shall occur after the expiration or earlier termination of the Term, then the obligations of Sublessor and Sublessee under this Subsection 6.2 shall survive such expiration or termination. Sublessor shall, upon request by Sublessee, furnish Sublessee with copies of all statements submitted by Lessor of actual or estimated Operating Costs during the Term.

7.       SECURITY DEPOSIT.

         Sublessee shall deposit with Sublessor upon execution of this Sublease the sum of Thirty-three Thousand Eight Hundred forty-four and No/100ths Dollars ($ 33,844.00) as security for Sublessee's faithful performance of Sublessee's obligations hereunder ("Security Deposit"). If Sublessee fails to pay rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit for the payment of any rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee's default or breach, or for any loss or damage sustained by Sublessor as a result of Sublessee's default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall, within ten (10) days after written demand by Sublessor, restore the Security Deposit to the full amount originally deposited, and Sublessee's failure to do so shall constitute a default under this Sublease. Sublessor shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. In the event Sublessor assigns its interest in this Sublease, Sublessor shall deliver to its assignee so much of the Security Deposit as is then held by Sublessor. Within ten (10) days after the Term has expired, or Sublessee has vacated the Premises, or any final adjustment pursuant to Subsection 8.2 hereof has been made, whichever shall last occur, and provided Sublessee is not then in default of any of its obligations hereunder, the Security Deposit, or so much thereof as had not theretofore been applied by Sublessor, shall be returned to Sublessee or to the last assignee, if any, of Sublessee's Interest hereunder.

8.       USE OF PREMISES.

         The Premises shall be used and occupied only for warehousing, distribution and engineering of electronic components, and for no other use or purpose.

9.       ASSIGNMENT AND SUBLETTING.

         Sublessee shall not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of Sublessor (and the consent of Lessor, if such is required under the terms of the Master Lease).

10.      OTHER PROVISIONS OF SUBLEASE.

         All applicable terms and conditions of the Master Lease are Incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder, Sublessee the lessee thereunder, and the Premises the Master Premises, except for the following: There shall be an abatement of rent during the months of February 1 - March 31, 1997.

         Sublessee assumes and agrees to perform the lessee's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to Lessor under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Section 6 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Lessor to peform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the nondefaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder.

11.      ATTORNEYS' FEES.

         If Sublessor, Sublessee, or Broker shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

12.      AGENCY DISCLOSURE:

         Sublessor and Sublessee each warrant that they have dealt with no other real estate broker in connection with this transaction except: CB COMMERCIAL REAL ESTATE GROUP, INC., who represents the Sublessor, and Grubb & Ellis, who represents the Sublessee.

         In the event that CB COMMERCIAL REAL ESTATE GROUP, INC. represents both Sublessor and Sublessee, Sublessor and Sublessee hereby confirm that they were timely advised of the dual representation and that they consent to the same, and that they do not expect said broker to disclose to either of them the confidential information of the other party.

13.      COMMISSION.

         Upon execution of this Sublease, and consent thereto by Lessor (if such consent is required under the terms of the Master Lease), Sublessor shall pay Broker a real estate brokerage commission in accordance with Sublessor's contract with Broker for the subleasing of the Premises, if any, and otherwise in the amount of per agreement Dollars ($ ), for services rendered in effecting this Sublease. Broker is hereby made a third party beneficiary of this Sublease for the purpose of enforcing its right to said commission.

14.      NOTICES.

         All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Sublessor to Sublessee shall be sent by United States Mail, postage prepaid, addressed to the Sublessee at the Premises, and to the address hereinbelow, or to such other place as Sublessee may from

         ?????????????????????????????????????????????????????????????????????
         By United States Mail, postage prepaid, addressed to the Sublessor at the address set forth herein, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee.

         To Sublessor:   IKON Office Solutions, Inc., Attention:  Real Estate
                         Department, 825 Duportail Road, Wayne, PA  19087

         To Sublessee:   Universal Electronics, 1864 Enterprise Parkway,
                         West, Twinsburg, OH 44087

15.      CONSENT BY LESSOR.

         THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO BY LESSOR WITHIN 10 DAYS AFTER EXECUTION HEREOF, IF SUCH CONSENT IS REQUIRED UNDER THE TERMS OF THE MASTER LEASE.

16.      COMPLIANCE.

         The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment In Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.

Sublessor: IKON OFFICE SOLUTIONS, INC.     Sublessee:  UNIVERSAL ELECTRONICS
          ------------------------------             ---------------------------

By: ??????                                 By:   ???????
   -------------------------------------      ----------------------------------

Title:      CFO                            Title:  EXC. V.P. C.O.O.
      ----------------------------------        --------------------------------

By:                                        By:   Bret A. ?????
   -------------------------------------      ----------------------------------

Title:                                     Title:  Plant Engineer
      ----------------------------------        --------------------------------

Date:      2/12/97                         Date:    2-10-97
      ----------------------------------        --------------------------------



                          LESSOR'S CONSENT TO SUBLEASE

The undersigned ("Lessor"), lessor under the Master Lease, hereby consents to the foregoing Sublease without waiver of any restriction in the Master Lease concerning further assignment or subletting. Lessor certifies that, as of the date of Lessor's execution hereof, Sublessor is not in default or breach of any of the provisions of the Master Lease, and that the Master Lease has not been amended or modified except as expressly set forth in the foregoing Sublease.


Lessor: Warland Investments, Ltd.
       ---------------------------------------
By:
    ------------------------------------------
Title:
    ------------------------------------------
By:
    ------------------------------------------
Title:
      ----------------------------------------
Date:
    ------------------------------------------


--------------------------------------------------------------------------------
CONSULT YOUR ADVISORS - This document has been prepared for approval by your attorney. No representation or recommendation is made by Broker as to the legal sufficiency or tax consequences of this document or the transaction to which it relates. These are questions for your attorney.

In any real estate transaction, it is recommended that you consult with a professional, such as a civil engineer, industrial hygienist or other person, with experience in evaluating the condition of the property, including the possible presence of asbestos, hazardous materials and underground storage tanks.
--------------------------------------------------------------------------------

                                  EXHIBIT "B"
                                  -----------

                                THE MASTER LEASE
                                ----------------

                                 (See Attached)
                                 --------------

                               AMENDMENT TO LEASE
                               ------------------

         THIS AMENDMENT TO LEASE (this "Amendment") is made and entered into as of this 15th day of January, 1989, by and between WARLAND INVESTMENTS, LTD., a California limited partnership ("Warland"); and EDGEMONT SALES COMPANY, INC., a California corporation ("Edgemont").

                                    RECITALS
                                    --------

        WHEREAS Warland and Edgemont as landlord and tenant, respectively, executed that certain lease (the "Lease") dated May 31, 1988, whereby Warland leased to Edgemont those certain Premises known as 6101 Gateway Drive, Cypress, California, and

         WHEREAS Warland and Edgemont have agreed that the Basic Monthly Rent set forth in Section 5 of the Fundamental Lease Provisions of the Lease shall be increased due to the cost of the Tenant Improvements installed in the Premises by Landlord on behalf of Tenant,

        NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

         1. BASIC MONTHLY RENT. The initial Basic Monthly Rent shall be $19,505.00 per month.

        THE PARTIES FURTHER AGREE AS FOLLOWS:

         2. TERM COMMENCEMENT DATE. The Term Commencement Date set forth in
Section 8 of the Fundamental Lease Provisions shall be December 12, 1988.

         3. RENT COMMENCEMENT DATE. The Rent Commencement Date set forth in
Section 8 of the Fundamental Lease Provisions shall be January 21, 1989.

         4. EFFECTIVE DATE. This amendment shall be effective on and as of the date hereof.

         5. SEVERABILITY. If any covenant or agreement of this Amendment or the application thereof to any person or circumstance shall be held to be invalid or unenforceable, then and in each such event the remainder of this Amendment or the application of such covenant or agreement to any other person or any other circumstance shall not be thereby affected, and each covenant and agreement hereof shall remain valid and enforceable to the fullest extent permitted by law.

         6. FURTHER ASSURANCES. Each of the parties hereto agrees that it will without further consideration execute and deliver such other documents and take such other action as nay be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Amendment, so long as such actions do not adversely and materially affect the rights hereunder of the party to whom such action is required.

         7. ATTORNEY'S FEES. In the event of any controversy, claim or dispute between the parties affecting or relating to the purposes or subject matter of this Amendment, the prevailing party shall be entitled to recover from the nonprevailing party all of its reasonable expenses, including attorney's and accountant's fees.

        IN WITNESS WHEREOF, the parties hereto have entered into this Amendment as of the date first above written.

                                   WARLAND INVESTMENTS, LTD.
                                   a California limited partnership


                                   By /s/ Carl W. Robertson
                                     ---------------------------------------
                                     Carl W. Robertson
                                     Managing Director

                                        "Landlord"

                                     EDGEMONT SALES COMPANY, INC.,
                                     a California corporation


                                     By /s/ Ronald Kotloff
                                       --------------------------------------
                                        Ronald Kotloff, President

                                                 "Tenant"

                           SECOND AMENDMENT TO LEASE

         THIS SECOND AMENDMENT TO LEASE (this "Second Amendment") is made and entered into as of this ______ day of October, 1991, by and between WARLAND INVESTMENTS, LTD., a California limited partnership, as Landlord, (hereinafter "Landlord"); and EDGEMONT SALES COMPANY, INC., a California corporation, as Tenant (hereinafter "Tenant").

                                R E C I T A L S
                                ---------------

         WHEREAS Landlord and Tenant executed that certain lease (the "Lease") dated May 31, 1988, and amended by the Amendment to Lease dated January 15, 1989, whereby Landlord leased to Tenant those certain Premises known as 6101 Gateway Drive, Cypress, California, and

         WHEREAS Section 6 of the Lease provides that Tenant shall obtain Rental Insurance as defined in Section 6.1.3,

         NOW, THEREFORE, TIlE PARTIES AGREE AS FOLLOWS:

         (1) Rental Insurance.

         (a) Section 6 of the Lease shall be amended to provide that Landlord shall obtain the Rental Insurance as defined in Section 6.1.3.

         (b) Tenant shall reimburse Landlord in full for the cost of the insurance obtained by Landlord pursuant to Section 6.1.3 within thirty (30) days of receipt of written demand therefore by Landlord.

         (c) All other insurance provided for in Section 6 of the Lease shall continue to be obtained and kept in full force and effect by Tenant, at Tenant's sole cost and expense.

         2. Other Terms and Conditions. All other terms of the Lease dated May 32, 1988, as amended by the Amendment to Lease dated January 15, 1989, shall be in full force and effect.

         3. Effective Date. This Second Amendment shall be effective on and as of the date hereof.

         4. Severability. If any covenant or agreement of this Second Amendment or the application thereof to any person or circumstance shall be held to be invalid or unenforceable, then and in each such event the remainder of this Amendment or the application of such covenant or agreement to any other person or any other circumstance shall not be thereby affected, and each covenant and agreement hereof shall remain valid and enforceable to the fullest extent permitted by law.

         5. Further Assurances. Each of the parties hereto agrees that it will without further consideration execute and deliver such other documents and take such other action as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Second Amendment, so long as such actions do not adversely and materially affect the rights hereunder of the party to whom such action is required.

         6. Attorney's Fees. In the event of any controversy, claim or dispute between the parties affecting or relating to the purposes or subject matter of this Second

Amendment, the prevailing party shall be entitled to recover from the nonprevailing party all of its reasonable expenses, including attorney's and accountant's fees.

         IN WITNESS WHEREOF, the parties hereto have entered into this Second Amendment as of the date first above written.

                                        WARLAND INVESTMENTS COMPANY
                                        a California general partnership


                                        By /s/ Carl W. Robertson
                                          ----------------------------------
                                          Carl W. Robertson
                                          Managing Director

                                                    "Landlord"


                                        EDGEMONT SALES COMPANY,
                                        a California corporation

                                        By /s/ Tim Duggan
                                          --------------------------------
                                          Tim Duggan
                                          President

                                                     "Tenant"

                                     LEASE




                        WARLAND/CYPRESS BUSINESS CENTER
                        -------------------------------

                     A Project of Warland Investments, Ltd.













                           WARLAND INVESTMENTS, LTD.
                                   Landlord,



                                      AND




                         EDGEMONT SALES COMPANY, INC.,
                           a California corporation,


                                     Tenant

                                     LEASE


         This LEASE (this "Lease") is made and entered by and between WARLAND INVESTMENTS, LTD., a California limited partnership ("Landlord"), and the tenant ("Tenant") described in Item 1 of the Fundamental Lease Provisions.


                               LEASE OF PREMISES

         Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject to all of the terms and conditions set forth herein, those certain premises (the "Premises") containing approximately the number of square feet of land area described in Item 2(b) of the Fundamental Lease Provisions outlined in red and cross-hatched on that certain plot plan ("Plot Plan") attached hereto as Exhibit "A" and legally described on Exhibit "B-1", on which Landlord has constructed, or will construct pursuant to the Construction Provisions attached hereto as Exhibit "C" (the "Construction Provisions"), improvements (the "Building") containing approximately the number of square feet of rentable area described in Item 2(c) of the Fundamental Lease Provisions.

         The Premises are a part of certain real property owned by Landlord located in the City of Cypress, County of Orange, State of California more particularly described on Exhibit "B-2" attached hereto, on which Landlord has developed the Warland/Cypress Business Center (the "Business Center").



         FUNDAMENTAL LEASE PROVISIONS

1.      Tenant:  EDGEMONT SALES COMPANY, INC.
                   a California corporation

2.      Premises:
        (a)     Premises Address:  6101 Gateway Drive
                                   Cypress, California
        (b)     Premises Land Area: 86,681 square feet
        (c)     Premises Building Area: 30,768 square feet
        (d)     Premises Parking Spaces:  120 spaces

3. Initial Term: 120 months and one (1) partial month if the Lease Term commences on a day other than the first day of a calendar month
                             (See Section 1)

4.      Options to Extend Initial Term: One (1) Ten-Year Option
                             (See Section 13)

5. Basic Monthly Rent: $18,400 (may be adjusted; See Section 6 of Exhibit "C", the Construction Provisions)
        Partial Lease Month (if any) (prorated on a 30 day basis):
        $613.13 per day

        First Month's Rent (payable upon execution): $18,400.00

6.      Security Deposit: $18,400.00 (one month's rent)
        (See Section 2.3)

7.      Permitted  Use:  Administrative  offices,  warehouse  and
                         distribution

8.      Commencement Date: November 1, 1988

        Rent Commencement Date: Thirty (30) days after Term
                                Commencement Date

9.      Broker(s):  Fremont Properties
                    970 West 190th, Suite 660
                    Torrance, CA 90502

10.     Addresses For Notice:

             Landlord:

             Warland Investments, Ltd.
             1299 Ocean Avenue, Suite 300
             Santa Monica, California 90401
             Attn:   Carl W. Robertson,
                     Managing Director

             Tenant:
             Edgemont Sales Company, Inc.
             11082 Winners Circle
             P.O. Box 918
             Los Alamitos, CA 90720
             Attention:      Ron Kotloff, President

11.     Contents of Lease: Pages 1-25

        Standard Lease Provisions (Sections 1 through 13)
        Exhibits   "A"   Plot Plan
                   "B-1" Legal Description of the Premises
                   "B-2" Legal Description of the
                         Business Center
                   "C"   Construction Provisions
                   "D"   Tenant's Certificate
                   "E"   Sign Criteria
                   "F"   Landscape Maintenance
                         Specifications
                   "G"   Painting Specifications
                   "H"   Architect's Certificate
                   "I"   Estoppel Certificate

12.     Date of this Lease: May 31, 1988

        References In the Fundamental Lease Provisions to Sections in this Lease are for convenience only and designate some of the Sections of the Standard Lease Provisions in which references to particular Fundamental Lease Provisions appear. Each reference in this Lease to any of the Fundamental Lease Provisions shall be construed to incorporate all the terms provided Under each such Fundamental Lease Provision. In the event of any conflict between any Fundamental Lease Provision and the balance of the Lease, the latter shall control.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease, consisting of the foregoing provisions and Sections 1 through 13 of the Standard Lease Provisions which follow, together with the Exhibits described in Item 11 of the Fundamental Lease Provisions, all of which is Incorporated herein by this reference.

                                             WARLAND INVESTMENTS, LTD.,
                                             a California limited partnership


                                             By /s/ Carl W. Robertson
                                               -------------------------------
                                               Carl W. Robertson
                                               Title:  Managing Director


                                                     "LANDLORD"



                                              EDGEMONT SALES COMPANY, INC.
                                              a California corporation


                                              By /s/ Ron Kotloff
                                                -------------------------------
                                                Ron Kotloff
                                                Title: President

                                                        "TENANT"

TABLE OF CONTENTS

SECTION                                                                  PAGE

1.      Term...............................................................6

        1.1     Term.......................................................6
        1.2     Commencement Date..........................................6
        1.3     Tenant's Certificate.......................................6
        1.4     Lease Year.................................................6

2.      Rent and Security Deposit..........................................6

        2.1     Rent.......................................................6
        2.2     Additional Rent ...........................................7
        2.3     Security Deposit...........................................7

3.      Taxes and Utilities ...............................................7

        3.1     Real Property Taxes........................................7
        3.2     Personal Property Taxes....................................8
        3.3     Utility Charges............................................8

4.      Operation..........................................................8

        4.1     Use........................................................8
        4.2     General....................................................9
        4.3     Signs......................................................9
        4.4     Parking....................................................9
        4.5     Hazardous Materials........................................9

5.      Maintenance, Repairs, and Alterations.............................10

        5.1     Tenant Maintenance, Repair and
                Restoration Obligations...................................10
        5.2     Landlord Maintenance and Repair...........................11
        5.3     Alterations and Additions.................................11
        5.4     Mechanics' Liens..........................................12
        5.5     Failure ..................................................12
        5.6     Title ....................................................12
        5.7     Surrender.................................................12

6.      Insurance and Liability...........................................13

        6.1     Insurance.................................................13
        6.2     Insurer and Policy Form...................................13
        6.3     Waiver of Subrogation.....................................14
        6.4     Indemnification...........................................14

7.      Casualty .........................................................14

        7.1     Reconstruction............................................14
        7.2     Termination...............................................14
        7.3     Waiver of Civil Code Sections.............................15

8.      Condemnation......................................................15

        8.1     Definitions...............................................15
        8.2     Total Condemnation........................................15
        8.3     Partial Condemnation .....................................16
        8.4     Allocation of Award  .....................................16
        8.5     Waiver of Code of Civil Procedure Section ................16

SECTION                                                                   PAGE

9.      Assignment and Subletting .........................................16

        9.1     Assignment and Subletting..................................16
        9.2     Notice.....................................................16
        9.3     Termination, Sublease or Assign............................17
        9.4     Consent ...................................................17
        9.5     Additional Transactions ...................................17
        9.6     Limitation ................................................17
        9.7     Assignment and Subletting Profit Recapture.................18
        9.8     Permitted Sublessess ......................................18

10.     Subordination .................................................... 18

        10.1    Tenant's Agreement to Subordinate..........................18
        10.2    Attornment.................................................19

11.     Default and Remedies...............................................19

        11.1    Default................................................... 19
        11.2    Remedies.................................................  20
        11.3    Late Charge and Interest...................................21

12.     Miscellaneous .....................................................21

        12.1    Default by Landlord .......................................21
        12.2    Estoppel Certificates......................................21
        12.3    Holding Over  .............................................22
        12.4    Quiet Enjoyment............................................22
        12.5    Force Majeure ............................................ 22
        12.6    Sale of the Premises  .....................................22
        12.7    Construction Warranties....................................23
        12.8    Recording .................................................23
        12.9    Financial Statements.......................................23
        12.10   Access by Landlord.........................................23
        12.11   Notice.....................................................23
        12.12   Time ......................................................23
        12.13   Entire Agreement...........................................23
        12.14   Further Assurances ........................................24
        12.15   Applicable Law.............................................24
        12.16   Controversy ...............................................24
        12.17   Headings and Gender........................................24
        12.18   Successors ................................................24
        12.19   Corporate Authority........................................24

13.     Addendum ..........................................................24

        13.1    Rental Adjustments.........................................24
        13.2    Option to Renew ...........................................24
        13.3    Calculation of Rent During Option Period
        13.4    Rental Adjustments During Option  Period...................25
        13.5    Rent Relief................................................25

EXHIBIT "A-1"   Plot Plan
EXHIBIT "B-1"   Legal Description of the Premises
EXHIBIT "B-2"   Legal Description of the Business Center
EXHIBIT "C"     Construction Provisions
EXHIBIT "D"     Tenant's Certificate
EXHIBIT "E"     Sign Criteria
EXHIBIT "F"     Landscape Maintenance Specifications
EXHIBIT "G"     Painting Specifications
EXHIBIT "H"     Architect's Certificate
EXHIBIT "I"     Estoppel Certificate

                           STANDARD LEASE PROVISIONS

     1. Term.

          1.1 Term. The initial term of this Lease ("Initial Term") shall be as specified in Item 3 of the Fundamental Lease Provisions, commencing as of the date (the "Commencement Date") described in Section 1.2 and, unless sooner terminated in accordance with the provisions hereof, ending on the last day of the Initial Term. Notwithstanding the foregoing, in the event the Commencement Date is a day other than the first day of a month, there shall be added to the Initial Term specified in Item 3 of the Fundamental Lease Provisions, the period (the "Partial Lease Month") from the Commencement Date to the first day of the next calendar month. As used herein, "Term" shall mean the Initial Term and all option periods ("Option Periods"), if any, described in Section 13.

          1.2 Commencement Date. The Commencement Date shall be either (i) the date of substantial completion ("Substantial Completion") of Landlord's obligations for construction of the Premises in accordance the Construction Provisions (Exhibit "C"), or (ii) November 1, 1988, whichever occurs last. Substantial Completion is defined as the date Landlord notifies Tenant that Landlord's obligations for construction of the Premises have been substantially completed in accordance with the Construction Provisions. Certification by Landlord's Architect (the ("Project Architect") of Substantial Completion shall be conclusive and binding upon the parties hereto. Notwithstanding the foregoing, in the event that Substantial Completion is delayed by reason of any act or omission of Tenant, (a "Tenant Delay"), the date specified in clause (i) above shall be the date Substantial Completion would have occurred had the Tenant Delay(s) not occurred. In no event shall Tenant be required to take possession of the Premises prior to November 1, 1998.

          Landlord may provide for Substantial Completion of the Premises on or after the Target Commencement Date. Landlord shall deliver possession of the Premises to Tenant on or before the date of Substantial Completion of the Premises. Landlord shall exercise reasonable efforts to notify Tenant 30 days in advance of the estimated Commencement Date. However, in the event delivery of the Premises is delayed beyond the Target Commencement Date for any reason, Landlord shall not be liable or responsible to Tenant for any loss or damage suffered by Tenant resulting from such delay.


          1.3 Tenant's Certificate and Certificate of Occupancy. Tenant shall execute and deliver to Landlord within 10 days after the Commencement Date a certificate substantially in the form of Exhibit "D" (the "Tenant's Certificate"). The failure of Tenant to execute and deliver the Tenant's Certificate shall constitute an acknowledgment by Tenant that the statements included in Exhibit "D" are true and correct, without exception. Within 60 days following the Commencement Date, Landlord shall procure and deliver to Tenant a copy of the certificate of occupancy for the Premises issued by the appropriate governmental agency.

          1.4 Lease Year. A Lease Year shall consist of a period of 12 consecutive full calendar months. The first Lease Year shall begin on the Commencement Date or, if the Commencement Date does not occur on the first day of a calendar month, on the first day of the calendar month next following the Commencement Date. Each succeeding Lease Year shall commence upon the anniversary date of the first Lease Year.

     2. Rent and Security Deposit.

          2.1 Rent. Tenant shall pay to Landlord as Rent ("Rent") for the Partial Lease Month, if any, and for each month of each Lease Year during the Term, when due and without offset or deduction, the Basic Monthly Rent described in Item 5 of the Fundamental Lease Provisions.

          Each installment of Basic Monthly Rent shall be paid in lawful tender in advance to Landlord at the address specified in Item 10 of the Fundamental Lease Provisions or to such other address as Landlord shall designate in writing to Tenant on or before the first day of the calendar month for which Rent is due. If the Commencement Date is on a day other than the first day of a calendar month, then the Rent for the Partial Lease Month shall be prorated on the basis of a 30-day month and shall be payable in advance on or before the Commencement Date.

          2.2 Additional Rent. Tenant shall also pay as additional rent ("Additional Rent") all other payments, if any, to be made by Tenant pursuant to the provisions of this Lease, payable when due. Additional Rent and Basic Monthly Rent are sometimes collectively referred to herein as "Rent."

          2.3 Security Deposit. Tenant agrees to deposit with Landlord simultaneously with the execution of this Lease by Landlord a security deposit (the "Security Deposit") securing Tenant's faithful performance of all the terms, covenants and conditions hereunder in the amount set forth in Item 6 of the Fundamental Lease Provisions. In the event of any default ("Default") described in Section 11.1, Landlord may from time to time, without any obligation to do so, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in Default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's Default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's Default. If any portion of the Security Deposit is so used or applied Tenant shall, within five days after written demand therefor, deposit each with Landlord in an amount sufficient to restore the Security Deposit to its original amount; Tenant's failure to do so shall be a Default under this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any remaining balance thereof, shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within 10 days following expiration of the Term. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer the Security Deposit to Landlord's successor in interest.

     Taxes and Utilities

          3.1 Real Property Taxes.

              3.1.1 Real Property Taxes Defined. "Real Property Taxes" means (i) any and all forms of tax, assessment, license fee, excise, bond, levy, charge or imposition (collectively referred to herein as "Taxes", general, special, ordinary or extraordinary, imposed, levied or assessed against the Building, the Premises, the Business Center or any interest of Landlord or any mortgagee thereof in the same, by any authority or entity having the direct or indirect power to tax, including without limitation, any city, county, state or federal government, or any fire, school, redevelopment, agricultural, sanitary, street, lighting, security, drainage or other authority, political subdivision or improvement district thereof, (ii) any Tax in substitution, partially or totally, of any Tax now or previously included within the definition or Real Property Taxes, including without limitation, those imposed, levied or assessed to increase tax increments to governmental agencies, or for services such as (but not limited to) fire protection, police protection, street, sidewalk and road maintenance, refuse removal or other governmental services previously provided without charge (or for a lesser charge) to property owners and/or occupants, (iii) any Taxes allocable to or measured by the area of the Building, the Premises, the Business Center or any Rent payable hereunder, including without limitation, any gross income tax or excise tax on the receipt of such Rent or upon the possession, leasing, operation, maintenance, repair, use or occupancy by Tenant or Landlord of the Premises, and (iv) any Taxes on the transfer or transaction directly or indirectly represented by this Lease, by any subleases or assignments hereunder or by other leases in the Business Center or by any document to which Tenant is a party, creating or transferring (or reflecting the creation or transfer) of an interest or estate in the Premises. Notwithstanding the foregoing, during the Initial Term of this Lease, Tenant shall not be obligated to pay increases in Real Estate Taxes due to the sale of the Building, the Premises or the Business Center. Real Property Taxes shall not include any general franchise, income, estate or inheritance tax imposed on Landlord.

          3.1.2 Payment. Tenant shall pay all Real Property Taxes applicable to the Premises during the Term not less than 10 days prior to the delinquency date therefor and within five days thereafter shall provide Landlord with written evidence satisfactory to Landlord of payment of the same. In the event that any such Real Property Taxes are applicable to periods other than during the Term, the parties shall equitably prorate the amount payable by Tenant and shall provide for reimbursement to Landlord or Tenant, as required. Landlord shall be responsible for and shall pay the Real Property Taxes up to the Commencement Date. At Landlord's option, Landlord shall pay on behalf of Tenant the Real Property Taxes. Landlord shall invoice Tenant for said Real Property Taxes and Tenant shall remit same within five days for receipt of said invoice. Landlord shall forward Real Property Taxes statements to Tenant within a reasonable time period following receipt of same from the County Tax Collector.

          3.1.3 Separate Assessment. Landlord shall use its best efforts to cause the Premises to be separately assessed from other real property owned by Landlord. In the event Landlord is unable to obtain a separate assessment of the Premises, the county assessor's work sheets or other records, if available, shall be used by Landlord in reasonably determining that portion of the Real Property Taxes levied or assessed against the tax assessment parcel, of which the Premises are a part, properly allocable to the Premises. In the event such work sheets or other records are not available, Landlord shall reasonably and equitably allocate the Real Property Taxes levied or assessed against the tax assessment parcel of which the Premises are a part between the Premises and the remainder of such tax assessment parcel.

          3.2 Personal Property Taxes. Tenant shall pay, or cause to be paid, not less than 10 days prior to delinquency any and all taxes, assessments, license fees and other charges levied or assessed during the Term upon all of Tenant's Alterations, leasehold improvements, equipment, furniture, fixtures, and any other personal property located in, on or about the Premises. In the event of any or all of Tenant's Alterations, leasehold improvements, equipment, furniture, fixtures and other personal property shall be assessed and taxed with the real property, Tenant shall pay to Landlord such taxes within 10 days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property.

          3.3 Utility Charges. Tenant shall be solely responsible for, and shall pay promptly the cost of, (including connection and other charges) all heat, water, gas, light, electrical, sewer, telephone and other services and utilities supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to the Premises, Tenant shall pay Tenant's share, as reasonably determined by Landlord, of all charges jointly metered with other real property owned by Landlord.

     4. Operation.

          4.1 Use. Tenant shall use the Premises solely for the purpose set forth under Item 7 of the Fundamental Lease Provisions and shall not use or permit the Premises or any part thereof to be used for any other purpose or purposes whatsoever. Tenant shall keep the Premises and every part thereof, in a clean and wholesome condition, free from any objectionable noises, odors, or nuisances, and shall comply with all health and police regulations applicable thereto in all respects. Tenant

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
agrees that all trash and rubbish of Tenant shall be deposited only in receptacles as provided by Landlord and that there shall be no other trash receptacles permitted to remain outside the Premises.

          4.2 General. Tenant, for itself, its sub-tenants, concessionaires and its and their employees, agents, customers, invitees and licensees, agrees (a) not to cause, permit or suffer any nuisance or waste to or of the Premises or any disturbance of the quiet enjoyment of any other tenant in the Business
Park, including, without limitation, (i) the use or permission of use of any medium, such as loudspeakers, sound amplifiers, exterior lighting or other devices, capable of being heard or seen outside the Premises, such as flashing lights, searchlights, loudspeakers, phonographs or radio broadcasts, or (ii) the affixing, posting or distribution in, on or about the Premises or the Business Center of any signs, handbills, circulars, advertisements or papers or other materials or matters, except upon the prior written consent of Landlord,
(b) to comply with (i) any and all federal, state, county or municipal statutes, laws, ordinances, rules, regulations and orders at any time, now or in the future affecting the Premises, including without limitation, any of the same requiring improvements to or alteration of the Premises, (ii) any and all covenants, conditions, restrictions or easements affecting the Premises or the Property and (iii) each and all of the provisions of this Lease, any policies of insurance at any time now or in the future in effect pursuant to this Lease and any deeds of trust at any time nor or in the future affecting the Premises and
(c) not to take or do, permit or suffer any action or thing which would in any way (i) increase or cause to be increased the rates of any policy of insurance at any time now or in the future in any way affecting the Premises, or (ii) subject Landlord, its other tenants or subtenants, or their employees, agents, customers, invitees or licensees, to any liability for injury to any person or any property as a result thereof.

          4.3 Signs. Tenant shall be permitted to construct and maintain on or about the Premises such monument, free-standing or attached signs ("Signs") identifying Tenant, the number, type, design, color, location, site configurations and materials which shall be (a) consistent with the Sign Criteria of the Warland/Cypress Business Center ("Sign Criteria") attached hereto as Exhibit "E", (b) consistent with applicable governmental statutes, laws, ordinances, rules, regulations and orders and shall have been approved by all governmental entities having jurisdiction with respect thereto, (c) approved by Landlord in advance in writing and (d) subject to the provisions of
Section 5.3.

          4.4 Parking. Tenant shall limit its parking to the parking lot on the Premises. Tenant shall not permit any parking by its employees, agents, subtenants, customers, invitees, concessionaires or visitors on the streets surrounding the premises.

          4.5 Hazardous Materials. Landlord and Tenant agree as follows with respect to the existence of use of "Hazardous Material" (as defined below) on the Premises:

               4.5.1 Tenant shall (i) not cause or permit any Hazardous
Material to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord which Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord's reasonable satisfaction that such Hazardous Material is necessary for Tenant's business and will be used, kept and stored in a manner that complies with all Laws pertaining to any such Hazardous Material. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises caused or permitted by Tenant results in contamination of the Premises, or if contamination of the Premises by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of

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
rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space in the building in which the Premises is located, and sums paid in settlement of claims, attorneys's fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local government agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Property. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises caused or permitted by Tenant results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material to the Premises; provided that (i) Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises and
(ii) such actions are calculated to cause the least amount of inconvenience to other Tenants.

               4.5.2 Notwithstanding anything in this Lease to the contrary, it shall not be unreasonable for Landlord to withhold its consent to any proposed assignment, sublease or transfer if (i) the proposed transferee's anticipated use of the Premises involves the generation, storage, use, treatment or disposal of Hazardous Material; (ii) the proposed transferee has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such transferee's actions or use of the property in question; or
(iii) the proposed transferee is subject to any enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material.

               4.5.3 As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a "hazardous material", "hazardous substance", or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a "hazardous substance" under Section 26281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos,
(vii) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20 (viii) designated as a "hazardous substance" pursuant to
Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317),
(ix) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), or (x) defined as a "hazardous substance" pursuant to
Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (421 U.S.C. Section 9601).

     5.   Maintenance, Repairs, and Alterations.

          5.1 Tenant Maintenance, Repair and Restoration Obligations. Subject to the provisions of Sections 5.2, 7.1 and 8.3, Tenant shall, during the Term, at Tenant's sole cost and expense, keep the Premises and every part thereof in good, clean, safe, attractive and lawful order, condition and repair. The portions of the Premises subject to such maintenance and repair obligations shall include, but shall not be limited to, the roof, walls and foundation of the Building, all parts of all electrical, water, gas, telephone, security, sewage and other utility systems located on the Premises or serving the Premises, all portions of the heating, ventilation and air conditioning systems ("HVAC") serving the Premises and all sidewalks, driveways, landscaping, signs, truck travel lanes, parking lots, and fences located or to be located on the Premises.

               In the performance of its landscape maintenance obligations, Tenant shall follow the Landscape Maintenance Specifications of the Warland/Cypress Business Center attached hereto as Exhibit "F". Furthermore, Tenant shall contract with R&D Landscaping & Irrigation for the on-going maintenance of the landscaping, or with such other landscaping maintenance firm as shall be approved by Landlord. Tenant shall obtain a service contract for repairs and maintenance of the HVAC system, which maintenance contract shall conform to the requirements of the warranty, if any, provided in connection with the initial HVAC system, with a copy of the service contract to be furnished to Landlord within 30 days of execution of this Lease. In addition, Tenant shall be responsible for the repainting of the exterior of the Premises during the fifth to sixth year of the Lease Term, if reasonably required, at Tenant's sole cost, and pursuant to the original Painting Specifications (including, but not limited to, the color specifications), attached hereto as Exhibit "G". Tenant shall be responsible for the resurfacing of the parking lot of the Premises during the fifth to sixth year of the Lease Term, if reasonably required, at Tenant's sole cost.

               Tenant expressly waivers the benefits of any statute at any time now or in the future in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition or repair, including, without limitation, California Civil Code Sections 1940, 1941 and 1942.

          5.2 Landlord Maintenance and Repair. Except as specifically provided in this Section 5.2 and Sections 7 and 8, Landlord shall have no obligation to maintain or repair the Premises. Except as provided in Sections 7 and 8, there shall be no abatement of Rent and in no case shall there be any liability of Landlord to Tenant or any other individual or entity by reason of (a) any injury to unless such injury is directly caused by Landlord's gross negligence or wilful act) or interference with Tenant's business arising from the making or any repairs, alterations or improvements in or to any portion of the Business Center, the Building or to the Premises or in or to fixtures, appurtenances and equipment therein or (b) any entry onto the Premises by Landlord for purposes of making such repairs, alterations or improvements or any other purpose.

          5.3 Alterations and Additions. Tenant shall not, without Landlord's prior written consent, which consent shall not be unreasonably withheld, make any alterations, additions, improvements or utility installations ("Alterations") in, on or about the Premises. Landlord hereby consents to all nonstructural Alterations to the interior of the Premises, the cost of which does not exceed $100,000.00 in the aggregate in any one Lease Year. As a condition to its consent, Landlord may require (a) Alterations to be made under the supervision of a competent architect or structural engineer in accordance with plans and specifications approved in advance by Landlord, and (b) Tenant to provide Landlord, at Tenant's sole cost and expense, with a lien and completion bond in an amount equal to one and one-quarter times the estimated cost of such Alterations to insure Landlord against any liability for liens and to insure completion of such Alterations. In determining whether to grant or deny such consent, Landlord may also consider the aesthetics of any proposed Alterations and whether such Alterations would enhance the physical appearance and value of the Premises. Upon completion of any Alterations, Tenant agrees to
(i) cause a Notice of Completion to be
recorded in the Office of the County Recorder in the County of Orange in accordance with Section 3093 of the California Civil Code, and (ii) cause Tenant's Architect to complete and sign the Architect's Certificate in the form attached hereto as Exhibit "H". All such Alterations shall be done in a good, workmanlike manner, shall be diligently prosecuted to completion and shall be performed and done strictly in accordance with all applicable governmental statutes, laws, rules, regulations, ordinances and orders, including, without limitation the State of California Title 24 Energy Regulations. In any event, Tenant shall give Landlord not less than 30 days' written notice prior to the commencement of any Alterations and Landlord shall have the right to post notices of nonresponsibility on or about the Premises.

          5.4 Mechanics' Liens. Tenant agrees (a) that it will promptly pay for all costs of Alterations or other work done or permitted by it or caused to be done by it on or about the Premises, (b) that it will keep the Premises free and clear of any liens arising out of any such Alterations or otherwise, (c) that should any such lien be made or filed against the Premises on account of such Alterations, or other work done, permitted, or caused to be done, by Tenant, Tenant shall, at its sole cost and expense, bond against or discharge such lien within 10 days after receipt of written request to do so from Landlord.

          5.5 Failure. In the event that Tenant fails, refuses or neglects to commence and complete repairs promptly and adequately, to remove any liens, pay any costs, expense, to reimburse Landlord or to otherwise perform any act or fulfill any obligation required of Tenant pursuant to this Section 7.5, Landlord may, at its option, make or complete any such repairs, remove such lien, pay such costs, or perform such acts, or the like, without prior notice to do so but at the sole cost and expense of Tenant; Tenant agrees to reimburse Landlord for all costs and expenses of Landlord thereby incurred within ten
(10) days after receipt by Tenant from Landlord of a statement setting forth an amount of such costs and expenses. The failure by Tenant to so make repairs, to remove any lien, to pay any such costs or expense or to so reimburse Landlord (in the case of reimbursement within such ten (10) day period), shall constitute a default by Tenant under this Lease and shall carry with it the same consequences as the failure to pay any installment of rent. Landlord's rights and remedies, pursuant to this Section 7.5, shall be in addition to any and all other rights and remedies provided under this Lease or by law.

          5.6 Title. All right, title and interest in and to the Premises and any Alterations thereto including, without limitation, all improvements constructed pursuant to the Construction Provisions, shall be held by and retained by Landlord and shall be free and clear of any claim or interest of Tenant upon expiration or sooner termination of this Lease. Subject to the provisions of Section 5.6, Tenant shall not waste, destroy or remove any improvements, fixtures, or other property affixed to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

          5.7 Surrender. Upon expiration or any sooner termination of this Lease, Tenant shall, at its sole cost and expense, excepting reasonable wear and tear not resulting from the failure of Tenant to perform its obligations under this Section 5, promptly (i) at Landlord's written election, undo and remove all trade fixtures, personal property, installations, Alterations, signs and leasehold improvements made by, on behalf of, or otherwise within the possession of, Tenant, its subtenants, or their employees or agents, on or about the Premises requested to be removed and undone by Landlord, (ii) restore, at Landlord's written election, the floor, ceiling and walls of the Premises to their condition immediately preceding the Commencement Date, and
(iii) surrender up and deliver possession of the Premises to Landlord, broom clean and in the same condition, order and repair existing immediately preceding the Commencement Date.

     6. Insurance and Liability.

          6.1 Insurance. Tenant shall, at Tenant's expense, obtain and keep in full force during all portions of the Term and effective upon tender of possession of the Premises:

               6.1.1 Liability Insurance. A policy of comprehensive public liability insurance insuring against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto and contractual indemnity insurance insuring Tenant's obligations under Section 6.5.1 (collectively, "Liability Insurance"). Such Liability Insurance shall have limits of not less than $6,000,000 for combined single limit for injury, death or any one or more persons and property damage. The limits of the Liability Insurance shall never be decreased, but shall be increased in accordance with increases, if any, reasonably determined by Landlord to be necessary to maintain policy limits from time to time in amounts customary and usual for premises comparable to the Premises; such increases, if any, are to be made on a yearly basis on or about the anniversary of the Commencement Date;

          6.1.2 All Risk Insurance. A policy of all Risk Insurance ("All Risk Insurance") insuring the Premises, all improvements contained thereon, Alterations thereto and all other property located on the Premises against loss by all perils covered under All Risk Insurance including, without limitation, fire, malicious mischief, extended coverage, vandalism, and special extended perils in an amount equal to their full new replacement cost. The All Risk Insurance shall not cover Tenant's personal property, removable trade fixtures and Alterations not constituting replacements of components of the original Building demised hereunder.

          6.1.3 Rental Insurance. A policy of rental insurance ("Rental Insurance") against loss or damage by fire and other perils covered by All Risk Insurance in an amount, during the Partial Lease Month, if any, and the first Lease Year, not less than the Basic Annual Rent payable hereunder for the Partial Lease Month, if any, and the first Lease Year, and during each Lease Year thereafter in an amount not less than the greater of the Basis Monthly Rent payable hereunder for such Lease Year or the sum of all Rent which was payable hereunder for the then immediately preceding Lease Year;

          6.1.4 Plate Glass Insurance. A policy of full coverage plate glass insurance on the Premises (provided, however, Tenant may self-insure for this coverage); and

          6.1.5 Workers' Compensation Insurance. A policy of workers' compensation insurance insuring all of Tenant's employees working on or about the Premises with coverage limits not less than those required by applicable law.

     6.2 Insurer and Policy Form. All insurance policies required to be obtained by Tenant pursuant to the provisions of this Section 6, (i) shall be carried only through responsible insurance companies rated A:XII or better in the most current "Best's Key Rating Guide", (ii) shall be primary and noncontributing with, and not in excess of, any insurance coverage which may be carried by Landlord, (iii) shall name Landlord and any other parties designated by Landlord as an insured, and (iv) shall contain language or bear endorsements that such policy or policies shall not lapse be cancellable or be subject to reduction of coverage without giving Landlord 30 days' prior written notice thereof. Within 30 days after the initial purchase of said insurance policies, but not more than 25 days after the Commencement Date and within 30 days after every material change therein, Tenant shall provide Landlord a copy of each such policy of insurance or a certificate of insurance certifying to the existence of such insurance in effect in a form consistent with the requirements of this Section 6.

          6.3 Waiver of Subrogation. Each policy of insurance obtained by either party pursuant to this Lease insuring against the perils required to be covered in the All Risk Insurance, whether or not such policy is required to be obtained hereunder, shall expressly waive all rights of subrogation against the other and their respective officers, directors, general partners, employees, agents and representatives.

          6.4 Indemnification. From and after the date of execution hereof by Landlord, Tenant shall indemnify, defend and hold Landlord harmless against and from all claims, demands, actions, causes of actions, damages, liabilities, objections, costs and expenses, including, without limitation, attorneys' fees arising from (i) the construction, repair, alteration, improvement, use, occupancy or enjoyment of the Premises by Tenant or any person thereon, including, without limitation, any labor dispute involving Tenant, (ii) any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease of (iii) any negligent or wrongful act or omission of Tenant, or any officer, agent, employee, guest or invitee of Tenant in or about the Premises. Notwithstanding the foregoing, the indemnifications provided under this Section 6.5.1 shall not apply to any claims resulting from the gross negligence or willful misconduct of landlord.

     7. Casualty.

          7.1 Reconstruction. Subject to the provisions of Sections 7.1.2 and 7.2, in the event the Premises are damaged by fire or any other peril (other than, at the option of Landlord, the negligence or wilful misconduct of Tenant, its employees or contractors), Landlord shall repair, reconstruct and restore (collectively, "Restore" or "Restoration") with reasonable promptness the Premises (other than any property of Tenant which is not insured pursuant to Section 6.1, Restoration of which shall be conducted by Tenant) to a condition reasonably equivalent to its condition immediately prior to such damage. In such case, this Lease shall remain in full force and effect, except that in all case, this Lease shall remain in full force and effect, except that in all cases of damage (other than that resulting from the negligence or wilful misconduct of Tenant, its employees or contractors) Tenant shall be entitled to a proportionate reduction of the Basic Annual Rent from the date of damage until substantial completion, as certified by Landlord's architect, of Restoration of such damage, based upon the extent to which the damage and making of such repairs shall reasonably interfere with the occupancy by Tenant of the Premises; provided, however, that such reduction of Basic Monthly Rent shall be only to the extent of the proceeds of the rent insurance to be obtained under Section 6.1.3.

               7.1.2 Insurance Deficiency. In the event of any damage to the Premises by fire or any other peril required to be insured by Tenant pursuant to
Section 6.1, (i) Tenant shall bear the risk that the insurance coverage to be provided by Tenant under Sections 6.1.2 and 6.1.3 will be sufficient to cover the full replacement cost of the Restoration of the Premises by Landlord under
Section 7.1 and any abatement of Basic Monthly Rent under Section 7.1 and (ii) Tenant shall be solely responsible for the payment of the cost of any deficiency thereof. Following adjustment of the loss and the obtaining of a guaranteed maximum cost construction contract covering the Restoration, if Landlord determines there may be a deficiency in insurance proceeds, Landlord shall deliver written notice thereof to Tenant, together with an estimate of the deficiency. Promptly following receipt of such notice, Tenant shall promptly deposit in cash the amount of such deficiency with Landlord. Following completion of the Restoration, if the deposit was insufficient Tenant shall pay the cost of the remaining deficiency; if the deposit was excessive, Landlord shall return the excess to Tenant. Landlord shall not be required to commence the Restoration until it has received such deposit.

          7.2 Termination.

               7.2.1 Uninsured Casualty. In the event the Premises are damaged as a result of any peril other than the perils covered by

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


insurance or self-insured by Tenant pursuant to Section 6.1 (an "Uninsured Casualty"), then Landlord shall forthwith Restore the same, provided the cost of such Restoration does not exceed $200,000.00. In the event of an Uninsured Casualty where the cost of Restoration of the Premises, as reasonably determined by the Landlord, exceeds such amount, then Landlord shall have the option to (a) Restore such damage, with this Lease continuing in full force and effect, but with the Basic Annual Rent to be proportionately reduced as provided in Section 7.1, or (b) terminate this Lease. Landlord's option to terminate this Lease shall be exercisable by delivery of 30 days' prior written notice to Tenant, given at any time within 60 days of such damage or destruction.

               7.2.2 Other Termination. In the event that any damage occurs during the last 12 months of the Term and the cost of Restoration of such damage exceeds $300,000.00, Landlord and Tenant (except as to Tenant in the case where such damage results from the negligence or wilful misconduct of Tenant, its employees or contractors) shall each have the option, exercisable at any time within 60 days of such damage, to terminate this Lease on 30 days' prior written notice to the other party.

               7.2.3 Payment of Rent. In the case of any termination of this Lease pursuant to this Section 7.2, all Rent, reduced for the period from the date of damage through the date of termination of this Lease in an amount proportionate to the extent, if any, to which such damage interfered with Tenant's occupancy of the Premises, shall be paid by Tenant through the date of such termination.

          7.3 Waiver of Civil Code Sections. Tenant hereby waives the benefit of the provisions of Sections 1932(2) and 1933(4) of the California Civil Code with respect to any partial or total destruction of the Premises.

     8. Condemnation

          8.1 Definitions.

               8.1.1 Condemnation. Condemnation ("Condemnation") shall be defined as (i) the taking of all or any portion of the Premises through the exercise of any governmental power of condemnation or eminent domain, whether by legal proceedings or otherwise, by any public or quasi-public authority, private corporation, entity or individual having the power of condemnation or eminent domain ("Condemnor") or (ii) any voluntary sale or transfer by Landlord, either under the threat of Condemnation or while Condemnation proceedings are pending.

               8.1.2 Total Condemnation. Total condemnation ("Total Condemnation") shall be defined as the Condemnation of the entire Premises.

               8.1.3 Partial Condemnation. Partial condemnation ("Partial Condemnation") shall be defined as any Condemnation that does not constitute a Total Condemnation.

               8.1.4 Condemnation Date. Condemnation date ("Condemnation Date") shall be defined as the earlier of (i) the date of constructive or actual possession of that portion of the Premises subject to Condemnation is taken by the Condemnor or (ii) the date when title to that portion of the Premises subject to Condemnation vests in the Condemnor or its nominee.

               8.1.5. Award. Award ("Award") shall be defined as all compensation awarded, paid or received in connection with a Condemnation.

          8.2 Total Condemnation. In the event of a Total Condemnation, this Lease shall terminate as of the Condemnation Date.

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
          8.3 Partial Condemnation.

          8.3.1 Termination. In the event of any Partial Condemnation of the Premises which substantially impairs the use of the remainder of the premises by Tenant, Tenant and Landlord shall each have the option to terminate this Lease, exercisable upon 60 days' prior written notice delivered to the other party at any time within 30 days after the Condemnation Date.

                8.3.2 Abatement of Rent. In the event of any Partial Condemnation, Rent payable as of the Condemnation Date, but during and only during the period of such Partial Condemnation, shall be abated by an amount equal to the then Rent multiplied by a fraction, the numerator of which is equal to the total square footage of rentable area of that portion of the Premises which is subject to Condemnation and the denominator of which is equal to the total ground floor square footage of the Premises.

               8.3.3 Restoration. In the event of any Partial Condemnation where this Lease is not terminated pursuant to Section 8.3.1, Landlord shall with reasonable promptness, Restore the Premises to a single self-contained unit in a condition as near as reasonably possible to the condition of the Premises immediately preceding Condemnation; provided, however, Landlord's obligation to Restore the Premises shall be limited to that portion of the Award by Landlord attributable to severance damages.

          8.4 Allocation of Award. Subject to the provisions of this Section 8.4, the entire Award made as a result of any Condemnation shall belong solely to, and shall be the sole property of, Landlord, whether such Award shall be as compensation for diminution in value of this Lease, for the value of any unexpired portion of the Term, or as compensation for the fee or for the Premises, and Tenant shall have no claim against either Landlord or the Condemnor with respect thereto. Notwithstanding the foregoing, Tenant shall be entitled to pursue an Award for moving or relocation expenses and for the unamortized value of any trade fixtures or Alterations of Tenant subject to Condemnation. Tenant does hereby covenant and agree, upon the request of Landlord, to execute an assignment of any Award in substance consistent with the provisions of this Section 8.4.

          8.5 Waiver of Code of Civil Procedure Section. Each Party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure and the provisions of any successor or other law of like import.

     9.   Assignment and Subletting.

          9.1 Assignment and Subletting. Subject to the provisions of Section
9.8 herein, Tenant may not assign, transfer, hypothecate, encumber, by operation of law or otherwise, this lease, or any of its interest herein or hereto, nor sublet the Premises, or any portion thereof, nor grant any license or right of use or occupancy with respect to the Premises, without the prior written consent of Landlord which consent (i) in the case of a proposed assignment of the Lease shall not be unreasonably withheld subject to Section 10.5 and (ii) in all other cases, including subleases of all or any portion of the Premises, may be withheld in the sole and absolute discretion of Landlord. Any attempt to do otherwise shall be absolutely and unconditionally null and void and of no force or effect whatsoever.

          9.2 Notice. If Tenant desires to undertake any such transaction, it shall provide Landlord with written notice of such desire specifying the consideration for, and all other terms and conditions of, and identifying the proposed assignee or subtenant (the "Proposed Party") and including with the notice the current financial statement of the Proposed Party.

     9.3 Termination, Sublease, or Assign. At any time within 30 days after Landlord's receipt of the information specified in Section 9.2, Landlord may by written notice to Tenant elect (i) to sublease from Tenant the Premises or the portion thereof so proposed to be subleased by Tenant, or to take an assignment of Tenant's leasehold estate hereunder, or such part thereof as shall be specified in said notice, upon the same terms as those offered to the proposed subtenant or assignee, as the case may be, except that the Rent payable by Landlord in the case of a sublease to Landlord shall be the same rent per square foot as is payable by Tenant hereunder for the same period; or (ii) to terminate this Lease as to the portion of the Premises so proposed to be subleased or assigned (which may include all of the Premises), with a proportionate abatement in the Rent payable hereunder. in the case where Landlord elects to sublease space or receive an assignment from Tenant or terminate all or any portion of this Lease pursuant to this Section 9.3, Landlord may thereafter lease the space affected to Tenant's proposed assignee or subtenant, without liability to Tenant, provided, however, in such event Tenant shall be relieved of all obligations under this Lease to Landlord, with respect to that portion of the Premises subleased or assigned. If Landlord elects to exercise its option to sublet or receive an assignment from Tenant (or terminate this Lease as to any portion of the Premises), (i) Landlord and its subtenants shall have the right to use in common with Tenant all parking spaces, lavatories, corridors and lobbies within the Premises the use of which is reasonably required for the use of such sublet, assigned or terminated space.

     9.4 Consent. Subject to the provisions of Section 9.5, tenant may neither consummate, nor agree to consummate, any proposed transaction subject to the provisions of this Section 9 without the prior written consent of Landlord. Landlord shall not unreasonably withhold its consent to any assignment of the Lease or to any sublease of space in excess of 5,000 square feet of building area; with respect to all other transactions subject to this Subject 9, Landlord may withhold its consent in its sole discretion. In addition, in each such case Tenant shall pay to Landlord all expenses, including reasonable attorneys' fees and reasonable accountants' fees, incurred by Landlord in determining whether or not to consent to any such transaction, (b) Tenant and its assignees and sublessees shall, within 10 days after Landlord provides Tenant with written notice to do so, execute and deliver to Landlord such documents, and take such further action, as Landlord may deem necessary or advisable to effect or maintain such transaction or to protect Landlord's rights under this Lease, (c) the acceptance by Landlord of rent from any person other than Tenant shall not be deemed a consent to any transaction subject to this Section 9, (d) the consent to any particular assignment, subletting or other such transfer shall not be deemed a consent to any other assignment, subletting or other such transfer and (e) the consent to any assignment, subletting or other such transfer shall not in any way whatsoever relieve Tenant of any of its obligations under this Lease, whether arising before or after such consent. In no event shall there be more than one sublessee in the Premises.

     9.5 Additional Transactions. If Tenant is a corporation which is not the issuer of any security registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or is an unincorporated association, trust or partnership, the transfer, sale, assignment, pledge or hypothecation of any stock or interest in such corporation, association, trust or partnership in excess of thirty-three percent in the aggregate during the Term of the total stock or interest in such corporation, association, trust or partnership shall be deemed to be an assignment of this Lease for purposes of this Section 9.

     9.6 Limitation. If Landlord does not terminate this Lease pursuant to
Section 9.2, and if Landlord consents to the proposed transaction pursuant to
Section 9.3, then, at any time within 60 days after such consent, Tenant may consummate the proposed transaction, at the price, and on the terms and conditions, and with the parties, specified in the notice referred to in
Section 9.1. If the proposed transfer is not so consummated within such 60 day period, it shall again be subject to all of the provisions of this Section 9.

          9.7 Assignment and Subletting Profit Recapture. Subject to the provisions of Section 9.8 below, in the event that the Tenant receives any net profits by virtue of any assignment of this Lease or any sublease of the Premises permitted hereunder, whether in the form of sublease rentals in excess of the Rent payable hereunder, periodic payments, "key" money, lump-sum payments, or otherwise, this Lease shall be deemed to be amended to provide,
(a) in a case where such net profits are received in periodic payments, that the Rent hereunder for the term of such sublease or commencing with the effective date of such assignment, as the case may be, shall be increased by fifty percent (100%) of the net profits payable in periodic payments to Tenant in connection with such sublease or assignment and (b) in the case of "key" money, lump-sum payments, or other non-continuing payments, that such payments shall be promptly delivered in full to Landlord. Each assignor and assignee, in the case of an assignment, and each sublessor and sublessee, in the case of a sublease, shall be responsible for performance under this Section 9.6. "Net profits" for this purpose shall refer to all payments or other consideration received by Tenant in connection with the transaction, directly or indirectly, less reasonable amounts (collectively, "Deductions") for legal expenses and brokerage commissions incurred by Tenant with respect to such assignment or sublease and tenant improvement costs incurred by Tenant solely as an inducement to the transferee to consummate the assignment or sublease; provided, however, in the case where such net profits are received by Tenant in periodic payments. Deductions shall be evenly amortized over the period of such payments. Notwithstanding the foregoing, in the event that the transaction involves the transfer of property other than solely a sublease of the Premises or an assignment of Tenant's interest in the Lease, Landlord shall be fully advised of all relevant information concerning the transaction (including the total consideration for all aspects of the transaction) and shall be entitled to allocate a reasonable amount, based upon then current market rents and the total consideration to be received by Tenant in connection with the transaction, to the net profits, realized by Tenant in the sale of its interest in this Lease, notwithstanding the fact that the Tenant and the transferee may have made some different allocation among themselves.

          9.8 Permitted Sublessees. Notwithstanding anything to the contrary contained in Section 9, Tenant shall be permitted to sublease a portion or all of the Premises to a wholly-owned subsidiary of Edgemont Sales Company, Inc., or one in which the controlling interest of the proposed transferee is held by either Edgemont Sales Company, Inc., or by Mr. Ronald Kotloff, without the prior consent of Landlord. Landlord shall, however, be notified by Tenant in writing of such a sublease. Tenant shall not be obligated to share with Landlord any sublease profits from such permitted sublease.

     10. Subordination.

          10.1 Tenant's Agreement to Subordinate. Tenant, for itself and its subtenants, agrees, without the necessity of any further consideration or action, to subordinate all of its right, title and interest in and to this Lease to the lien of any mortgage or deed of trust now or hereafter encumbering the Premises or any portion thereof, and to all advances made or hereafter to be made upon the security thereof, provided, however, (i) that such beneficiary or beneficiaries shall agree in writing (on such beneficiary's standard non-disturbance agreement) delivered to Tenant to recognize all of Tenant's right, title and interest in and to this Lease so long as Tenant performs and complies with each and all of its covenants, agreements, terms and conditions under this Lease, (ii) that all terms of such indebtedness, including, but not by way of limitation, the precise amount thereof and the interest rate with respect thereto, shall be as determined solely by Landlord and such beneficiary or beneficiaries, and (iii) Tenant, for itself and its subtenants, shall within 10 days after Landlord or such beneficiary or beneficiaries provide

Tenant with written notice to do so, execute and deliver to Landlord such documents and take such further action as Landlord or such beneficiary or beneficiaries may deem necessary or advisable to effect or maintain such subordination. Tenant shall be liable to Landlord for all losses incurred by Landlord in the event of Tenant's failure to comply with Landlord's written request.

          10.2 Attornment. Tenant, for itself and its subtenants, agrees that
(i) upon delivery to Landlord of the written election of the beneficiary or beneficiaries of any mortgage or deed of trust encumbrance affecting the Premises which is superior to this Lease, that such encumbrance shall be deemed subordinate to this Lease, (a) this Lease shall, without the necessity of any further consideration or action whatsoever, be deemed superior to such encumbrance, whether this Lease was executed before or after the execution of such encumbrance, and (b) the beneficiary or beneficiaries of such encumbrance shall have the same rights with respect to this Lease as if this Lease had been executed and delivered prior to execution and delivery of such encumbrance and had thereafter been assigned to such beneficiary or beneficiaries and (b) if, by reason of Landlord's default under any encumbrance now or hereinafter affecting the Premises in any way, any or all of Landlord's right, title or interest in and to the Premises is terminated, Tenant (a) shall waive all rights at law or in equity now or hereafter in effect to terminate this Lease and surrender possession of the Premises, (b) shall attorn to the transferee, whether by foreclosure, judicial or trustees' sale, deed in lieu of foreclosure or otherwise, of any or all of Landlord's right, title or interest in or to the Premises, (c) shall recognize such transferee and its transferees as a Landlord under this Lease, and (d) shall execute and deliver to Landlord and to such transferee and its transferees within 10 days after Landlord, such transferee or its transferees, provides Tenant with written notice to do so, such documents and take such further action as Landlord, such transferee and its transferees may deem necessary or advisable to effect or maintain such attornment.

     11. Default and Remedies.

          11.1 Default. Tenant agrees that the occurrence of any of the following events shall constitute a material default ("Default") under this Lease by Tenant:

               11.1.1 Failure to Pay Rent. The continued failure of Tenant to pay in full when due any installment of Rent, or any other payment required to be made by Tenant hereunder, for 10 days after receipt by Tenant of written notice from Landlord of such failure; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq., of the California Code of Civil Procedure.

               11.1.2 Abandonment. The abandonment or vacation of the Premises by Tenant for more than 10 days without the prior written consent of Landlord, which consent may be granted or withheld in the sole but reasonable discretion of Landlord; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq., of the California Code of Civil Procedure.

               11.1.3 Bankruptcy. The levy or attachment or other judicial seizure of all or substantially all of the assets of Tenant located in, on or about the Premises or of the right, title or interest of Tenant in and to this Lease unless dismissed within 30 days thereafter, the making by or on behalf of Tenant of any general assignment for the benefit of creditors, the voluntary or involuntary filing of a petition for adjudication of Tenant as insolvent or bankrupt or for reorganization or arrangement under an insolvency act or any law relating to bankruptcy, unless dismissed within 30 days thereafter, the appointment of any receiver or trustee in any insolvency proceedings for Tenant or for all or substantially all of the assets of Tenant located in, on or about the Premises or for the right, title or interest of Tenant in and to this Lease, unless dismissed within 30 days thereafter, or the filing of any petition for or consent to any of the foregoing insolvency or bankruptcy matters.

               11.1.4 Other. The continued failure by Tenant in the performance of or compliance with any of the other covenants, terms or conditions of this Lease for 10 days after Landlord shall have given written notice of such failure to Tenant, provided, however, that if the nature of such Default is such that Tenant cannot reasonably cure such Default within said 10 day period, such failure shall not constitute a Default if Tenant shall, within such period of time, commence such performance and thereafter diligently and continuously pursue such performance or compliance to completion; and provided further, that any notice required hereunder shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161, as amended.

     11.2 Remedies. In the event of a Default, Landlord may, in addition to all remedies or means of redress to which it may be lawfully or equitably entitled, in its discretion, while such Default continues;

          11.2.1 Termination. Terminate this Lease and any and all rights of Tenant hereunder, by any lawful means, in which event, Landlord, without the requirement of any further notice to Tenant, shall have the right immediately to enter the Premises and take full possession thereof, in which event Landlord shall also have the right to recover from Tenant (i) the worth at the time of award made on account of the Default resulting in such termination ("Award"), together with interest thereon at the maximum lawful interest rate per annum, of any unpaid portion of the Rent which had been earned by Landlord at the time of such termination, (ii) the worth at the time of Award, together with interest thereon at the maximum lawful interest rate per annum, of the amount by which any unpaid portion of the Rent which would have been earned after such termination until the time of Award exceeds the amount of loss of any unpaid portion of the Rent which Tenant proves could have reasonably been avoided,
(iii) the worth at the time of Award, discounted at the discount rate of the Federal Reserve Bank of San Francisco at the time of the Award plus one percent, of the amount by which any unpaid portion of the Rent for the balance of the Term exceeds the amount of loss of any unpaid portion of the Rent which Tenant proves could have reasonably been avoided, and (iv) any and all other amounts necessary to compensate Landlord for all detriment proximately caused by such Default or which in the ordinary course of business would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord in maintaining or preserving the Premises after such Default, preparing the Premises for reletting to a new tenant, accomplishing any repairs or alterations to the Premises for purposes of such reletting, rectifying any damage thereto occasioned by the act or omission of Tenant and any other costs necessary or appropriate to relet the Premises.

               11.2.2 Continuation. Continue this Lease in full force and effect, but enforce any of its other rights and remedies hereunder, including, without limitation, the right to recover all of the Rent as it becomes due under this Lease, in which event the rights of Tenant to possession of the Premises under this Lease and the right of Tenant to assignment and sublease, if any, pursuant to the provisions of Section 9 of this Lease shall continue, provided, however, that any acts of maintenance or preservation or efforts to relet the Premises by Landlord or the appointment of a receiver by Landlord to protect its right, title and interest in and to the Premises or any portion thereof or this Lease, shall neither constitute termination of this Lease nor interference with such rights of Tenant to possession, assignment and sublease.

'
               11.2.3 Additional Rights. Pursue all rights and remedies of Landlord, which shall in any event be cumulative and not alternative, and shall be in addition to any and all rights provided by law or equity, in connection with which Tenant does hereby agree that (i) the waiver of any Default by Landlord shall be effective only if in writing signed and dated by Landlord and shall not in any event be continuing in nature or otherwise a waiver of any subsequent Default, (ii) the acceptance of any unpaid but due portion of the Rent shall be in mitigation of Landlord's damages and shall not, unless in writing signed and dated by Landlord, (a) constitute a waiver of any Default, or any of the rights and remedies of Landlord hereunder, at law or at equity or
(b) invalidate or compromise any notice of a Default provided before such acceptance, or any deadline specified in such notice, and (iii) Landlord, in its discretion, without prejudice to any other remedies Landlord may have, may, following the continued failure of Tenant to cure any Default after receipt of written notice thereof, elect to cure any Default, in which event Tenant shall, within 10 days after Landlord provides Tenant with written notice to do so, pay to Landlord any and all costs and expenses incurred by Landlord in connection therewith.

          11.3 Late Charge and Interest.

               11.3.1 Late Charge. In the event that any installment of Rent or any other sum payable by Tenant hereunder is not received by Landlord within five days of the date when due, a late charge of ten percent of such overdue installment or other payment shall be immediately and automatically payable by Tenant to Landlord, without the necessity of delivery of any notice.

               11.3.2 Interest. In addition to the late charge payable pursuant to Section 11.3.1, any and all unpaid but due portion of the Rent and other payments by Tenant hereunder not received by Landlord within thirty days of the date when due shall bear interest at an annual rate equal to the lesser of (i) four percent in excess of the discount rate being charged by the Federal Reserve Bank of San Francisco on advances to member banks pursuant to Sections 13 and 13(a) of the Federal Reserve Act, as amended, as of the 25th day of the month preceding the date of execution of this Lease and (ii) the maximum rate permitted by applicable law.

     12. Miscellaneous

          12.1 Default by Landlord.

               12.1.1 Default. Landlord shall not be in default under this Lease unless Landlord has failed to perform the obligations required of Landlord hereunder for more than 20 days after Tenant delivers written notice to Landlord; provided, however, that in the event the nature of Landlord's obligation is such that more than 20 days is required for complete performance, Landlord shall not be in default pursuant to this Section 12 if Landlord commences performance within such 20 day period and thereafter diligently prosecutes such performance to completion.

               12.1.2 Remedies of Tenant. Tenant's sole remedies for default by Landlord under this Lease shall be the right to damages and/or injunctive relief and in no event shall Tenant have the right to terminate this Lease or abatement hereunder as the result of Landlord's default.

          12.2 Estoppel Certificates. Tenant, for itself and its subtenants, hereby covenants and agrees (i) to execute, acknowledge and deliver to Landlord, from time to time during the Term within 10 days after Landlord provides Tenant with written notice to do so, an estoppel certificate substantially in the form attached hereto as Exhibit "I" certifying in writing
(a) that this Lease is in full force and effect, unmodified or modified solely as set forth in such estoppel certificate, including, without limitation, confirmation of the Commencement Date, and the date of expiration of the Lease,
(b) the dates to which Rent has been
paid, and (c) that Landlord has, as of the date of such estoppel certificate, fully and completely performed and complied with each and all of its covenants, agreements, terms and conditions under this Lease, without exception or except only as set forth in such estoppel certificate, (ii) that any such estoppel certificate may be conclusively relied upon by a prospective purchaser or encumbrancer of the Premises, and (iii) that the failure of Tenant to so deliver such estoppel certificate in such period of time shall be conclusive upon Tenant
(a) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) that the Rent has not been prepaid under this Lease except as required pursuant to the provisions of Section 2 of this Lease, and (c) that Landlord has, as of the date on which Tenant failed to deliver such estoppel certificate, fully and completely performed and complied with each and all of its covenants, agreements, terms and conditions under this Lease, without exception. At Landlord's option, the failure to deliver such statement within such time shall be a material default of this Lease by Tenant.

     12.3 Holding Over. If Tenant holds over in the Premises after the expiration of the Term or any extension thereof, with the express or implied consent of Landlord, such holding over, in the absence of written agreement on the subject, shall be deemed to have created a tenancy from month to month terminable upon 30 days' written notice given at any time by either party to the other, and otherwise subject to all the terms and provisions of this Lease. Rent shall be paid monthly and shall be computed on the basis of one-twelfth of the total Rent estimated by Landlord to be payable by Tenant to Landlord for the next succeeding twelve-month period. Notwithstanding the foregoing, in the event Tenant fails to surrender the Premises on the expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall indemnify, defend and hold Landlord harmless from and against any damages, loss and liability resulting from such failure to surrender, including, without limitation, any claims of any succeeding Tenant founded upon such failure to surrender.

     12.4 Quiet Enjoyment. So long as Tenant continues to perform and comply with each and all of the terms and conditions to be performed and complied with under this Lease, and subject to (i) all federal, state, county and municipal statutes, laws, ordinances, rules, regulations and orders and (ii) all of the provisions of (a) this Lease, (b) any encumbrance now or in the future affecting the Premises, (c) any reciprocal easement agreement conditions, covenants or restrictions now or in the future affecting the Premises and (d) any policy of insurance now or in the future affecting the Premises, Landlord does hereby covenant and agree that Tenant shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Term or any extension thereof, without hindrance or interference with its quiet enjoyment and possession by any persons lawfully claiming under Landlord.

     12.5 Force Majeure. In the event that either party is delayed or hindered from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials not related to the price thereof, failure of power, restrictive governmental laws and regulations, riots, insurrection, war or other reasons of a like nature not the fault of such party, then performance of such acts shall be excused for the period of the delay, and the period equivalent to the period of such delay. The provisions of this Section 12.5 shall not, however, operate to excuse Tenant from prompt payment of Rent or any other payment of money required under the terms of this Lease.

     12.6 Sale of the Premises. In the event of any sale or exchange of the Premises by Landlord or an assignment by Landlord of this Lease (including, without limitation, any so-called "sale-leaseback" transaction), Landlord shall automatically be relieved of any and all obligations on the part of Landlord accruing from and after the date of such sale, exchange, or assignment, including, without limitation, any obligation to Tenant with respect to the Security Deposit upon assignment of the same to the transferee; provided, however, that (i) the interest of the transferor, as Landlord, and any funds then in the hands of landlord in which Tenant has an interest shall be turned over, subject to such interest, to the transferee, and (ii) notice of such sale, transfer, exchange or lease shall be delivered to Tenant as required by law. No holder of a mortgage, deed of trust or other encumbrance to which this Lease is or may be subordinate shall be responsible in connection with the transfer of said security deposit hereunder, unless such mortgagee or holder of such deed of trust or lessor shall have actually received such security deposit.

          12.7 Construction Warranties. Following delivery of the Premises, following request by Tenant, assign to Tenant the right to enforce any warranties or guaranties held by Landlord (and which are assignable) with respect to portions or components of the Premises which Tenant is required to maintain and repair pursuant to Section 5.1; provided, however, that any expiration or sooner termination of this Lease shall automatically be deemed an assignment of the same by Tenant to Landlord and following request by Landlord, Tenant shall execute and deliver all instruments requested of it to confirm such assignment.

          12.8 Recording. Tenant shall not under any circumstances record this Lease. Should either party desire to evidence this Lease of record, Landlord and Tenant agree to execute and acknowledge a Memorandum of Lease and the party requesting recordation shall pay for all costs of recordation and any documentary transfer tax.

          12.9 Financial Statements. Upon Landlord's written request, Tenant shall promptly furnish Landlord, from time to time, with certified financial statements also certified by Tenant to be true and correct reflecting Tenant's then current financial condition.

          12.10 Access by Landlord. Landlord and Landlord's agents shall have the right to enter the Premises at reasonable times upon reasonable prior notice (which notice shall not be necessary in the case of emergency) and in such a manner so as to not interfere with Tenant's business to examine the premises and to show the same to prospective purchasers or tenants of the Premises, to make such repairs alterations, improvements or additions as may be required in connection with the development or maintenance of the Premises, without the same constituting an eviction of Tenant, in whole or in part, or a trespass; provided, however, that in no event shall Tenant be entitled to injunctive relief to enforce any or all of its rights under this Section 12.10, and the Rent shall not abate while said repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant or otherwise. During the six months prior to the expiration of the Term, Landlord may place upon the Premises "to let" or "for sale" notices or signs which Tenant shall permit to remain thereon. Nothing herein contained shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care and maintenance or repair of the Premises, or any part thereof except as is specifically provided in this Lease.

          12.11 Notices. All notices and other communications pertaining to this Lease shall be in writing and shall be deemed to have been given only when delivered personally or 48 hours after being mailed, certified or registered mail, return receipt requested, postage prepaid, to the respective addresses set forth in Item 10 of the Fundamental Lease Provisions or to such other addresses as any of the parties hereto may from time to time in willing designate to the other parties hereto.

          12.12 Time. Time is of the essence of this Lease with respect to each and every provision of this Lease in which time is a factor.

          12.13 Entire Agreement. This Lease, including, but not by way of limitation, the exhibits attached hereto and made parts hereof, sets forth the entire agreement between the parties hereto, fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof and no change in, modification of or addition, amendment or supplement to this Lease shall be valid unless set forth in writing and signed and dated by each and all of the parties hereto subsequent to the execution of this Lease.

          12.14 Further Assurances. Each of the parties hereto, without further consideration, agrees to execute and deliver such other documents and take such other action as may be necessary to more effectively consummate the purposes and subject matter of this Lease.

          12.15 Applicable Law. The existence, validity, construction and operational effect of this Lease, all of its covenants, agreements, terms and conditions and the rights and obligations hereunder of each of the parties hereto shall be determined in accordance with the laws of the State of California, provided, however, that any provision of this Lease which may be prohibited by law or otherwise held invalid shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective any or all of the remaining provisions of this Lease and under no circumstances whatsoever shall this Lease be construed as creating either a partnership, an agency or an employment relationship between the parties hereto.

          12.16 Controversy. In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Lease, the prevailing party shall be entitled to recover from the nonprevailing party, reasonable expenses, including without limitation, reasonable accountants' and attorneys' fees.

          12.17 Headings and Gender. The section headings used in this Lease are intended solely for convenience of reference and shall not in any way or manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions of this Lease and the masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the others whenever the context so indicates or requires.

          12.18 Successors. Subject to the provisions of Section 9 of this Lease, the covenants, agreements, terms and conditions contained in this Lease shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

          12.19 Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

     13.  Addendum

     The provisions of this Section 13 shall supersede and override any other provisions in this lease to the extent the same are inconsistent:

          13.1 Rental Adjustments. Commencing with the first day of the 31st full calender month of the Initial Term and effective for each month of the remainder of the Initial Term, Basic Monthly Rent shall be increased by 12.5%. At the commencement of the 61st and 91st months of the Term, the Basic Monthly Rent in effect at the time of adjustment shall be similarly increased by 12.5%.

          13.2 Option to Renew. Tenant shall have the option to extend the Initial Term (the "Option") on the basis of each and all of the terms and conditions contained in this Lease, as then amended, for one period of ten (10) years (the "Option Period") commencing the day after the expiration of the Initial Term, and unless sooner terminated in accordance with the terms and conditions hereof, ending on the last day of the tenth consecutive Lease Year thereafter. Such option shall be exercised by Tenant by giving written notice ("Option Notice") of exercise to Landlord at least 12 months prior to the expiration of the Initial Term.

Notwithstanding the foregoing, in the event (i) Tenant is in default on the date the Option Notice is given or (ii) should Landlord have given to Tenant three or more notices regarding Tenant's failure to pay rent when due during the Initial Term or (iii) should Tenant be in default on the date the Initial Term expires, then in each event Tenant's Option shall be deemed automatically terminated.

          13.3 Calculation of Rent During Option Period. The initial monthly installments of Rent for the Option Period shall be the greater of (i) the Rent payable for the month immediately preceding the Option Period or (ii) the fair market rental rate prevailing for monthly rent for the lease of an equivalent amount of comparable space in a building of like quality, use and location within an area of 10 miles of the Premises and with improvements similar to and of quality comparable with that of the improvements contained within the Premises (including all such improvements made pursuant to the Construction Provisions) (the "Fair Market Rental Rate").

               13.3.1 Calculation of Fair Market Rental Rate. Within thirty
(30) days of Tenant's Option Notice, Landlord shall notify Tenant of the Rent (the "Proposed Rent") for the Option Period. In the event Landlord and Tenant are unable to agree upon the fair market rental rate for the Premises within the 30-day period (the "Negotiation Period") following the date Tenant exercises the Option, the Option shall terminate and be of no further force or effect unless within fourteen (14) days following the expiration of the Negotiation Period Tenant delivers to Landlord written notice (the "Appraisal Notice") of its desire to determine the fair market rental rate of the Premises by the appraisal method set forth below. In the event Tenant elects for appraisal, Tenant shall, at Tenant's sole expense, within thirty (30) days from the date of delivery of the Appraisal Notice, deliver to Landlord a written appraisal report, prepared by an MAI appraiser of Tenant's choice, which shall state the appraiser's estimate of the fair market rental rate for the Premises. If Landlord objects to such appraisal report, Landlord shall, within (30) days of receipt of such appraisal report, obtain at Landlord's sole expense, an appraisal of the market rental rate for the Premises from an appraiser of Landlord's choice. If Landlord and Tenant are unable to agree upon the fair market rental rate for the Premises after reviewing the two appraisal reports, the two appraisers shall select a third MAI appraiser, whose expense shall be borne equally by the parties, and who shall appraise the fair market rental rate for the Premises. The three appraisers shall then calculate the average of the two appraisals which are closest in valuation, which average shall be deemed to be the Fair Market Rental Rate.

          13.4 Adjustments to Rental Rate During Option period. In the event Tenant exercises the Option as set forth hereinabove, the rent during the Option Period shall be adjusted at the 31st, 61st and 91st months of the Option Period in the manner and in the same amount as set forth in Section 13.1 herein.

          13.5 Rent Relief. landlord acknowledges that Tenant is presently under lease at another location in the area of the Premises, said location being 11082 Winners circle, Los Alamitos, California, and has a rent obligation under the terms of that lease that is not due to terminate until December 31, 1989. Landlord hereby agrees that from the Rent Commencement Date herein to such time as Tenant is relieved of this other rent obligation, but, in any event not beyond December 31, 19989, Tenant's shall be granted an abatement of its Basic Monthly Rent herein by an amount equal to fifty percent (50%) of Tenant's base monthly rental obligation at the other location; provided, however, shall in no event shall said rent abatement be grater than $2,500.00 per month.

                                  EXHIBIT "A"

                             PLOT PLAN OF PREMISES


                                     [MAP]

                                 EXHIBIT "B-1"

                       LEGAL DESCRIPTION OF THE PREMISES



         That certain parcel located on Gateway Drive, Cypress, California, more specifically described as follows:

        Parcel 2 of Parcel Map 85-425, as recorded in Book
        211, Pages 42 through 45 of Parcel Maps, Records of
        Orange County, California

                                 EXHIBIT "B-2"

                    LEGAL DESCRIPTION OF THE BUSINESS CENTER

Parcel 1
---------

         Parcels 1 through 21 inclusive in the City of Cypress, County of Orange, State of California, as shown on a Parcel Map, filed in Book 124, Pages 5 and 6 of Parcel Maps, in the Office of the County Recorder of said County.

Parcel 2
--------

         That portion of the north half of the south half of section 22, Township 4 South, Range 11 west in the Rancho Los Alamitos, in the City of Cypress, County of Orange, State of California, as section is shown on Map No. 2 attached to the final decree of partition entered in the Superior Court of Los Angeles County, Case No. 13527, a certified copy of said final decree having been recorded February 2, 1891 in Book 14 page 31 of Deeds of said Orange County described as follows:

         Beginning at the intersection of the westerly line of said south half of Section 22 with the northeasterly line of said Rancho Los Alamitos, as shown on a map filed in Book 37 Page 17 of record of surveys, records of said Orange County; thence along said Rancho line southeasterly 689.27 feet to the southwesterly corner of Tract No. 4670 as shown on a map recorded in Book 163 pages 48 to 50 inclusive of miscellaneous maps, records of said Orange County; thence continuing along said Rancho line and along the southwesterly line of said Tract No. 4670 and along the southwesterly line of Tract No. 4399 as shown on a map recorded in Book 175 pages 46 and 47 of miscellaneous maps, records of said Orange County, southeasterly 1471.10 feet to an angle point in said Tract No. 4399; thence continuing along said Rancho line as shown on said map of Tract No. 4399, southeasterly 728.52 feet to the center line of Holder Street as shown on said map of Tract
         No. 4399; thence along said center line of Holder Street, South 00 degrees 45' 02" east 34.50 feet to a point in the northerly line of that 60.00 foot wide strip of land described in the Deed to the Southern Pacific Railroad Company recorded January 13, 1897 in Book 29 page 328 of Deeds, records of said Orange County, said line being a curve concave southerly and having a radium of 5759.60 feet, a radial line to said point bears north 04 degrees 26' 13" east; thence westerly along said curve through a central angle of 04 degrees 24' 00" an arc distance of 442.31 feet and north 89 degrees 57' 47" west 2285.96 feet to said westerly line of the south half of Section 22; thence along said westerly line north 00 degrees 00' 14" east 968.40 feet to the point of beginning.

         Except therefrom that portion of said land included within the lines of the land described in Parcel 1 of the Deed to the City of Cypress recorded July 27, 1967 in Book 8323 page 979 of Official Records, records of said Orange County.

         Also except therefrom that portion of said land included within the lines of the land described in the deed to the Orange County Flood Control District recorded

         December 4, 1959 in Book 4999 page 460 of Official Records, Records of said Orange County.

         Also except all coal, chemicals, petroleum, oil, gas, asphaltum and other hydrocarbons, and all minerals, metals and mineral ores, whether similar to those herein specified or not, of every kind and character now known to exist or hereafter discovered upon, within or underlying said land, together with the exclusive and perpetual right of the grantee, its successors and assigns, of ingress and egress beneath the surface of said land to explore for, extract, mine and remove the same and to make such use of said land beneath the surface as is necessary or useful in connection therewith, which use may include lateral or slant drilling, digging, boring or sinking of wells, shafts, tunnels or other methods, together with the further exclusive and perpetual right of the grantee, its successors and assigns, to make such use of said land as may be necessary to store, keep, deposit and/or remove all coal, chemicals, petroleum, oil, gas, asphaltum and other hydrocarbons and all minerals, metals and mineral ores, whether similar to those herein specified or not, of every kind and character now known to exist or hereafter discovered; provided, however, that the grantee, its successors or assigns, shall not use the surface of said land above a five hundred foot depth in the exercise of any of said rights as granted to Consolidated Pacific Investment Company, by deed recorded January 29, 1959 in Book 4567 page 496 of Official Records.

         Said land is included within the area shown on a map filed in Book 37 page 17 of Record of Surveys in the Office of the County Recorder of said Orange County.

                                  EXHIBIT "C"

                            CONSTRUCTION PROVISIONS


          Landlord shall provide improvements to the Premises, subject to the terms and conditions set forth below:

          1. Submission and Approval of Plans. Landlord and Tenant acknowledge that preliminary space plans dated May 26, 1988, (the "Preliminary Plans"), showing the layout of all partitions and doors and specifications for the work to be performed in the Premises (the "Tenant Improvements"), have been prepared by Howard F. Thompson & Associates (the "Project Architect) and have been approved by both parties, are attached hereto as Attachment 1 and are incorporated herein by reference. Within thirty (30) days following execution of this Lease, Tenant shall cause the Project Architect, at Tenant's sole cost and expense, to prepare and deliver to Landlord working drawings (the "Working Drawings"). The expense of the Working Drawings may be credited against the Tenant Improvement Allowance (see Section 6 below). The Working Drawings shall include mechanical, electrical and structural engineering drawings showing in detail all Tenant Improvements, including all ducting for heating, ventilation and air conditioning ("HVAC"). Within 3 days following Landlord's approval of the Working Drawings, Tenant shall have prepared and deliver to Landlord complete and final plans (the "Final Plans") which incorporate the information detailed in the Preliminary Plans, Working Drawings and Landlord's comments thereto, and which shall include the final space plan for the layout of all partitions, doors, light fixtures, electrical and telephone outlets, wall, floor, window and door finishes, hardware, material and coverings, reflected ceiling plans and all other Tenant Improvements.

          2. Review and Approval Process. Tenant shall submit the Working Drawings to Landlord for its approval. Within 5 business days of receipt of said drawings, landlord shall return them to Tenant marked either "approved" or "disapproved" (in the latter case modifications and revisions will be noted). Upon receipt of any such disapproval, Tenant shall (i) promptly revise the particular plans or drawings to incorporate and satisfy all of Landlord's objections and take such action as may be reasonably required to provide for full and final approval of such plans or drawings. Tenant shall not deviate from the final Plans, once approved by Landlord, unless done so in strict accordance with the procedures set forth in paragraph 7 regarding requests for a Change order, except to the extent such changes are required for permit approval and issuance. Approval of the Working Drawings or Final Plans by Landlord shall not constitute the assumption of any responsibility by Landlord for their accuracy, efficacy or sufficiency, and Tenant shall be solely responsible for such items.

          3. Completion of Improvements. Following approval of the Final Plans for Tenant Improvements by Landlord and the appropriate governmental authorities, Landlord shall proceed with due diligence to construct the Tenant Improvements in a workmanlike manner. Subject to the provisions of these Construction Provisions, Landlord shall use its best efforts to have the Tenant Improvements substantially completed (as defined in paragraph 8) by November 1, 1988; provided, however, in no event shall Landlord be liable to Tenant in the event such work is not completed by such date.

          4. Tenant Delay. Tenant Delay shall include, but shall not be limited to, any delay in the occurrence of the Commencement Date or in the completion of the Tenant Improvements resulting from (i) Tenant's failure to comply with the provisions of these Construction Provisions, (ii) submission by Tenant of a request for any Change Order as specified in Paragraph 7, or (iii) any additional time, as reasonably determined by Landlord, required for implementation of any Change Order with respect to the Tenant Improvements.

          5. Contractor. The General Contractor for the construction of the Tenant Improvements shall be selected by Landlord after reasonable consultation with Tenant. The General Contractor shall bid out all major construction disciplines to a minimum of three subcontractors.

          6. Costs. Landlord shall pay for the costs associated with construction the Tenant Improvements (the "Tenant Improvement Costs") up to a maximum amount of $450,000.00, subject to the following conditions:

               6.1 If the total Tenant Improvement Costs are less than $375,000.00, the Base Rental set forth in the Lease shall be reduced by a factor of 1.075% multiplied by the amount by which the actual Tenant Improvement Costs are less than $375,000.00.

               6.2 If the total Tenant Improvement Costs are greater than $375,000.00, the Base Rental set forth in the Lease shall be increased by a factor of 1.075% multiplied by the amount by which the actual Tenant Improvement Costs exceed $375,000.00; provided that subparagraph 6.2 shall not apply to any Tenant Improvement Costs to the extent they exceed $450,000.00.

               6.3 Tenant (not Landlord) shall be responsible for all Tenant Improvement Costs in excess of $450,000.00. If at any time prior to completion of the Tenant Improvements, the General Contractor determines, in the exercise of its reasonable business judgment, that the Tenant Improvement Costs will exceed $450,000.00 (the "Excess Tenant Improvement Costs"), then Landlord shall give Tenant a written statement setting forth the General Contractor's estimate of the Excess Tenant Improvement Costs necessary to complete the Tenant Improvements. Tenant shall pay to Landlord, in cash, an amount equal to the Excess Tenant Improvement Costs set forth therein, as such costs are incurred by Landlord. If the total amount of actual Excess Tenant Improvement Costs necessary to complete the Tenant Improvements is greater than the amount of Excess Tenant Improvement Costs paid by Tenant, then Tenant shall pay to Landlord, in cash, such difference on or before occupancy of the Premises by Tenant. If the total amount of actual Excess Tenant Improvement Costs necessary to complete the Tenant Improvements is less than the amount of Excess Tenant Improvements Costs paid by Tenant, then Landlord, at its option, may either reimburse Tenant for this difference or apply such difference to Tenant's first month's rental payment.

               6.4 The Tenant Improvement Costs shall include all costs incurred by Landlord for the construction of the Tenant Improvements, including, but not limited to government fees and permits, structural engineering review, and out of pocket architectural fees and costs incurred in reviewing all plans. In addition, at Tenant's option, the Tenant Improvement Cost may include, the out of pocket costs incurred by Tenant in the preparation of the Preliminary Plans, Working Drawings and Final Plans prepared in connection with the Tenant Improvements.

          7. Procedure for Change Orders. Tenant may request any change, addition or alteration in the Improvements as shown on the Final Plans (a "Change Order") following preparation and approval thereof, by delivery of a written request therefor and complete working drawings showing the change, addition or alteration provided that such change, addition or alteration does not (i) affect the scheduled completion date of the Improvements or (ii) increase Landlord's costs. Landlord shall promptly, following receipt of such request, give Tenant a written description of (i) modifications or revisions required by Landlord in order to approve such Change Order, (ii) the Tenant Delay expected because of such Change Order, and (ii) an itemized nonbinding estimate of the cost of implementing the Change Order. The standards of Landlord's approval for the Improvements shall also apply to Change Orders. Following receipt of such description and estimate, Tenant shall deliver to Landlord written notice either granting or withholding authorization to proceed with the performance of the work shown on the Change Order. if no such authorization is received by Landlord within five business days thereafter, Tenant shall be deemed to have withheld authorization to proceed with the performance of the work shown on the Change Order.

          8. Substantial Completion and Punch List Items.

               (a) For purposes of this Lease, substantial completion of the Tenant Improvements shall be defined as the date on which the Project Architect certifies that the Tenant Improvements have been substantially completed in accordance with the Final Working Drawings such that Tenant could reasonably occupy or otherwise utilize the Building for the use which it is intended (the "Tenant Improvements Certificate").

               (b) Within 7 business days after receipt of the Tenant Improvements Certificate, Tenant shall supply to Landlord a written punch list ("Punch List") setting forth the additional corrective work with respect to the Tenant Improvements which Tenant believes is required to be performed pursuant to the Final Working Drawings. In the event that no such punch list is provided by Tenant within said 7-day period, Tenant shall be deemed to have accepted the Premises in their entirety and Landlord shall have no further obligation with respect to completion of the Premises or of the Improvements. Landlord shall use all reasonable efforts to complete all of the items on the Punch List within 15 business days of receipt of the Punch List from Tenant.

          9. Acceptance of the Building. Other than changes to the Building contemplated by the Tenant Improvements, Tenant hereby accepts the condition of the Building as of the date hereof and subject to all existing building codes, zoning ordinances and other municipal, county and state laws, ordinances, and regulations governing and regulating the Building. Landlord hereby represents and warrants to Tenant, during the course of construction of the Tenant Improvements, that the concrete slab on which the Building sits is suitable for construction thereon of the Tenant Improvements contemplated in these Construction Provisions. Tenant acknowledges and agrees that neither Landlord nor Landlord's agents has made any representation or warranty as to the present or future suitability of the Building for the conduct of Tenant's business.

                                  EXHIBIT "D"


                              TENANT'S CERTIFICATE



To:     WARLAND INVESTMENTS, LTD.


Date:   _________________________________ , 198____
        Building Address:




         The Undersigned as the Tenant under that certain Lease (the "Lease") dated ______________________, 198___ made and entered into between Warland Investments, Ltd., as Landlord, and the undersigned, as Tenant, hereby certifies that:

         1. The Commencement Date of the Lease was ________ , 198___.

         2. The expiration date of the Lease is ____________ , 198___.

         3. The Lease is in full force and effect and has not been modified or amended.



                                        Very truly yours

                                        ---------------------------------------

                                        a
                                        ---------------------------------------

                                        By
                                          -------------------------------------

                                        Its
                                            -----------------------------------
                                                       Tenant

                                  EXHIBIT "E"



                SITE SIGNAGE FOR WARLAND/CYPRESS BUSINESS CENTER


The Intent of this signage guideline is to provide the regulations and parameters necessary to achieve a visually coordinated, balanced and appealing signage system throughout the Warland/Cypress Business Center. A system that promotes compatibility with the building and landscape design of present and planned facilities.


A. Project Identification Sign
------------------------------

Each tenant that occupies an entire building is permitted signage on an exterior monument sign as outlined in Exhibit A. The sign shall be installed behind any existing property lines and is subject to any regulations established by the City of Cypress. The concrete base shall remain unpainted and match all other monument signs, promoting a visual consistancy for all projects in Warland/Cypress Business Center. The fabricated aluminum cabinet shall be internally illuminated with all sign copy, colors and graphics subject to approval by Warland Investments, Ltd. The tenant is responsible for the design of the sign face, required permits, construction, and installation of all monument and site signs.


B. Project Site Signs
---------------------

Each project will require adequate vehicular information signs at each parking area entry. The signs shall consist of fabricated, non-illuminated. cabinets with 3M white vinyl copy and unpainted concrete bases. Sizes and specifications are noted in Exhibit B. All site signs will require permits from the City of Cypress.

                                   [DIAGRAM]


                             ALUMINUM SIGN CABINET

                             DEBOSSED CONCRETE BASE

                              FOOTINGS AS REQUIRED


          FRONT ELEVATION                               END ELEVATION

                                   EXHIBIT A

                                   [DIAGRAM]

FRONT ELEVATION                                    SIDE ELEVATION



FABRICATED ALUMINUM CABINET WITH DIE CUT VINYL LEGENDS APPLIED - HELVETICA MED. U/LC.

DEBOSSED CONCRETE BASE WITH EXPOSED AGGREGATE FINISH - UNPAINTED FINISH.



                                   EXHIBIT B

                                  EXHIBIT "F"
                                  -----------














                             LANDSCAPE MAINTENANCE
                                 SPECIFICATIONS


                                      FOR

                         WARLAND CYPRESS BUSINESS PARK

                      LANDSCAPE MAINTENANCE SPECIFICATIONS
                      ------------------------------------


The work involved which shall be performed includes, but is not limited to, any ground cover areas, lawns, flower beds, pathways and parking lots. Contractor shall furnish all necessary labor, supervisions, equipment tools, materials, transportation, permits, insurance, and taxes in his performance of these specifications. He shall perform maintenance in accordance with the highest horticultural standards keeping the premises/site in first class condition. All landscaping debris shall be removed from premises by the contractor.

A.      GENERAL MAINTENANCE
        -------------------

         1. All lawns shall be mowed and edged weekly or more, if necessary.

         2. All cuttings shall promptly be collected and disposed off site and on the same day.

         3. All landscape shall be cleaned of grass cuttings, etc. on the same day as mowing.

         4. The height of grass shall be kept at 2 inches in winter and 2-1/2" to 3 inches in summer. This applies to cool season blade grass.

         5. Complete chemical weed, fungus, insect control and rodent, as necessary including materials, labor and permits, if necessary.

         6. Complete fertilization of all lawns not less than four times per year in accordance with subsequent fertilization specifications. Fertilizer to be purchased and applied by contractor at no additional expense to the tenant.

         7. Adequate watering of all lawn areas unless unnecessary due to rainfall a least 1/2 inch or more after all fertilization.

B.      TREES, SHRUBS, AND PLANTER BEDS
        -------------------------------

         1. Shrubbery, plants and trees shall be manicured/pruned regularly to contain their size in respect to specifications, size of planter or relative to surroundings and to the best health of the plant. NOTE: "LOLLY-POP" prunning of shrubs is not acceptable. Prune by removing branches. Shearing is only permitted with hedges. Clarify hedges with landscape Architect.

                  See graphic examples for more detail information on shrub pruning.

         2. All trees over 10 ft. in height will have a tree prunning service handle prunning at the tenants company's expense. Prunning of trees will include a minimum annual prunning. Coral trees will be thinned by removing whole branches and not topped unless direct to by the Landscape Architect. Seal all prunned limbs 1-1/4" or larger with proper seal. Coordinate all prunning with the Landscape Architect. Refer to graphic examples for specific tree pruning techniques.

         3.       All cuttings shall be disposed of off-site (the same day).


         4. Complete insect and disease control of all trees and shrubs, including labor and materials.

         5.       Minor tree surgery as necessary.

         6. Adequate watering of all trees, shrubs and planting beds unless unnecessary due to adequate rainfall.

         7. Monthly cultivation and water basin repair of all shrub and tree areas.

         8. Deep root feeding of all trees twice per year and during the springs and late summer months. This is on a "need" basis and will be billed as an addition to the tenant.

         9. Complete fertilization of trees and shrubs not less thin twice per year, by the use of deep root watering applications. Formula to be specified by Landscape Architect for each site.

C.      FLOWER BEDS AND/OR GROUND COVER
        -------------------------------

         1. Complete trimming, edging of all flower beds and ground covers, monthly. Note: Weed whip at base of trees in lawn areas is not allowed due to damage to cambium at base of tree. Hand prunning is required.

         2.       Monthly cultivation of all ground cover and flower bed areas.

         3. Weeding shall be performed regularly to avoid establishment and seeding. It will be unsatisfactory to allow weeds to grow unabated for more than two weeks.

         4. Complete insect and disease on all flower and ground cover beds including labor and materials.

         5.       Adequate watering of all beds unless unnecessary due to rain.

         6. Routine repairs of erosion and other damages to beds and slopes due to normal maintenance conditions.

         7. Replacement of ALL damaged or destroyed plants, flowers or ground cover, in accordance with original planting plan* including only labor. Materials to be paid for by tenant. Damage caused by vandalism or wind is not covered by this section.

         * Contractor to get copies of as-built irrigation and planting plans from tenant or owner. 9'

         8. Complete fertilization not less than four times per year with 16-8-8 in accordance with subsequent fertilization specifications. Formula to be verified by Landscape Architect.

D.      IRRIGATION SYSTEM
        -----------------

         1. Contractor shall continually inspect and repair, as necessary, all sprinkler heads for full coverage and adjustment. Adjust heads to reduce spray on buildings, sidewalks or other non-landscaped areas. Should poor coverage of localized areas become evident, contractor shall rectify the problem by adding new sprinklers or lines. To be verified by Landscape Architect, Owner, or representative.

                  NOTE: The maintenance contractor is required to be aware of all site conditions such as poor soil, poor drainage, high water table and shade vs. sun irrigation areas.

         2. Contractor shall provide all necessary repairs to maintain system in effective operating conditions.

         3. Contractor shall adjust controllers and clocks for seasonal conditions.

         4. Repairs to system shall be made with originally specified materials. Such materials may be charged extra at contractor's expense.

         5. The labor for repairing the irrigation system shall be formulated by the contractor at no additional charge to the tenant. However, labor for major repairs such as controllers, valves and mainlines, or installation on items may be charged extra at current agreed rates.

E.       FERTILIZATION
         -------------

         1. Contractor shall fertilize all landscape areas at least four times annually to keep landscaping in a healthy state and green color.

         2. All lawns, trees, shrubs, shrub beds, flower beds and ground covers will be fertilized not less than four times annually utilizing fertilizer type 16-8-8 analysis at recommended rates, or if available, revise to Soil & Plant Lab recommended analysis. Contact Landscape Architect for a copy of the soils report.

         3. All fertilizer materials shall be included at contractors cost.

F.       ANNUAL COLOR PLANTlNG
         ----------------------

         A minimum amount of annual color plants will seasonally be added to the project. All materials and labor for installation will be provided by the contractor. Coordination for type and color of plantings will be by Landscape Architect. In most situation, Begonia richmondesis and Begonia Indian Maid, 4" pots, 10" O.C. is the theme street color to be used.

G.       EXTRA SERVICES
         --------------

         1. All plant, shrub, flower beds, ground cover and tree removal or replacement shall be accomplished only with approval of the tenant or Landscape Architect.

         2. Contractor shall furnish Landscape Architect or tenant with itemized estimate for any extra work required. He shall not proceed without authorization from the proper representative.

         3. A specified amount of man hours should be provided per week, per project to comply with adequate maintenance practices.

H.       SITE INSPECTION AND REVIEW
         --------------------------

         1. Contractor or representative will inspect entire project at least ONCE A MONTH and a supervisor will spot check each site at least ONCE A WEEK.

         2. Contractor will communicate with property Owner and tenant every six months (either verbally or written report).

         3. Landscape Architect shall review site at six month intervals, or more often if warranted.

                                    PRUNING

GENERAL PRUNING GUIDELINES (Refer to drawings following this text for more specific information)

The basic reasons for pruning are to maintain plant health by removing dead, diseased or damaged wood. Proper pruning is both a skill and an art. The skill is making proper cuts that will heal well. The art is making cuts in the right places so the plant will develop to its full potential of beauty.

The terminal bud develops at the end of a stem or branch. This causes the stem to grow in length. In some plants there may be latent buds. These buds lie dormant but will grow after pruning or injury removes the actively growing parts of the stem. During the season of active growth, terminal buds draw plant energy to themselves in order to grow and add length to the stems. Therefore, when you cut off a branch, it does not mean that there will be a void where the plant/tree was pruned. In time, the terminal bud will produce a stem to replace the missing branch or stem. Keeping this principal in mind, it makes sense when pruning a plant. If you want side growth, prune the top of the tree/shrub forcing the side buds to elongate and by trimming the side growth, the top will elongate and grow.

TREE TOPPING
------------

While with some trees (such as; Erythrina caffra or Coral trees), it is necessary to shape or "head back" the top of the tree in order for it to develop a good canopy, in general, we do not recommend topping. The life expectancy of a topped tree declines - sometimes dramatically - in comparison to a tree that is properly pruned. Excessive removal of mature branches reduces the tree's ability to manufacture and store food and - very importantly - heal itself. Most people are aware that a tree has the ability to "grow a new skin" over a wound, but if a major branch is removed, the large cut can give diseases and insects a greater opportunity to get a foothold before the slow natural process has a chance to take place.

THINNING
--------

Thinning or thinning out means removing some branches at the point of origin, leaving more space between remaining branches. A special form of thinning on larger trees is called drop crotch pruning in which a main branch is removed at a large lateral branch, the cut being made at the crotch. It usually accomplishes the opening up of a plant by simplification of its structure; removal of old and unproductive growth, weak or excess growth, or limbs that are growing in directions that detract from the plant's attractiveness.

Observations indicate that a thinned tree will usually take longer to grow back to the critical height than a headed tree. The finest compliment an arborist can receive after materially reducing the size or density of a tree is when passers-by fail to notice its pruned condition. Thinning out requires greater skill and time than heading, but in most situations, it is worth the effort. It will retain the tree characteristic form and will minimize the problems of decay and regrowth.

PRUNING TO SHAPE
----------------

"To Shape" is another concept in which the artistic side of pruning comes forward in determining your concept of what the right shape of a particular plant should be. Every plant has a "natural" shape; its growth tends to conform to a natural pattern, whether round gumdrop shaped, wide spreading, vase shaped, or arching. Observe what a plant's natural shape is and then prune the plant in a manner that will allow the natural form to continue to develop. Remove excess growth that obscures the basic pattern or any errant growth that departs from the natural form. When pruning to shape, make your cuts above a bud or side branch that points in the direction you'd like the new growth to take.

PRUNING CUTS
-------------

After you understand how to approach a pruning job, you need to know how to make good pruning cuts. The first lesson is: Never, leave a stub. Or to put it another way, always make a cut just above some sort of growth. There is & right way to make pruning cuts and several wrong ways. You want to avoid leaving stubs and you also want to avoid undercutting the bud or branch. Best cuts, place the lowest part of the cut directly opposite and slightly above the upper side of the bud or branch to which you are cutting back. Large limbs are heavy, and if you cut down through one with & single cut, it's likely to split or tear before the cut is finished (possibly splitting farther back than you intended). Cut heavy limbs in three stages. The first cut is under branch; make a second cut to remove the limb, outward from the first cut. Final cut should bisect lower angle branch forms with the tree trunk. (See illustration below)


                                   [GRAPHIC]

SEALER
-------

Most people are aware that a tree has the ability to "grow a new skin" over a wound, but if a major branch is removed, the large cut can give diseases and insects a greater opportunity to get a foothold before the slow natural process has a chance to take place. When any branch over 1 1/2 inches in diameter is cut, ALWAYS use a water base sealer to paint the wounds. This will hinder any possibility of infection and stop the bore-type insect problems. This step in the pruning method is very time consuming, but very important to the health of the tree.

SEASON AND SCHEDULE
-------------------

For pruning decisions the criteria is for appearance and safety. Remove dead or broken leaves for a neat appearance. For safety reasons, remove any part that may become a hazard by falling.

Damaged or broken branches should be trimmed off below the points of injury. The central "leader" or trunk should be left intact to build a high crown and the side branches shortened by at least one-half of their length.

TIMING FOR PRUNING
-------------------

December or January is the most effective and convenient time to prune.

Prune to thin outgrowth and eliminate from blocking wind with heavy foliage. It can be pruned most any time of the year, although January/February is the best time to prune before mid-winter/spring winds occur.

FERTILIZATION
--------------
Note: We recommend fertilizing the trees in the complex with a "root feeder" and supplemental iron feedings. With this feeding system, you accomplish two functions: (1) fertilizing and (2) deep watering. This exercise should be performed in June, and if no rain by December, a light feeing should be applied. A feeding of nitrogen once a year, injected into the root zone would be a proper application for growth response. The best and easiest method would be the root feeder system using the NITROGEN tab insert. With this injection system, the deep watering will also be beneficial to the lower root lone. This application should take place about one month before the hottest time of the year.

                      [DRAWING - TRISTANIA OR EUCALYPTUS]

                         1/4 OF OVERALL HT. (6-7' MAX.)



DO NOT TOP TREE

TO NOT SHEAR EDGES OF TREE

- PRUNE LATERAL GROWTH (ANNUALLY BY SELECTIVELY REMOVING BRANCHES TO OPEN INTERIOR SO WIND WON'T BE A PROBLEM.

- PRUNE UP LOWER GROWTH TO 1/4 OF OVERALL TREE HEIGHT.  (6 TO 7' MAX.)

NOTE: TREES WHICH HAVE ALREADY BEEN INCORRECTLY PRUNED BY REMOVING LOWER BRANCHES TO A HEIGHT GREATER THAN 7' ABOVE THE GROUND, SHALL BE REMOVED & REPLACED WITH NEW 15 GALLON SIZE TREES. (TRISTANIAS ONLY).





PRUNING INSTRUCTIONS FOR:
TRISTANIA & EUCALYPTUS

                       [DRAWING - CUPANIA (CARROTWOOD)]


  DO NOT TOP TREE

  DO NOT SHEAR OUTSIDE OF TREE INTO BALL FORM

- PRUNE BY SELECTIVELY REMOVING LATERAL BRANCHES TO OPEN UP INTERIOR OF TREE AND ENHANCE THE NATURAL STRUCTURE OF THE TREE

- PRUNE UP LOWER BRANCHES TO ALLOW FOR VEHICULAR & PEDESTRIAN TRAFFIC


  PRUNING INSTRUCTIONS FOR:

  CUPANIOPSIS (CARROTWOOD)

[DRAWING - TYP. LIQUIDAMBAR TREE]

DO NOT TOP THIS TREE

CENTRAL LEADER (MAN TRUNK) OF TREE MUST REMAIN INTACT IN ORDER FOR TREE TO DEVELOP INTO ITS NATURAL FORM.

DO NOT TRIM OR "HEAD BACK" LATERAL GROWTH

PRUNING INSTRUCTIONS:
- THIN OUT TREE ANNUALLY BY SELECTIVELY REMOVING 10-15% OF LATERAL BRANCHES, ALL THE WAY BACK TO TRUNK OF TREE.

- PRUNE UP LOWER BRANCHES TO 1/4 OF OVERALL HEIGHT OF TREE (NOT TO EXCEED A HEIGHT OF 6 FEET).


[GRAPHIC] 1/4 OF OVERALL HEIGHT OF TREE (6 FEET MAX)

NOTE:   SLASH THRU BRANCH SHOWS EXAMPLE OF PROPER LOCATION OF PRUNING CUTS.

                   PRUNING INSTRUCTIONS FOR LIQUIDAMBAR TREE

                          [DRAWING - MELALEUCA CLUMP]



DO NOT TOP TREE

DO NOT SHEAR OUTSIDE OF TREE (KEEP FORM NATURAL)

- LIGHTLY THIN-OUT TREE BY REMOVING SECONDARY BRANCHES ONLY WHEN
  FOLIAGE GROWTH BECOMES VERY DENSE

- PRUNE UP LOWER FOLIAGE TO HEIGHT OF 3-4 FEET FOR MATURING TREES (LESS FOR YOUNGER TREES)


3-4' (FOR LARGER TREES)



                            PRUNING INSTRUCTIONS FOR
                             MELALEUCA LEUCADENDRA

NOTE: ALTERNATE PRUNING OF LATERAL GROWTH EVERY (2) YEARS.  PRUNE AFTER TREE
      BLOOMS IN WINTER



                             [DRAWING - CORAL TREE]

ALLOW CLEARANCE UNDER BRANCHES FOR VEHICULAR & PEDESTRIAN TRAFFIC

NOTE:  SLASH THRU BRANCH SHOWS EXAMPLE OF PROPER LOCATIONS FOR PRUNING
       CUTS


PRUNING INSTRUCTIONS:
--------------------

- LIGHTLY "HEAD BACK" GROWTH WHERE NEEDED TO SHAPE OVERALL TREE CANOPY
- OPEN UP INTERIOR OF TREE BY REMOVING APPROXIMATELY 20-25% OF BRANCHES, WHILE RETAINING BALANCE TO THE STRUCTURE & ALLOWING WIND TO PASS THRU THE TREE



PRUNING INSTRUCTIONS FOR:

ERYTHRINA CAFFRA TREE

                         [DRAWING - CANARY ISLAND PINE]


DO NOT TOP TREE

DO NOT PRUNE BACK LATERAL BRANCHES

THIS TREE REQUIRES VERY MINIMAL PRUNING

- LIGHTLY THIN OUT SECONDARY GROWTH ON LATERAL BRANCHES STARTING AT TRUNK & MOVING OUTWARD. DO THIS ONLY WHERE FOLIAGE IS VERY DENSE.

- PRUNE UP LOWER GROWTH TO 1/4 OF OVERALL HEIGHT. (6' MAX)

PRUNING INSTRUCTIONS FOR:

PINUS CANARIENSIS

DO NOT USE HEDGING SHEARS ON INFORMAL SHRUB PLANTINGS
DO NOT SHAPE SHRUBS INTO BALL FORMS

- TO PRUNE, SELECTIVELY REMOVE INDIVIDUAL BRANCHES W/HAND CLIPPERS TO OPEN UP & ENHANCE THE NATURAL STRUCTURE OF THE SHRUB.

 [DRAWING-INFORMAL HEDGE (SUCH AS: XYLOSMA, ESCALLONIA, RAPHOLEPIS,
 PITTOSPORUM)]

SECTION    ELEVATION    NOTE:  ALLOW GROUND COVER TO FILL IN BELOW SHRUBS







- PRUNE BY SHEARING EDGES OF SHRUBS WITH HEDGING SHEARS, INTO "BOX" FORM.

SECTION     ELEVATION            NOTE:  ALLOW GROUND COVER TO FILL IN BELOW
                                        SHRUBS

[DRAWING-FORMAL HEDGE (SUCH AS: LIGUSTRUM TEXANUM)]

PRUNING INSTRUCTIONS FOR: SHRUB PLANTINGS

                           [DRAWING - SYCAMORE TREE]




DO NOT POLLARD TREE (THIS IS WHEN MAJOR BRANCHES ARE PRUNED BACK SEVERELY TO SAME POINT EACH TIME, IF THIS HAS ALREADY BEEN DONE, SEE NOTE BELOW)

- SELECTIVELY "HEAD BACK" BRANCHES THAT PROTRUDE OUTSIDE STRUCTURE OF TREE

- SELECTIVELY THIN-OUT LATERAL BRANCHES TO OPEN UP INTERIOR OF TREE

- REMOVE LOWER BRANCHES TO 6-7 FEET ABOVE GROUND

- REVIEW PRUNING OF TREE (2) TIMES A YEAR. PRUNING TO BE DONE PREDOMINATELY IN WINTER.

NOTE: FOR TREES WHICH HAVE ALREADY BEEN INCORRECTLY PRUNED BY SEVERLY CUTTING BACK PRIMARILY LATERAL BRANCHES, PRUNE OUT 60% OF NEW GROWTH (SEE EXAMPLE)


[DRAWING - EXAMPLE]

TYP. CUT
MAIN TRUNK
INCORRECTLY PRUNED LATERAL BRANCH

PRUNING INSTRUCTIONS FOR:

PLATAWS (SYCAMORE) TREE

                                  EXHIBIT "G"
                            PAINTING SPECIFICATIONS



                          [To be provided by Landlord]

                                  EXHIBIT "H"




                            ARCHITECT'S CERTIFICATE

         Re:      Alterations Completed On __________ [Date]
                  [Name of Tenant and  Address of Premises]

Gentlemen:

        We hereby declare based upon our professional opinion, that, to the best of our knowledge, information and belief, the above referenced project is in substantial compliance with the construction documents and applicable building codes.

                                   Very truly yours,

                                   [Name and Address of
                                   Architect]



                                   By: _______________________
                                   Title: _________________

                                   EXHIBIT "I"



                              ESTOPPEL CERTIFICATE


           SUBJECT: Lease Dated:   __________________
                    Between:       ________________________, Lessor
                                   ________________________, Lessee
                   On Premises located and addressed as:
                                   ________________________
                                   ________________________
                                   ________________________




Gentlemen:

The undersigned as Lessee, hereby confirms to the best of its knowledge, the following:

         1. That it has accepted possession of the premises demised pursuant to the terms of the aforesaid Lease.

         2. That the improvements and space required to be furnished according to the aforesaid lease have been completed in all respects.

         3. That the Lessor has fulfilled all of its duties of an inducement nature.

         4. That there are no off-sets or credits against rentals, nor, have rentals been prepaid except as provided by the lease terms.

         5. That said rentals commenced to accrue on the _____ day of ____, 19__, and are current. The primary lease term expires on ____________________, and there are no options to extend the term.

         6. That we have no notice of a prior assignment, hypothecation or pledge of rents or the lease.

         7. That the aforesaid lease has not been modified, altered or amended.

This Estoppel Certificate shall in no way affect Lessee's rights under the subject lease.



By:______________________
   Title: _________________